Exhibit 4.22

EXECUTION VERSION

CONFIDENTIAL

Dated 24 January 2011

Restructuring Agreement

in relation to Danaos Corporation and its group

Norton Rose LLP
3 More London Riverside
London SE1 2AQ
United Kingdom

Contents

Clause		Page

SECTION 1 - INTERPRETATION		2

1	Definitions and interpretation	2

SECTION 2 - RESTRUCTURING		30

2	Conditions of effectiveness	30

3	Restructuring	30

4	Termination	33

5	Variation of the Finance Documents	35

6	Amendments and Most Favoured Lender	40

7	New Money Facility Agreements and Existing Hedging Agreements	41

8	Exclusion of liability and release of the Participating Lenders	41

SECTION 3 - PRICING, INDEMNITIES AND FEES		44

9	Interest	44

10	Interest Periods	45

11	Changes to the calculation of interest	45

12	Tax gross-up and indemnities	48

13	Other indemnities	50

14	Costs and expenses	51

SECTION 4 - REPAYMENT, PREPAYMENT AND CANCELLATION		53

15	Repayment	53

16	Cash Management	59

17	Illegality, voluntary prepayment and cancellation	59

18	Mandatory prepayment	60

19	Restrictions	68

SECTION 5 - FINANCIAL COVENANTS		70

20	Financial covenants	70

SECTION 6 - REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT		79

21	Representations and Warranties	79

22	Information undertakings	84

23	General undertakings	91

24	Sinosure Vessels covenants	99

SECTION 7 - EVENTS OF DEFAULT AND ENFORCEMENT		101

25	Events of Default	101

26	Consequences of an Event of Default	104

27	Application of proceeds of Shared Security Document	107

SECTION 8 - INTRA-GROUP LIABILITIES		110

28	Intra-Group Lenders and Intra-Group Liabilities	110

29	Effect of Insolvency Event	111

30	Turnover of receipts	112

31	Intra-Group Lenders: power of attorney	113

SECTION 9 - CHANGES TO PARTIES		114

32	Changes to the Parties	114

33	Change of Intercreditor Agent and Delegation	116

34	Debt Purchase Transactions	118

SECTION 10 - THE FINANCE PARTIES		120

35	Role of the Intercreditor Agent and others	120

36	Role of the Account Bank	120

37	Conduct of business by the Finance Parties	121

38	Sharing among the Finance Parties	121

SECTION 11 - ADMINISTRATION		123

39	Payment mechanics	123

40	Set-off	125

41	Notices	125

42	Calculations and certificates	128

43	Partial invalidity	128

44	Remedies and waivers	128

45	Amendments and waivers	128

46	Confidentiality	129

THIS AGREEMENT is dated 24 January 2011

AND MADE BY

(1)                      DANAOS CORPORATION a company domesticated and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960 (the Company);

(2)                      THE SUBSIDIARIES of the Company listed in Part 1a of Schedule 1 (The Original Parties) as original guarantors and security providers (the Original Group Companies);

(3)                      THE ROYAL BANK OF SCOTLAND PLC as intercreditor agent and security trustee of the Participating Lenders (the Intercreditor Agent);

(4)                      THE ROYAL BANK OF SCOTLAND PLC as account bank for the Participating Lenders (the Account Bank);

(5)                      THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (The Original Parties) as participating lenders (the Original Participating Lenders);

(6)                      THE FINANCIAL INSTITUTIONS listed in Part 3, of Schedule 1 (The Original Parties) as relevant facility agents (the Original Relevant Facility Agents);

(7)                      THE FINANCIAL INSTITUTIONS listed in Part 4 of Schedule 1 (The Original Parties) as relevant security trustees (the Original Relevant Security Trustees);

(8)                      THE PERSONS listed in Part 5 of Schedule 1 (The Original Parties) as hedge counterparties (the Original Hedge Counterparties); and

(9)                      THE FINANCIAL INSTITUTIONS listed in Part 6 of Schedule 1 (The Original Parties) as further finance parties (the Original Further Finance Parties).

RECITALS

(A)                  The Company (on behalf of itself and each of the Original Group Companies) has been in negotiations with the Participating Lenders with the objective of implementing a restructuring of the Group and certain payment obligations.

(B)                    The Parties have entered into this Agreement in order to document the agreement reached in relation to such restructuring.

(C)                    This Agreement will, subject to its terms, amend certain provisions of the Existing Facility Agreements as set out in this Agreement.

(D)                   From the Closing Date, each Facility Agreement must be read and construed together with this Agreement.

IT IS AGREED as follows:

SECTION 1 - INTERPRETATION

1                              Definitions and interpretation

Definitions

1.1                      In this Agreement, unless the context otherwise requires:

1992 ISDA Master Agreement means the Master Agreement (Multicurrency - Cross Border) as published by the International Swaps and Derivatives Association, Inc.

2002 ISDA Master Agreement means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

Acceptable Bank means:

(a)                        a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)                       any other bank or financial institution approved by the Relevant Finance Parties

Accounting Principles means generally accepted accounting principles in the United States of America including, after its adoption by the Company, IFRS

Accounting Reference Date means 31 December in each year

Additional Group Company means a company which accedes to this Agreement in accordance with clause 32.10 (Additional Group Companies)

Additional HSH Second Lien Vessel means the following Vessels:

(a)                        the Deva (formerly Bunga Raya Tujuh), a 4,253 TEU vessel currently chartered to Maersk B.V.;

(b)                       the CSCL Europe, a 8,468 TEU vessel currently chartered to China Shipping Container Lines (Asia) Co., Ltd; and

(c)                        the CSCL Pusan, a 9,580 TEU vessel currently chartered to China Shipping Container Lines (Asia) Co., Ltd,

each of which shall secure all amounts owed to the Participating Lenders and any other Finance Parties (who are parties to the relevant agreement) under the HSH Facility Agreement (as defined in Schedule 3 (Existing Facility Agreements and Existing Hedging Agreements)) and the New HSH Facility Agreement (as defined in Schedule 4 (New Money Facility Agreements)) and any Hedging Agreement entered into in accordance with those Facility Agreements (an Additional HSH Second Lien Vessel Finance Party)

Additional RBS Second Lien Vessel means the following Vessels:

(a)                        the Bunga Raya Tiga, a 4,253 TEU vessel currently chartered to Malaysia International Shipping Corporation;

(b)                       the CSCL America, a 8,468 TEU vessel currently chartered to China Shipping Container Lines (Asia) Co., Ltd; and

(c)                        the CSCL Le Havre, a 9,580 TEU vessel currently chartered to China Shipping Container Lines (Asia) Co., Ltd,

each of which shall secure all amounts owed to the Participating Lenders and any other Finance Parties (who are parties to the relevant agreement) under the RBS Facility Agreement (as defined in Schedule 3 (Existing Facility Agreements and Existing Hedging Agreements)) and the New RBS Facility Agreement (as defined in Schedule 4 (New Money Facility Agreements)) and any Hedging Agreement entered into in accordance with those Facility Agreements (an Additional RBS Second Lien Vessel Finance Party)

Additional Second Lien Intercreditor Agreements means the HSH Intercreditor Agreements and the RBS Intercreditor Agreements

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of such a Holding Company

Annual Financial Statements has the meaning given to it in clause 22.3(a) (Financial statements)

Applicable Second Lien Vessel is an Additional HSH Second Lien Vessel or an Additional RBS Second Lien Vessel

Applicable Second Lien Vessel Finance Party means an Additional HSH Second Lien Vessel Finance Party or an Additional RSB Second Lien Vessel Finance Party

Approved Budget has the meaning given to it in clause 15.12

Associate has the meaning given to that in section 435 of the Insolvency Act 1986 of England and Wales provided that only sub-sections (2) and (5) of such section shall apply insofar as it relates to the definition of Coustas Family

Auditors means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or any other firm approved as auditors for the Company in advance by the Majority Participating Lenders (such approval not to be unreasonably withheld or delayed)

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration

Balancing Payment has the meaning given to it in clause 15.8 (Balancing Payment calculation)

Break Costs means the amount (if any) by which:

(a)                        the interest (excluding the Margin) which a Participating Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                       the amount which that Participating Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period

Budget means:

(a)                        in relation to the period up to 31 December 2010 and the Financial Year ending 31 December 2011, the budget delivered by the Company to the Participating Lenders pursuant to clause 2.1 (Conditions precedent); and

(b)                       in relation to any other period, any budget delivered by the Company in respect of that period pursuant to clause 22.11 (Budget)

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, Athens, Basel, Hamburg, London and New York

Cash means, at any time, cash denominated in US Dollars (or any other currency which is freely transferable and freely convertible) in hand or at bank and (in the latter case) credited to an account in the name of any Group Company with an Acceptable Bank or a Participating Lender and to which the relevant Group Company is alone beneficially entitled and, where held in an account rather than in hand, for so long as:

(a)                        that cash is repayable within 30 days after the relevant date of calculation;

(b)                       repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group Company or of any other person whatsoever or on the satisfaction of any other condition;

(c)                        there is no Security over that cash except for any Security or netting or set-off arrangement entered into by any Group Company, which is permitted under clause 23.10(c); and

(d)                       the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facilities

Cash Cover has the meaning given to it in clause 18.5

Cash Equivalent means at any time:

(a)                        certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank or a Participating Lender;

(b)                       any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State (provided always that any such government has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency) or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)                        commercial paper not convertible or exchangeable to any other security:

(i)                          for which a recognised trading market exists;

(ii)                       issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)                    which matures within one year after the relevant date of calculation; and

(iv)                   which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)                       any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above and (iii) can be turned into cash on not more than 30 days’ notice; or

(e)                        any other debt security approved by the Majority Participating Lenders,

in each case, denominated in US Dollars (or any other currency which is freely transferable and freely convertible) and to which the Company is alone beneficially entitled at that time and which is not issued or guaranteed by any Group Company or subject to any Security (other than Security arising under the Restructuring Documents or any Security permitted under clause 23.10(c) constituted by a netting or set-off arrangement entered into by the Company in the ordinary course of its banking arrangements)

Change of Control shall be deemed to occur if:

(a)                        the Coustas Family does not at any time own and control (either directly or through companies beneficially owned by them or trusts or foundations of which members of the Coustas Family are beneficiaries) at least one third plus one share of the Company’s issued voting share capital;

(b)                       Dr John Coustas ceases to be the Chief Executive Officer of the Company, unless this is due to his death or disability and, in such case, a replacement person is appointed by the Company’s board of directors, following consultation with the Participating Lenders (through the Relevant Finance Parties), in accordance with the applicable corporate policy of the Company within 60 days and has given a legally binding acceptance of an offer of employment and, if appropriate, resigned from his existing employment within that time period. This paragraph shall also apply to any replacement person as if references to Dr. John Coustas were references to that replacement person;

(c)                        whilst an Event of Default is continuing, there is a Change of SPC Control;

(d)                       the shares of the Company cease to be listed on NYSE or NASDAQ or any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000); or

(e)                        a proportion of the issued voting share capital of the Company is held, legally or beneficially, by one or more persons who are not members of the Coustas Family or other owning entities referred to in paragraph (a) above and who, either individually or when acting in concert, control more than 20% of the voting rights in the Company

For these purposes, acting in concert means a group of persons who, pursuant to a formal agreement or understanding, actively co-operate:

(A)                    in the exercise of voting rights attached to shares directly or indirectly controlled by them; or

(B)                      through the ownership or acquisition directly or indirectly of such shares by any of them, either directly or indirectly, to obtain or consolidate control over such shares

Change of SPC Control means a change in the ultimate beneficial ownership of any shares in any Group Company (other than the Company) or ultimate control of voting rights of any of those shares

Close-Out Netting means:

(a)                        in respect of a Hedging Agreement based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) of the 1992 ISDA Master Agreement before the application of any subsequent set-off (as defined in the 1992 ISDA Master Agreement);

(b)                       in respect of any Hedging Agreement based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) of the 2002 ISDA Master Agreement; and

(c)                        in respect of any Hedging Agreement not based on an ISDA Master Agreement, any step involved on a termination of the hedging transactions under that Hedging Agreement pursuant to any provision of that Hedging Agreement which has a similar effect to the provision referenced in paragraph (a) and paragraph (b) above

Closing Date means the date on which the Intercreditor Agent provides the notification that conditions precedent have been satisfied pursuant to clause 2.1 (Conditions precedent)

Commitment means:

(a)                        in relation to an Original Participating Lender, the amount set opposite its name in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under a Facility Agreement or any commitment under a Qualifying Refinancing Agreement; and

(b)                       in relation to any other Participating Lender, the amount of any Commitment transferred to it under a Facility Agreement or a Qualifying Refinancing Agreement,

to the extent not cancelled, reduced or transferred by it under a Facility Agreement or a Qualifying Refinancing Agreement

Commitment Fee Letter means the fee letter dated 6 August 2010 as amended prior to the date of this Agreement between the Company and the Original Participating Lenders

Commitment Letter means the commitment letter dated 6 August 2010 (as amended on 5 November 2010 and on 15 December 2010) between the Company and Original Participating Lenders in relation to the Transaction

Common Account means a Holding Account, a Mandatory Prepayment Account or a Surplus Cash Account

Company Affiliate means each member of the Coustas Family, each of their Associates, any trust of which a member of the Coustas Family or any of their Associates is a trustee, any partnership of which a member of the Coustas Family or any of their Associates is a partner and any trust, fund or other entity which is managed by, or is under the control of, a member of the Coustas Family or any of their Associates

Compliance Certificate means a certificate substantially in the form set out in Schedule 12 (Form of Compliance Certificate)

Confidential Information means all information relating to the Company, any Group Company, the Group or the Finance Documents of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents from either:

(a)                        any Group Company or any of its advisers; or

(b)                       another Finance Party, if the recipient is aware that such information was obtained by that Finance Party directly or indirectly from any Group Company or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                          is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 46 (Confidentiality); or

(ii)                       is identified in writing at the time of delivery as non-confidential by any Group Company or any of its advisers; or

(iii)                    is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the Loan Market Association from time to time or in any other form agreed between the Company and the Relevant Finance Parties

Consolidated Debt has the meaning given to it in clause 20.1 (Financial definitions)

Consolidated EBITDA has the meaning given to it in clause 20.1 (Financial definitions)

Consolidated Net Leverage has the meaning given to it in clause 20.1 (Financial definitions)

Coustas Family means Dr. John Coustas and any Associate of Dr. John Coustas

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)                        purchases by way of assignment or transfer;

(b)                       enters into any sub-participation in respect of; or

(c)                        enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or any amount outstanding under any Facility Agreement

Default means an Event of Default or any event or circumstance specified in clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default

Defaulting Participating Lender means any Participating Lender:

(a)                        which in breach of its obligations under a Finance Document, has failed to make its participation in a Loan available or has notified a Relevant Finance Party that it will not make its participation in a Loan available by the proposed drawdown date of that Loan in accordance with the provisions of the relevant Facility Agreement;

(b)                       which, in breach of its obligations under a Finance Document, has otherwise rescinded or repudiated a Finance Document; or

(c)                        with respect to which a Finance Party Insolvency Event has occurred and is continuing,

unless:

(i)                          its failure to pay is caused by:

(A)                    administrative or technical error; or

(B)                      a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)                       the Participating Lender is:

(A)                    disputing in good faith whether it is contractually obliged to make the payment in question; or

(B)                      is asserting in good faith that it is entitled to rescind or repudiate the relevant Finance Documents,

and has provided reasonably detailed information to the Company (with a copy to the Intercreditor Agent) setting out on what basis it believes that it is not contractually obliged to make such payment or is entitled to rescind or repudiate the relevant Finance Document

Delegate means any delegate, agent, attorney or co-trustee appointed by the Intercreditor Agent

Disruption Event means either or both of:

(a)                        a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility or Facilities (or otherwise in order for the transactions contemplated by a Finance Document to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                       the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                          from performing its payment obligations under the Finance Documents to which it is a party; or

(ii)                       from communicating with other Parties in accordance with the terms of the Finance Documents to which it is a party,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted

Distribution has the meaning given to it in clause 23.23 (Dividends and share redemption)

Dormant Subsidiary means a member of the Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it)

Earnings Account has the meaning given to it in clause 15.16 (Earnings accounts)

Employee Share Plan means the Company’s 2006 Equity Incentive Plan as disclosed in the Company’s Annual Report on Form 20-F filed with the SEC on 18 June 2010 and Form 6-K filed with the SEC on 28 July 2010 and delivered to the Participating Lenders pursuant to clause 2.1 (Conditions precedent)

Enforcement Action means:

(a)                        in relation to any Liabilities:

(i)                          the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Finance Party to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Finance Documents to which it is a party);

(ii)                       the making of any declaration that any Liabilities are payable on demand;

(iii)                    other than in relation to the reimbursement of costs and expenses incurred by a Finance Party which a Group Company is obliged to reimburse under the terms of a Finance Document, the making of a demand in relation to a Liability that is payable on demand;

(iv)                   the making of any demand against any Group Company in relation to any Guarantee Liabilities of that Group Company;

(v)                      the exercise of any right of set-off, account combination or payment netting against any Group Company in respect of any Liabilities other than the exercise of any such right:

(A)                    as Close-Out Netting by a Hedge Counterparty (where such netting follows a premature termination or close-out of any hedging transaction under any Hedging Agreement as permitted under this Agreement);

(B)                      as Payment Netting by a Hedge Counterparty;

(C)                      as Inter-Hedging Agreement Netting by a Hedge Counterparty; and

(vi)                   the suing for, commencing or joining of any legal or arbitration proceedings against any Group Company to recover any Liabilities;

(b)                       the premature termination or close-out of any hedging transaction under any Hedging Agreement;

(c)                        the taking of any steps to enforce or require the enforcement of any Security under the Finance Documents (including the crystallisation of any floating charge forming part of such Security);

(d)                       other than as expressly permitted or contemplated by this Agreement, the entering into of any composition, compromise, assignment or arrangement with any Group Company which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities; or

(e)                        the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any Group Company which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such Group Company’s assets or any suspension of payments or moratorium of any indebtedness of any such Group Company, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action:

(i)                          the taking of any action falling within paragraphs (a)(vi) or (e) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; or

(ii)                       a Finance Party bringing legal proceedings against any person solely for the purpose of:

(A)                    obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Finance Document to which it is party;

(B)                    obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C)                      requesting judicial interpretation of any provision of any Finance Document to which it is party with no claim for damages

Enforcement Standstill Period has the meaning given to it in clause 26.3

Event of Default means an event or circumstance specified as such in clause 25 (Events of Default)

Existing Facility Agreement means each of the existing facility agreements listed in part 1 of Schedule 3

Existing Facility Loan means a loan made or to be made under an Existing Facility Agreement or the principal amount outstanding for the time being of that loan including an Advance, Tranche or Loan under, and as defined in, the relevant Existing Facility Agreement

Existing Finance Document has the meaning given to the term Finance Document in each Existing Facility Agreement (other than the ABN AMRO Facility Agreement (as defined in Schedule 3)) and the terms Security Document and Transaction Document in the ABN AMRO Facility Agreement

Existing Finance Document Default means the defaults (however described) under the Existing Finance Documents, Existing Hedging Agreements and/or Existing Hedging Transactions outstanding at the date of this Agreement as waived by the relevant Participating Lenders and as disclosed to the Participating Lenders in writing by the Company in the list delivered pursuant to clause 2.1 (Conditions precedent)

Existing Hedging Agreements means each of the Hedging Agreements listed in Part 2 of Schedule 3 (Existing Facility Agreements and Existing Hedging Agreements)

Existing Hedging Transactions means each of the hedging transactions listed in Part 3 of Schedule 3 (Existing Facility Agreements and Existing Hedging Agreements)

Facility means a facility or a loan made available under a Facility Agreement

Facility Agreement means:

(a)                        any Existing Facility Agreement;

(b)                       any New Money Facility Agreement; and

(c)                        any Qualifying Refinancing Agreement

Facility Office means, in relation to each Finance Party, the office in the jurisdiction in which the relevant Finance Party is resident for tax purposes in relation to the receipt of payments in respect of this Agreement

Final Discharge Date means the first date on which:

(a)                        all Liabilities to the Finance Parties under the Finance Documents have been fully and finally discharged to the satisfaction of the relevant Finance Parties who are party to those documents, whether or not as the result of an enforcement; and

(b)                       no Finance Party is under any further obligation to provide financial accommodation to any of the Group Companies under any of the Finance Documents to which they are a party

Final Maturity Date means 31 December 2018

Finance Document Default means a Finance Document Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be a Finance Document Event of Default

Finance Document Event of Default means any event of default (howsoever described) under any Finance Document but excluding any Existing Finance Document Default

Finance Documents means each of the Existing Finance Documents, any Hedging Agreements, the New Money Finance Documents, any Qualifying Refinancing Agreement, the Restructuring Documents, the Vendor Finance Intercreditor Agreements, the Additional Second Lien Intercreditor Agreements, any Security Documents, any other document designated as such by a Relevant Finance Party and the Company in accordance with a Facility Agreement and any other document designated as such by the Intercreditor Agent and the Company

Finance Lease means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease

Finance Party means a Participating Lender, a Hedge Counterparty, the Intercreditor Agent, the Account Bank, a Relevant Security Trustee, a Relevant Facility Agent, a Relevant Finance Party or a Further Finance Party

Finance Party Accession Deed means a document substantially in the form set out in Schedule 7 (Form of Creditor/Agent Accession Deed)

Finance Party Insolvency Event in relation to a Finance Party means that Finance Party:

(a)                        is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                       becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                        makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                       institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)                        has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                          results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)                       is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)                          has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)                       seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)                       has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)                           causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)                           takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts

Financial Indebtedness means any indebtedness for or in respect of:

(a)                        moneys borrowed and debit balances at banks or other financial institutions;

(b)                       any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)                        any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                       the amount of any liability in respect of Finance Leases;

(e)                        receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);

(f)                          any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)                       any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a Group Company which liability would fall within one of the other paragraphs of this definition;

(h)                       any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the 31 December 2018 or are otherwise classified as borrowings under the Accounting Principles;

(i)                           any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(j)                           any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)                        the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above

Financial Statements means the Annual Financial Statements and/or the Quarterly Financial Statements

Financial Year has the meaning given to it in clause 20 (Financial Covenants)

Fixed Amortisation Amount has the meaning given to it in clause 15.4 (Repayment of Loans - Phase II and Phase III - Fixed Amortisation Amounts)

Further Finance Party means:

(a)                        any Original Further Finance Party; and

(b)                       any entity which has become a Party as a Further Finance Party in accordance with clause 32 (Changes to the Parties),

which in each case has not ceased to be a Further Finance Party in accordance with the terms of this Agreement

Group means the Company and its Subsidiaries from time to time

Group Companies’ Agent means the Company, appointed to act on behalf of each Group Company in relation to the Restructuring Documents pursuant to clauses 5.17 and 5.18 (Group Companies’ Agent)

Group Company means any member of the Group including any Original Group Company and any Additional Group Company

Group Company Accession Deed means a document substantially in the form set out in Schedule 6 (Form of Group Company Accession Deed)

Guarantee Liabilities means, in relation to a Group Company, the liabilities under the Finance Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Finance Party as or as a result of its being a guarantor or surety (including, without limitation, liabilities arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Finance Documents)

Hedge Counterparty means:

(a)                        any Original Hedge Counterparty; and

(b)                       any person which has become a Party as a Hedge Counterparty in accordance with clause 32 (Changes to the Parties),

which in each case has not ceased to be a Hedge Counterparty in accordance with the terms of this Agreement

Hedging Agreement means any master agreement (including all Existing Hedging Agreements), confirmation, schedule or other agreement entered into (including all Existing Hedging Transactions) or to be entered into by the Company and a Hedge Counterparty for the purpose of hedging the types of liabilities and/or risks in relation to the Facilities which (other than in relation to an Existing Hedging Transaction), at the time that that master agreement, confirmation, schedule or other agreement (as the case may be) is entered into, the Hedging Strategy requires to be hedged

Hedging Liabilities means the Liabilities owed by any Group Company to the Hedge Counterparties under or in connection with the Hedging Agreements

Hedging Strategy means the provisions relating to Hedging Agreements set out in Schedule 15 (Hedging Strategy)

Holding Account means an account:

(a)                        held by the Company with the Account Bank, provided that the Account Bank has agreed not to exercise any right of combination, consolidation or set-off which it may have in respect of the account;

(b)                       identified in a letter between the Company and the Account Bank as a Holding Account;

(c)                        subject to Security in favour of the Intercreditor Agent which Security is in form and substance satisfactory to the Intercreditor Agent and the Relevant Finance Parties; and

(d)                       from which no withdrawals may be made by any Group Company except as contemplated by this Agreement,

(as the same may be redesignated, substituted or replaced from time to time)

Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which that first company or corporation is a Subsidiary

HSH Bridge Facility Agreement means the US$25,000,000 bridge facility agreement dated 30 June 2010 entered into between, amongst others, the Company and HSH Nordbank AG

HSH Intercreditor Agreements means the intercreditor agreements between, amongst others, Aegean Baltic Bank SA regulating the priorities in respect of certain Applicable Second Lien Vessels

Hyundai means Hyundai Samho Heavy Industries Co., Ltd of 1700, Yongdang-Ri, Samho-Eup, Young am-Gum, Chollanam-Do, Korea

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements

Impaired Agent means the Intercreditor Agent at any time when:

(a)                        it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Restructuring Documents by the due date for payment;

(b)                       the Intercreditor Agent otherwise rescinds or repudiates a Restructuring Document;

(c)                        (if the Intercreditor Agent is also a Participating Lender) it is a Defaulting Participating Lender under paragraph (a) or (b) of the definition of Defaulting Participating Lender; or

(d)                       a Finance Party Insolvency Event has occurred and is continuing with respect to the Intercreditor Agent;

unless, in the case of paragraph (a) above:

(i)                          its failure to pay is caused by:

(A)                    administrative or technical error; or

(B)                      a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)                       the Intercreditor Agent is disputing in good faith whether it is contractually obliged to make the payment in question and has provided reasonably detailed information to the Relevant Finance Party and the Company setting out on what basis it believes that it is not contractually obliged to make such payments

Increased Costs means:

(a)                        any additional or increased cost;

(b)                       a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital; or

(c)                        a reduction of an amount due and payable under any Finance Documents,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document

Insolvency Default has the meaning given to it in clause 26.5 (Enforcement Standstill Period)

Insolvency Event means, in relation to any Group Company:

(a)                        any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that Group Company, a moratorium is declared in relation to any indebtedness of that Group Company or an administrator is appointed to that Group Company;

(b)                       any composition, compromise, assignment or arrangement is made with any of its creditors;

(c)                        the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that Group Company or any of its assets;

(d)                       any conciliation or reorganisation process is entered into pursuant to the Greek Bankruptcy Code (Law 3588/2007) or any order is made under the United States Bankruptcy Code; or

(e)                        any analogous procedure or step is taken in any jurisdiction

(excluding in the cases of paragraphs (a) or (b) above any such action taken pursuant to this Agreement) or any analogous procedure, application or action is taken, made or presented in any jurisdiction

Instalment Date means 15 February, 15 May, 15 August and 15 November in each year

Intercreditor Voting Schedule means Schedule 8 (Intercreditor Voting Schedule) to this Agreement

Interest Period means, in relation to a Loan, each period determined in accordance with clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clauses 9.5 to 9.7 (Default interest)

Interest Rate Swap Rate means, for any applicable period:

(a)                                            the rate per annum equal to the quotation for US Dollars for a period equal to, or as near as possible equal to, the relevant applicable period which appears on page ISDAFIX1 (or other replacement or appropriate page) of the Reuters

Monitor Money Rates Service on the second Business Day prior to the commencement of the applicable period as of 11.00 am New York time; and

(b)                                           if the Majority Participating Lenders do not consider the rate quoted by Reuters Monitor Money Rates Service to accurately reflect the interest swap rate or if no rate is quoted on the appropriate page of the Reuters Monitor Money Rates Service, the rate per annum determined by the Majority Participating Lenders to be the Interest Rate Swap Rate for a period equal to, or as near as possible equal, to the relevant applicable period. If the agreed service ceases to be available, the Intercreditor Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Participating Lenders

Inter-Hedging Agreement Netting means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedge Counterparty against liabilities owed to a Group Company by that Hedge Counterparty under a Hedging Agreement in respect of Hedging Liabilities owed to that Hedge Counterparty by that Group Company under another Hedging Agreement

Intra-Group Lenders means each Group Company which has made a loan available to, granted credit to or made any other financial arrangement having similar effect with another Group Company

Intra-Group Liabilities means the Liabilities owed by any Group Company to any of the Intra-Group Lenders

ISDA Master Agreement means a 1992 ISDA Master Agreement or a 2002 Master Agreement

Joint Security Vessel means a Vessel which secures amounts outstanding under a New Money Facility Agreement and which also secures amounts outstanding under an Existing Facility Agreement and/or any Hedging Liabilities under an Existing Hedging Transaction but shall not include an Applicable Second Lien Vessel

KEXIM means The Export-Import Bank of Korea acting through its branch at 16-1 Yoido-Dong, Youngdeungpo-Gu, Seoul 150-996, Korea

KEXIM Facility Agreements means:

(a)                        the US$127,856,000 term loan facility dated 13 May 2003 between, amongst others, KEXIM, Oceanew Shipping Limited and Oceanprize Navigation Limited; and

(b)                       the US$144,000,000 term loan facility dated 29 January 2004 between, amongst others, KEXIM and Fortis Capital Corp (now ABN AMRO Bank N.V.)

Legal Reservations means:

(a)                        the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                       the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c)                        similar principles, rights and defences under the laws of any Relevant Jurisdiction

Liabilities means all present and future liabilities and obligations at any time of any Group Company to any Finance Party under the Finance Documents or another Group Company, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)                        any refinancing, novation, deferral or extension;

(b)                       any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)                        any claim for damages or restitution; and

(d)                       any claim as a result of any recovery by any Group Company of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings

LIBOR means, in relation to any Loan:

(a)                        the applicable Screen Rate; or

(b)                       (if no Screen Rate is available for the currency or Interest Period of that Loan) the Reference Bank Rate,

as of the Specified Time on the Quotation Day for the currency of that Loan and a period comparable to the Interest Period of that Loan

Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984

Loan means an Existing Facility Loan or a New Money Facility Loan

Majority Participating Lenders has the meaning given to it in the Intercreditor Voting Schedule set out in Schedule 8 (Intercreditor Voting Schedule)

Mandatory Cost means the percentage rate per annum calculated by a Relevant Finance Party in accordance with Schedule 13 (Mandatory Cost formula) and notified by such Relevant Finance Party to the Intercreditor Agent and the Participating Lenders party to the Finance Document to which that Relevant Finance Party is a party

Mandatory Prepayment Account means an interest-bearing account:

(a)                        held by the Company with the Account Bank, provided that the Account Bank has agreed not to exercise any right of combination, consolidation or set-off which it may have in respect of the account;

(b)                       identified in a letter between the Company and the Account Bank as a Mandatory Prepayment Account;

(c)                        subject to Security in favour of the Intercreditor Agent which Security is in form and substance satisfactory to the Intercreditor Agent and the Relevant Finance Parties; and

(d)                       from which no withdrawals may be made by any Group Company except as contemplated by this Agreement,

(as the same may be redesignated, substituted or replaced from time to time)

Margin means:

(a)                        in relation to the Existing Facility Loans, the Margin Existing Loans; and

(b)                       in relation to the New Money Loans, the Margin New Money Loans

Margin Existing Loans means 1.85 per cent. per annum

Margin New Money Loans means:

(a)                        from the date of this Agreement until and including 31 December 2012, 1.85 per cent. per annum; and

(b)                       at any time thereafter,

(i)                          if the outstanding aggregate principal amount of the New Money Facility Loans is less than or equal to US$276,000,000, 1.85 per cent. per annum;

(ii)                       if the outstanding aggregate principal amount of the New Money Facility Loans is greater than US$276,000,000 but less than or equal to US$326,000,000, 2.50 per cent. per annum;

(iii)                    if the outstanding aggregate principal amount of the New Money Facility Loans is greater than US$326,000,000 but less than or equal to US$376,000,000, 3.00 per cent. per annum; and

(iv)                   if the outstanding aggregate principal amount of the New Money Facility Loans is greater than US$376,000,000, 3.50 per cent. per annum

However any increase or decrease in the Margin for a New Money Facility Loan shall take effect on the first day of the next Interest Period for that New Money Facility Loan following receipt by the Intercreditor Agent of the relevant Compliance Certificate pursuant to clause 22.4 (Provision and contents of Compliance Certificate)

Material Adverse Effect means, in the reasonable opinion of the Majority Participating Lenders, a material adverse effect on:

(a)                        the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or

(b)                       the ability of a Group Company to perform its obligations under the Restructuring Documents; or

(c)                        the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Restructuring Documents or the rights or remedies of any Finance Party under any of the Restructuring Documents

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that in the last Month of any period:

(a)                        if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)                       if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

and Monthly shall be construed accordingly

New Money Facility Agreement means each of the new money facility agreements listed in Schedule 4 (New Money Facility Agreements)

New Money Facility Loan means a loan made or to be made under a New Money Facility Agreement or the principal amount outstanding for the time being of that loan including an Advance, Tranche or Loan under, and as defined in, the relevant Facility Agreement

New Money Finance Document has the meaning given to the term Finance Document in each New Money Facility Agreement

New Money Participating Lenders means the Participating Lenders in their capacity as lenders under the New Money Facility Agreements

New Security Documents means those security documents listed in Part 2 of Schedule 14 (New Security Documents)

Notifiable Debt Purchase Transaction has the meaning given to that term in clause 34.3 (Disenfranchisement on Debt Purchase Transactions entered into by Company Affiliates)

Original Financial Statements means the consolidated financial statements delivered pursuant to clause 2.1 (Conditions precedent)

Participating Lender means:

(a)                        any Original Participating Lender; and

(b)                       any bank, financial institution, trust, fund or other entity which has become a Party as a Participating Lender in accordance with clause 32 (Changes to the Parties),

which in each case has not ceased to be a Participating Lender in accordance with the terms of this Agreement

Participating Member State means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union

Party means a party to this Agreement

Payment means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations)

Payment Netting means:

(a)                        in respect of a Hedging Agreement based on an ISDA Master Agreement, netting under section 2(c) of the relevant ISDA Master Agreement; and

(b)                       in respect of a Hedging Agreement not based on an ISDA Master Agreement, netting pursuant to any provision of that Hedging Agreement which has a similar effect to the provision referenced in paragraph (a) above

Permitted Liens means, in relation to a Vessel, any lien on that Vessel for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer’s or outfitter’s possessory lien which liens shall, in aggregate, in relation to a Vessel not exceed the sum of US$750,000

Permitted Transaction means any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents

Preference Share Facility Agreement means the preference share facility agreement dated 29 July 2008 between the Company and Alpha Asset Finance X B.V.

Proceeds Application Date means, in relation to the obligation to provide Cash Cover under clauses 18.3 (Change of SPC Control), 18.4 (Prepayment upon Total Loss), 18.10 (Qualifying Refinancing) and 23.12 (Disposals), the date on which such obligation to provide Cash Cover arose under each such clause

Qualifying Indebtedness Amount means all amounts outstanding under each Facility Agreement which is being refinanced by the Qualifying Refinancing and, in the event that a Facility Agreement that is being refinanced is a New Money Facility Agreement shall also include all amounts outstanding under the Existing Facility Agreement and/or any Hedging Liabilities under any Existing Hedging Transaction which is secured by the relevant Joint Security Vessel

Qualifying Refinancing means Financial Indebtedness arising in connection with the refinancing of amounts outstanding under an Existing Facility Agreement and/or a New Money Facility Agreement provided that (and subject to the provisions of clause 6 (Amendments and Most Favoured Lender), unless the Final Discharge Date will occur following the application of any refinancing proceeds):

(a)                        the amortisation profile of such Financial Indebtedness is no more front ended or favourable to the Qualifying Refinancing Lender(s) than the amortisation profile set out in clause 15 (Repayment);

(b)                       the final repayment dates applicable to such Financial Indebtedness fall on or after the Final Maturity Date;

(c)                        the rights of the Qualifying Refinancing Lender(s) and the obligations of each Qualifying Refinancing Lender under, and in connection with, such Financial Indebtedness shall be no more favourable to the Qualifying Refinancing Lender(s) (including in particular the pricing) than the rights and obligations under the Facility Agreements;

(d)                       the Qualifying Refinancing Lender(s) and the relevant finance parties party to the documents relating to the new Financial Indebtedness accede to this Agreement on terms acceptable to the Majority Participating Lenders;

(e)                        the amount of the aggregate of the Financial Indebtedness of the Group after the refinancing of amounts outstanding under an Existing Facility Agreement and/or a New Money Facility Agreement shall not exceed the aggregate amount of the Financial Indebtedness of the Group prior to such refinancing; accordingly, any refinancing proceeds exceeding the amount to be refinanced are to be used in accordance with subclause (g) below;

(f)                          the amount of such Financial Indebtedness shall be sufficient to repay in full or in the case of Hedging Liabilities provide Cash Cover in full, the Qualifying

Indebtedness Amount (save as otherwise agreed with those Participating Lenders who are being refinanced with the proceeds of the Qualifying Indebtedness Amount); and

(g)                       following repayment of the Qualifying Indebtedness Amount, the Qualifying Refinancing Surplus Proceeds (if any) are applied in making prepayments in accordance with clause 18.10 (Qualifying Refinancing)

Qualifying Refinancing Agreement means a facility agreement setting out the terms on which Qualifying Refinancing is made available

Qualifying Refinancing Lender means any bank or financial institution which provides Qualifying Refinancing

Qualifying Refinancing Surplus Proceeds means the aggregate proceeds of the Qualifying Refinancing less the Qualifying Indebtedness Amount

Quarter Date means each of 31 March, 30 June, 30 September and 31 December

Quarterly Financial Statements has the meaning given to it in clause 22.3(b) (Financial statements)

Quasi-Security has the meaning given to that term in clause 23.10 (Negative pledge)

Quotation Day means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period

RBS Intercreditor Agreements means the intercreditor agreements between, amongst others, The Royal Bank of Scotland plc regulating the priorities in respect of certain Applicable Second Lien Vessels

Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the assets of a Group Company

Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Relevant Finance Parties at their request by the Reference Banks, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in US Dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period

Reference Banks means the principal London offices of Credit Suisse, Deutsche Bank AG and The Royal Bank of Scotland plc or such other banks as may be appointed by the Intercreditor Agent in consultation with the Company

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund

Relevant Facility Agent means:

(a)                        any Original Relevant Facility Agent; and

(b)                       any entity which has become a Party as a Relevant Facility Agent in accordance with clause 32 (Changes to the Parties),

which in each case has not ceased to be a Relevant Facility Agent in accordance with the terms of this Agreement

Relevant Finance Parties means:

(a)                        the Relevant Facility Agents;

(b)                       in relation to the Credit Suisse Facility Agreement (as defined in Schedule 3), Credit Suisse AG; and

(c)                        in relation to the Emporiki Facility Agreement (as defined in Schedule 3), Emporiki Bank of Greece S.A.

Relevant Jurisdiction means, in relation to a Group Company:

(a)                        its jurisdiction of incorporation;

(b)                       any jurisdiction where any asset subject to or intended to be subject to the Security under any Security Document to be created by it is situated;

(c)                        any jurisdiction where it conducts its business; and

(d)                       the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it

Relevant Security Trustee means:

(a)                        any Original Relevant Security Trustee; and

(b)                       any entity which has become a Party as a Relevant Security Trustee in accordance with clause 32 (Changes to the Parties),

which in each case has not ceased to be a Relevant Security Trustee in accordance with the terms of this Agreement

Repayment Instalment means any payment made in accordance with clause 15 (Repayment) including:

(a)                        the payment of Fixed Amortisation Amounts; and

(b)                       the payment of any Balancing Payments

Repeating Representations means each of the representations set out in clause 21 (Representations and Warranties) other than 21.13 (No filing or stamp taxes), 21.14 (Deduction of Tax), clause 21.33 and clause 21.34 (Taxation), clause 21.37 (Ranking), clause 21.44 and clause 21.45 (No adverse consequences)

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Required Equity Issue means the issue or sale of at least US$200,000,000 of common stock in the Company the entire proceeds of which are received by the Company in cleared funds and which are available for general corporate purposes of the Group

Requisition Compensation in relation to a Vessel has the meaning given to it in the Facility Agreement pursuant to which financing is provided in relation to that Vessel

Restructuring Documents means:

(a)                        this Agreement;

(b)                       the Commitment Fee Letter;

(c)                        the Commitment Letter;

(d)                       each Compliance Certificate;

(e)                        the Shared Security Documents;

(f)                          the Warrant Documents; and

(g)                       any other document designated as such by the Intercreditor Agent and the Company

Restructuring Termination Date has the meaning given to it in clause 4.1 (Restructuring Termination Date)

Screen Rate means the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Intercreditor Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Participating Lenders

SEC means the US Securities and Exchange Commission

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect

Security Document means any agreement, instrument or other document pursuant to or by which any Security is created in favour of any Finance Party as Security for the obligations of any Group Company under or in connection with a Finance Document (including any Security given in connection with a guarantee thereof or other surety arrangement) whether before or after the date of this Agreement including the Shared Security Documents, each security document listed in Part 1 of Schedule 14 (Existing Facility Agreement (Restructuring) Security Documents) entered into in relation to the Existing Facility Agreements and the New Security Documents

Semi-annual Date means each of 31 March and 30 September

Shared Security Documents means:

(a)                        the agreement creating or expressed to create Security in favour of the Intercreditor Agent (on behalf of the Finance Parties) over certain Intra-Group Liabilities and delivered pursuant to clause 2.1 (Conditions precedent);

(b)                       any agreement creating or expressed to create Security in favour of the Intercreditor Agent (on behalf of the Finance Parties)  entered into in accordance with clause 20.5(a) (Minimum Corporate Cover - Charter Free) or 20.6(a) (Minimum Corporate Cover - Charter Attached);

(c)                        any agreement creating or expressed to create Security in favour of the Intercreditor Agent (on behalf of the Finance Parties)  over a Common Account;

(d)                       any agreement, instrument or other document creating or expressed to create Security in favour of all Finance Parties or the Intercreditor Agent pursuant to this Agreement; and

(e)                        any other document designated as a “Shared Security Document” by the Intercreditor Agent and the Company

Sinosure Backed Facility means the US$203,400,000 facility to be entered into between, amongst others, the Company, as guarantor, Citibank, N.A. (or any Affiliate) and The Export-Import Bank of China as, lenders and supported by the China Export & Credit Insurance Corporation on the terms, including as to guarantees and Security, set out in clause 24.1(a) and Schedule 17 to finance the acquisition of the vessels with hull numbers Z00002, Z00003 and Z00004 being constructed by Jiangnan Changxing Heavy Industry Company Limited (the Sinosure Vessels)

Sinosure Vessels Alternative Financing means a facility agreement, other than the Sinosure Backed Facility, to finance, on a committed basis, the acquisition of the Sinosure Vessels on the terms set out in clause 24.1(b)

Specified Time means a time determined in accordance with Schedule 11 (Timetables)

Subsidiary means, in relation to any company or corporation, a company or corporation:

(a)                        which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                       more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)                        which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body

Surplus Cash Account means an account:

(a)                        held by the Company with the Account Bank, provided that the relevant Account Bank has agreed not to exercise any right of combination, consolidation or set-off which it may have in respect of the account;

(b)                       identified in a letter between the Company and the Account Bank as a Surplus Cash Account;

(c)                        subject to Security in favour of the Intercreditor Agent which Security is in form and substance satisfactory to the Intercreditor Agent and the Relevant Finance Parties; and

(d)                       from which no withdrawals may be made by any Group Company except as contemplated by this Agreement,

(as the same may be redesignated, substituted or replaced from time to time)

Swap Exposure has the meaning given to it in Schedule 15 (Hedging Strategy)

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying the same)

Third Parties Act means the Contracts (Rights of Third Parties) Act 1999

Total Commitments means the aggregate of the Commitments, being US$2,921,725,000 at the date of this Agreement

Total Consolidated Assets has the meaning given to it in clause 20.1 (Financial definitions)

Total Outstandings means the aggregate principal amount outstanding at any time under all Facility Agreements

Total Loss in relation to a Vessel, has the meaning given to it in the Facility Agreement pursuant to which financing is provided in relation to that Vessel

Transaction means the transaction(s) contemplated by this Agreement and the Finance Documents other than in the context of the Hedging Strategy where it shall have the meaning given to it therein

Transaction Documents means the Finance Documents, the KEXIM Facility Agreements, the Sinosure Backed Facility loan agreement or Sinosure Vessels Alternative Financing, the Vendor Finance Documents and any Underlying Document, under and as defined in each New Money Facility Agreement

Treasury Transactions means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price

Unpaid Sum means any sum due and payable but unpaid by a Group Company under the Finance Documents

US Dollars or US$ means the lawful currency for the time being of the United States of America and in respect of all payments to be made under any of the Finance Documents means funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US Dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in US dollars)

Valuation Date means each Semi-annual Date following a Proceeds Application Date provided that at least six Months have passed since that relevant Proceeds Application Date

Vendor Finance Documents means:

(a)                                            the Vendor Finance Facility Agreements;

(b)                                           the Vendor Finance Intercreditor Agreements; and

(c)                                            any Security created or expressed to be created by any Group Company or over any asset of any Group company in favour of Hyundai and the guarantee provided by the Company, in each case in support of the Vendor Finance Facility Agreements

Vendor Finance Facility Agreements means each of the following agreements dated 27 September 2010 in relation to the financing of the acquisition of the Vendor Finance Vessels:

(a)                        the agreement between Megacarrier (No.1) Corp. and Hyundai to amend and supplement the shipbuilding contract dated 28 September 2007 between those parties for the construction and sale of Vessel S456;

(b)                       the agreement between Megacarrier (No.2) Corp. and Hyundai to amend and supplement the shipbuilding contract dated 28 September 2007 between those parties for the construction and sale of Vessel S457;

(c)                        the agreement between Megacarrier (No.3) Corp. and Hyundai to amend and supplement the shipbuilding contract dated 28 September 2007 between those parties for the construction and sale of Vessel S458;

(d)                       the agreement between Megacarrier (No.4) Corp. and Hyundai to amend and supplement the shipbuilding contract dated 28 September 2007 between those parties for the construction and sale of Vessel S459;

(e)                        the agreement between Megacarrier (No.5) Corp. and Hyundai to amend and supplement the shipbuilding contract dated 28 September 2007 between those parties for the construction and sale of Vessel S460;

(f)                          the agreement between Cellcontainer (No.6) Corp. and Hyundai to amend and supplement the shipbuilding contract dated 9 November 2007 between those parties for the construction and sale of Vessel S461;

(g)                       the agreement between Cellcontainer (No.7) Corp. and Hyundai to amend and supplement the shipbuilding contract dated 9 November 2007 between those parties for the construction and sale of Vessel S462; and

(h)                       the agreement between Cellcontainer (No.8) Corp. and Hyundai to amend and supplement the shipbuilding contract dated 9 November 2007 between those parties for the construction and sale of Vessel S463

Vendor Finance Intercreditor Agreements means each intercreditor agreement entered into or to be entered into between Hyundai and certain Finance Parties in relation to the ranking and priority of liabilities of Group Companies under the Finance Documents and the Vendor Facility Agreements (and of any related Security created or expressed to be created in favour of Hyundai) in relation to the Vendor Finance Vessels

Vendor Finance Vessels means Vessels S456, S457, S458, S459, S460, S461, S462 and S463 being constructed by Hyundai

Vessel Finance Document has the meaning given to it in clause 15.16 (Earnings accounts)

Vessel Receipts has the meaning given to it in clause 15.16 (Earnings accounts)

Vessels means, together all of the vessels (including but not limited to the vessels financed by a Facility Agreement and vessels under construction) from time to time owned or leased by Group Companies which, at the relevant time, are included within Total Consolidated Assets in the Financial Statements or which would be included within Total Consolidated Assets in the Financial Statements if the Financial Statements were required to be prepared at that time and Vessel shall be construed accordingly

Warrant Documents means:

(a)                        the warrant instrument between the Company and American Stock Transfer Trust Company in agreed form (the Warrant Instrument);

(b)                       the resale registration agreement between the Company and the Participating Lenders (or their Affiliates or any other person nominated by a Participating Lender); and

(c)                        any other document or agreement entered into or executed in connection with that warrant instrument or resale registration agreement or the rights set out in that instrument or agreement

Zim Addenda means the addenda to charter parties as entered into between Zim Integrated Shipping Services Ltd and a Group Company in relation to the former’s financial restructuring in 2009 as delivered pursuant to clause 2.1 (Conditions precedent)

Construction

1.2                      Unless a contrary indication appears, any reference in this Agreement to:

(a)                        the Intercreditor Agent, the Account Bank, any Finance Party, any Relevant Finance Party, any Relevant Facility Agent, any Relevant Security Trustee, the Company, any Group Company, any Participating Lender, any Hedge Counterparty or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of any Relevant Facility Agent or any Relevant Security Trustee any person for the time being appointed as facility agent or security trustee in accordance with the relevant Finance Documents;

(b)                       a document in agreed form is a document which is previously agreed in writing by or on behalf of the Company and by or on behalf of the relevant Finance Parties to that document or that take the benefit thereof or, if not so agreed, is in the form specified by those relevant Finance Parties to that document;

(c)                        assets includes present and future properties, revenues and rights of every description;

(d)                       a Finance Document or a Transaction Document or any other agreement or instrument is a reference to that Finance Document or a Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated by this Agreement or otherwise;

(e)                        guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(f)                          indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(g)                       a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(h)                       a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(i)                           including, include or includes shall be construed without limitation;

(j)                           a reference to Security under shall be construed as Security created or expressed or purported to be created pursuant to the document to which such expression refers;

(k)                        words importing the plural shall include the singular and vice versa;

(l)                           a provision of law is a reference to that provision as amended or re-enacted;

(m)                     a time of day is a reference to London time; and

(n)                       a reference to any party acting in good faith shall, in the case of the Relevant Finance Parties and any Party acting in the capacity as a trustee by reason of their administrative role only be deemed not to be satisfied if such party acts contrary to specific and binding instructions received from, in the case of each such party, the party or parties entitled to give such instructions.

1.3                      Section, clause and Schedule headings are for ease of reference only.

1.4                      A Default or an Event of Default is continuing if it has not been remedied or waived.

Third party rights

1.5                      Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Third Parties Act to enforce or enjoy the benefit of any term of this Agreement.

1.6                      Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.7                      Any Receiver or Delegate may, subject to clauses 1.5 and 1.6 and the Third Parties Act, rely on any clause of this Agreement which expressly confers rights on it.

SECTION 2 - RESTRUCTURING

2                              Conditions of effectiveness

Conditions precedent

2.1                      Unless otherwise specified in clause 2.2 (Clauses having immediate effect), the provisions of this Agreement and the rights and the obligations of the Parties hereunder shall become effective when the Relevant Finance Parties have received the documents and other evidence listed in Part I of Schedule 5 (Conditions precedent) in form and substance (including as to all commercial terms) satisfactory to all of them.  The Intercreditor Agent shall notify the Company and the other Finance Parties promptly upon the Relevant Finance Parties having confirmed to the Intercreditor Agent that they are so satisfied.

Clauses having immediate effect

2.2                      The following clauses will be effective from the date of execution of this Agreement:

(a)                        clause 2 (Conditions of effectiveness);

(b)                       clause 7 (New Money Facility Agreements and Existing Hedging Agreements);

(c)                        clause 8 (Exclusion of liability and release of the Participating Lenders);

(d)                       clause 13 (Other indemnities);

(e)                        clause 14 (Costs and expenses);

(f)                          clause 32 (Changes to the Parties) to clause 37 (Conduct of business by the Finance Parties); and

(g)                       clauses 41 (Notices) to clause 49 (Enforcement), but excluding clauses 45.5 and 45.6 (Disenfranchisement of Defaulting Participating Lenders) insofar as it relates to any Participating Lender failing to make its participation in a Loan available or has notified a Relevant Finance Party that it will not make its participation in a Loan available prior to the occurrence of the Closing Date.

3                              Restructuring

Status of this Agreement

3.1                      Each Party hereby agrees that for the purposes of each Facility Agreement to which it is a party, each Restructuring Document to which it is a party and the Shared Security Documents shall be treated as:

(a)                        a Finance Document;

(b)                       to the extent that such Facility Agreement includes a definition of Transaction Document, a Transaction Document thereunder; and

(c)                        in relation to the ABN AMRO Facility Agreement (as defined in Schedule 3), a Security Document.

Waivers of defaults

3.2                      Subject to clause 4.7 (Rights after the Restructuring Termination Date), from the Closing Date:

(a)                        any Existing Finance Document Defaults; and

(b)                       any Finance Document Defaults which would arise or have arisen upon the expiration of any existing waivers of any of the financial covenants contained in the Existing Facility Agreements, Existing Hedging Agreements and Existing Hedging Transactions,

are waived by the relevant Finance Parties except to the extent that such Existing Finance Document Default or Finance Document Default would also constitute a Default under this Agreement. For the avoidance of doubt, the execution of this Agreement shall not constitute a release or discharge of any amounts outstanding under a Finance Document.

Waivers in respect of this Agreement

3.3                      Each of the Finance Parties hereby waives all restrictions under and requirements of the Finance Documents to which they are a party to the extent necessary to permit execution of this Agreement and the other Finance Documents and to give effect to and permit performance of the arrangements contemplated in the Finance Documents, including, as necessary to permit Group Companies to incur Financial Indebtedness under the New Money Facility Agreements, the Vendor Finance Facility Agreements and the Sinosure Backed Facility Agreement and to grant the Security under the Shared Security Documents, any other Security referred to in this Agreement and, subject to the provisions of this Agreement and the Vendor Finance Intercreditor Agreements, any Security in relation to the New Money Facility Agreements, the Sinosure Backed Facility Agreement and the Vendor Finance Facility Agreements.

Continuing provision of Facilities under Existing Facility Agreements

3.4                      Subject to clause 5 (Variation of the Finance Documents) and the other provisions of this Agreement, the Participating Lenders shall continue to make available the Facilities under the Existing Facility Agreements to which they are a party (on the same terms as were in place at 6 August 2010) up to the amount of any commitment under, and as defined in, the Existing Facility Agreement(s) to which they are a party.

3.5                      Clause 3.4 shall not apply to the HSH Bridge Facility Agreement from the date on which the New HSH Facility Agreement (as defined in Schedule 4 (New Money Facility Agreements)) is available to be drawn in repayment of the HSH Bridge Facility Agreement.

Revolving Facilities under Existing Facility Agreements

3.6                      From the Closing Date:

(a)                        each Existing Facility Loan which is a revolving loan shall be converted into a term loan, mature on the Final Maturity Date and, to the extent (p)repaid prior to the Final Maturity Date shall not be available to be reborrowed;

(b)                       subject to clause 3.7, no further drawdowns of a revolving Facility will be permitted under the Existing Facility Agreements.

3.7                      The amounts that are still available to be drawndown on or after the Closing Date under, and pursuant to, the RBS Facility Agreement shall, subject to the terms of the RBS Facility Agreement, continue to be available to be drawn down provided that any amount drawn down will be immediately converted into a term loan, mature on the Final Maturity Date and, to the extent (p)repaid prior to the Final Maturity Date shall not be available to be reborrowed.

Optional currencies

3.8                      From the Closing Date, no Group Company may borrow an amount under an Existing Facility Agreement in a currency other than US Dollars and any provisions of an Existing Facility Agreement that would allow a Group Company to request a drawdown in a currency other than US Dollars shall no longer be effective.

Continuing provision of Existing Hedging Agreements

3.9                      Subject to clause  5 (Variation of the Finance Documents) and the other provisions of this Agreement including the Hedging Strategy, the Hedge Counterparties shall continue to make available to the relevant Group Companies the Existing Hedging Agreements as amended and restated in accordance with clause 7.2 (New Money Facility Agreements and Existing Hedging Agreements) on the revised terms set out in Schedule 16 (Amended and Restated Existing Hedging Agreements).

Rights of Participating Lenders to take Enforcement Action

3.10                Subject to clause 3.11, clause 3.12 and clause 3.13 (Reservation of Rights) and clause 4.7 (Rights after the Restructuring Termination Date), no Finance Party shall be entitled to take any Enforcement Action other than as expressly permitted under this Agreement.

3.11                In the event that any beneficiary calls on any letter of guarantee, performance guarantee or other contingent liability provided by any Finance Party triggering any obligation of any Group Company to pay any amount to any Finance Party by way of counter-indemnity, the relevant Finance Party (for itself and on behalf of any other relevant Finance Parties who are expressed to benefit from such arrangements) shall have recourse to all cash collateral deposited with that Finance Party in relation to those arrangements.  In addition, any amount of restricted deposits held with a Finance Party as cash collateral for progress payments for Vessels (or otherwise standing as collateral and held as such) may be applied in accordance with the arrangements (a) in place prior to the execution of this Agreement and (b) which are put in place under, and in relation to, the New Money Facility Agreements.

Reservation of Rights

3.12                The Parties agree that, save as varied by and subject to this Agreement and the other Restructuring Documents, all the other existing provisions of the Finance Documents (including the Security and guarantees under, and in relation to, the Existing Finance Documents and remedies relating thereto) shall continue in full force and effect.

3.13                Subject to the provisions of this clause 3 and the other provisions of this Agreement:

(a)                      neither this Agreement (nor any other Restructuring Document) nor any other act or omission of any Finance Party constitutes a waiver by that Finance Party of any rights or remedies available under any Finance Document to which it is party; and

(b)                     the rights of each Finance Party (including (i) any rights which would but for this Agreement arise or be capable of exercise prior to the Restructuring Termination Date as a result of a breach of any Finance Document and (ii) any rights to receive payment) to take any action or pursue any remedy available to such Finance Party whether pursuant to applicable law or contract at any time after the Restructuring Termination Date, are expressly reserved.

Finance Document Defaults

3.14                Each Finance Party (other than the Intercreditor Agent) shall:

(a)                       in relation to a Finance Document to which it is a party, as soon as reasonably practicable after a reasonable request, provide information requested by the Intercreditor Agent in relation to that Finance Document (including that necessary to determine whether payments have been properly made in accordance with this Agreement).  For the avoidance of doubt, the Intercreditor Agent shall not be required to make any calculations or to consider the accuracy of any calculations it receives in accordance with this clause 3;

(b)                      as soon as reasonably practicable after becoming aware of its occurrence, be obliged to inform the Intercreditor Agent of:

(i)             a Group Company’s breach of, or failure to comply with, any provision of a Finance Document to which it is a party; and

(ii)          the occurrence of any Finance Document Default in relation to a Finance Document to which it is a party;

(c)                       as soon as reasonably practicable after receipt, provide to the Intercreditor Agent copies of any waiver, amendment or consent request received by it from a Group Company in relation to a Finance Document to which it is a party, unless that Finance Party is aware that the information has already been provided by another Finance Party.  No Finance Party shall be liable to any Party for failure to comply with the provisions of this clause other than as a result of wilful misconduct, wilful default or gross negligence.

4                              Termination

Restructuring Termination Date

4.1                      Other than as set out in clause 4.2 (Surviving provisions), the provisions of this Agreement shall terminate on the earliest of:

(a)                        15 February 2011, if by such date the Closing Date has not occurred;

(b)                       the expiry of any applicable Enforcement Standstill Period following the occurrence of an Event of Default which is continuing;

(c)                        the expiry of any applicable Enforcement Standstill Period following the occurrence of a Finance Document Event of Default which is continuing;

(d)                       the occurrence of any Insolvency Event in respect of the Company or any Group Company;

(e)                        the Final Discharge Date;

(f)                          all Parties agreeing that the Restructuring Termination Date has occurred; and

(g)                       the Final Maturity Date,

(the Restructuring Termination Date).

Surviving provisions

4.2                      Without prejudice to clause 4.1 (Restructuring Termination Date), the following provisions shall survive and continue after the Restructuring Termination Date until the Final Discharge Date:

(a)                        clause 5.1 (Intercreditor Agent monitoring), 5.3 (Overridden provisions), clause 5.4 (Supplemented provisions), clauses 5.5 to 5.6 (Amendments to Existing Finance Documents) and clause 5.7 (Inconsistency);

(b)                       clause 9 (Interest);

(c)                        clause 10 (Interest Periods);

(d)                       clause 11 (Changes to the calculation of interest);

(e)                        clause 13 (Other indemnities);

(f)                          clause 14 (Costs and expenses);

(g)                       clause 15 (Repayment);

(h)                       clauses 17 (Illegality, voluntary prepayment and cancellation), 18 (Mandatory prepayment) and 19 (Restrictions);

(i)                           clause 27 (Application of proceeds of Shared Security Document);

(j)                           clause 28 (Intra-Group Lenders and Intra-Group Liabilities) to clause 31 (Intra-Group Lenders: power of attorney);

(k)                        clause 33 (Change of Intercreditor Agent and Delegation);

(l)                           clause 34 (Debt Purchase Transactions)

(m)                     clause 18.4 (Prepayments upon a Total Loss) clause 18.5(b)(Cash Cover) and paragraphs 3 and 5.2 of the Hedging Strategy;

4.3                      Without prejudice to clause 4.1 (Restructuring Termination Date), the following provisions shall survive and continue after the Restructuring Termination Date and the Final Discharge Date:

(a)                        clause 35 (Role of Intercreditor Agent and others) to clause 38 (Sharing among the Finance Parties) and including Schedule 9 (Intercreditor Agent);

(b)                       clause 39 (Payment mechanics) to clause 49 (Enforcement); and

(c)                        the Intercreditor Voting Schedule.

4.4                      Notwithstanding the provisions of clause 4.2, clause 4.3, clause 45 (Amendments and waivers) and any other relevant provisions of this Agreement but subject to clause 4.5, following the occurrence of the Restructuring Termination Date and the expiration of any Enforcement Standstill Period, the Participating Lenders and any relevant Finance Parties under the relevant Finance Document may agree with the Company and any other Group Companies amendments and waivers to any Finance Document to which they are a party in accordance with its terms without reference to any of the Participating Lenders or Finance Parties who are not a party to that agreement and such amendments and/or waivers shall be binding on those Finance Parties, the Company and any other relevant Group Company.

4.5                      No Participating Lender shall be entitled to an increased share of the proceeds of the enforcement of the Shared Security Documents in accordance with clause 27.1 from that which it would have received had no such amendment or waiver under clause 4.4 been made.

4.6                      Other than as set out in clause 4.2 and clause 4.3, no other provisions of this Agreement shall survive the Restructuring Termination Date.

Rights after the Restructuring Termination Date

4.7                      Each of the Parties agree that on and from the Restructuring Termination Date (other than where the Restructuring Termination Date has occurred as a result of the occurrence of the Final Discharge Date), and unless otherwise agreed in writing by the relevant Finance Parties to that Finance Document:

(a)                        all waivers of a breach of a Finance Document (including the Existing Finance Document Defaults) shall terminate and all rights of the Finance Parties in respect thereof shall be immediately exercisable in accordance with the relevant Finance Documents but subject to the terms of this Agreement (including those set out in clause 4.2 (Surviving provisions));

(b)                       all amounts outstanding under the Finance Documents shall, subject to their terms, become immediately repayable (or subject to an immediate requirement for cash cover in respect of contingent indebtedness) on demand; and

(c)                        the Finance Parties shall immediately be entitled (but not required) to take any Enforcement Action in accordance with the terms of this Agreement and the other Finance Documents.

4.8                      The Company shall promptly notify the Intercreditor Agent and the Relevant Finance Parties of the occurrence of the Restructuring Termination Date.

5                              Variation of the Finance Documents

Unaffected provisions

5.1                      The Intercreditor Agent is not obliged to monitor and/or exercise any discretion in respect of any matter referred to in this clause 5.  Each Finance Party which is a party to the relevant Finance Document shall be at liberty to monitor such matters.

5.2                      From the Closing Date, subject to the provisions of clause 26 (Consequences of an Event of Default) and the other provisions of this Agreement, the following provisions which are, or may be, contained in an Existing Facility Agreement and/or a New Money Facility Agreement or any related Finance Document (other than an Existing Hedging Agreement) shall remain in full force and effect without being overridden, replaced, amended or supplemented by any provision of this Agreement:

(a)                        any provision relating to the amount of a Facility or the manner in which such Facility is provided or a Participating Lender’s obligation to fund a drawdown including conditions precedent to a drawdown;

(b)    any provision relating to the rights of Participating Lenders and Hedge Counterparties against a Group Company or Participating Lenders and any rights or limitations on their rights to initiate proceedings;

(c)                        any mechanics for requesting and funding a drawdown and any disbursement thereof (including to third parties) as well as the availability of drawdowns, their purpose, notification to Participating Lenders on receipt of a drawdown notice, the irrevocability of a drawdown notice and the consolidation of Loans and tranches of Loans;

(d)                       any mechanics and the manner in which payments are made to Finance Parties under the Finance Documents (other than the Restructuring Documents) to which they are a party including the order of application and distribution between the Finance Parties which are party to those Finance Documents;

(e)                        any obligation to make a mandatory prepayment which is not specifically dealt with in this Agreement including those provisions referred to in clause 18.12 (Mandatory prepayment provisions in Facility Agreements);

(f)                          any covenants, undertakings, representations and warranties which are not referred to in this Agreement or another Restructuring Document;

(g)                       subject to clause 5.3 (Overridden provisions), any events of default which are not referred to in this Agreement or another Restructuring Document;

(h)                       actions following an event of default and any acceleration or enforcement action;

(i)                           arrangements relating to fees, expenses, indemnities and increased costs;

(j)                           changes to the parties thereunder provided that the provisions of clause 32 (Changes to the Parties) are complied with; and

(k)                        any other provision that does not have a similar, equivalent or conflicting provision in a Restructuring Document.

Overridden provisions

5.3                      From the Closing Date and subject to clause 4.2 to clause 4.6 (Surviving provisions) and the other provisions of this Agreement (including this clause 5.3), the following provisions which are, or may be, contained in an Existing Facility Agreement and/or a New Money Facility Agreement or any related Finance Document (other than an Existing Hedging Agreement) shall be overridden and replaced in full by the relevant provisions of this Agreement:

(a)                        subject to clause 9.2 (Calculation of interest), any provision regarding the calculation of the rate of interest (including LIBOR, mandatory costs and the margin), the application and calculation of default interest, market disruption, break costs (as each may be described in the relevant agreement) and the calculation and selection of interest periods which shall be replaced in full by the provisions of clause 9 (Interest) to clause 11 (Changes to the calculation of interest) and any related definitions;

(b)                       any provision relating to the final repayment date of a Loan, contractual amortisation and scheduled repayments of amounts owing under a Finance Document which shall be replaced in full by the provisions of clause 15 (Repayment) to clause 19 (Restrictions);

(c)                        any provision relating to a mandatory prepayment which is specifically included in clause 18 (Mandatory prepayment) or clause 23.12 (Disposals) of this Agreement;

(d)    any provision containing financial covenants, references to financial covenants (including specific covenants relating to security cover and conditions precedent to drawdown which refer to financial covenants and/or security cover) which shall be replaced in full by the provisions of clause 20 (Financial Covenants);

(e)                        any information relating to the timing of the delivery and the contents of financial statements and compliance certificates which shall be replaced by the provisions of clause 22.3 (Financial statements) to clause 22.10 (Requirements as to financial statements);

(f)                          any events of default relating to:

(i)                          a failure to make a payment when due shall be replaced by the provisions of clause 25.2 (Non-payment);

(ii)                       non-compliance with financial covenants shall be replaced by the provisions of clause 25.3;

(iii)                    a grace period for breaches of provisions of Finance Documents which can be remedied shall be replaced by the provisions of clause 25.5 and clause 25.6 (Other obligations);

(iv)                   a breach of representation shall be replaced by the provisions of clause 25.7 (Misrepresentation);

(v)                      cross-default shall be replaced by the provisions of clause 25.8 to clause 25.12 (Cross default);

(vi)                   insolvency, insolvency proceedings and any analogous process shall be replaced by the provisions of clause 25.13 (Insolvency) to clause 25.18 (Creditors’ process);

(g)                       any provision relating to a change of control, the status of Dr. John Coustas within the Company or the Company’s listing on any stock exchange;

(h)                       any provision relating to the application or receipt of earnings prior to an Event of Default shall be replaced by clause 15.16 to clause 15.17 (Earnings accounts);

(i)                           any provision in an Existing Facility Agreement requiring the unwinding of hedging transactions under Existing Hedging Agreements upon repayment and prepayment of an Existing Facility Agreement, which shall be modified up to the Restructuring Termination Date by the Hedging Strategy and the provisions relating to Cash Cover; and

(j)                           any provision relating to account blocking rights shall be modified by clause 26 (Consequences of an Event of Default).

Supplemented provisions

5.4                      From the Closing Date and subject to clause 4.2 to clause 4.6 (Surviving provisions) and the other provisions of this Agreement, the following provisions which are, or may be, contained in an Existing Facility Agreement and/or a New Money Facility Agreement or any related Finance Document (other than an Existing Hedging Agreement which shall be amended in accordance with clause 7) shall be supplemented by the provisions of this Agreement such that the relevant provisions of the relevant Finance Document as supplemented by this Agreement shall be read as though they were one instrument, with the following supplemental terms applying:

(a)                        any representations and warranties not referred to in clause 5.1 (Unaffected provisions);

(b)                       any covenants and undertakings not referred to in clause 5.1 (Unaffected provisions) or clause 5.3 (Overridden provisions);

(c)                        any information covenants not referred to in clause 5.3 (Overridden provisions); and

(d)                       any events of default not referred to in clause 5.1 (Unaffected provisions) or clause 5.3 (Overriden provisions).

Amendments to Existing Finance Documents

5.5                     From the Closing Date each of the Existing Finance Documents shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)                        the definition of, and references throughout each of the Existing Finance Documents to an Existing Facility Agreement, an Existing Hedging Agreement and any of the other Existing Finance Documents (each howsoever described therein) shall be construed as if the same referred to an Existing Facility Agreement, an Existing Hedging Agreement and those other Existing Finance Documents as amended or supplemented by, or pursuant to, this Agreement;

(b)                       the definition of, and references throughout each of the Existing Finance Documents to, each Finance Document, Security Document and/or Transaction Document (as defined in the relevant Existing Facility Agreement), shall be construed as if the same referred to each such document as amended or supplemented whether before or after the date of this Agreement; and

(c)                        by construing references throughout each of the Existing Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Existing Finance Documents as amended or supplemented by, or pursuant to, this Agreement.

5.6                     In the event of any inconsistency between clause 5.5 and any term of any document specifically amending any Existing Finance Document (including, without limitation, any mortgage addenda or other document amending any Finance Document, Security Document and/or Transaction Document (as defined in the relevant Existing Facility Agreement)), delivered pursuant to 2(c) of Schedule 5 (Conditions Precedent) the provisions of that other document will prevail.

Inconsistency

5.7                     Subject to clause 5.6, in the event of an inconsistency between a provision of this Agreement and a provision of any other Finance Document, the provisions of this Agreement shall prevail.

No discharge

5.8                     This Agreement shall not constitute a discharge, cancellation or novation of the Finance Documents save that any repayments or prepayments made under, or in accordance with, this Agreement and actually received by a Finance Party shall operate to discharge the corresponding sums payable under or in respect of the Finance Documents to which it is a party.

Rights, obligations and liabilities several

5.9                     The rights, obligations and liabilities of the Finance Parties under this Agreement and the other Restructuring Documents are several.  The failure by a Participating Lender or other Finance Party to perform any obligation under any Restructuring Document does not affect the obligations of any other Party under the Restructuring Documents nor shall it release any Party from any of its obligations under any Restructuring Document.

Severance

5.10               Each provision of this Agreement is severable and distinct from the others and, if any provision is, or at any time becomes, to any extent or in any circumstances invalid, illegal or unenforceable for any reason, that provision shall to that extent be deemed not to form part of this Agreement but the validity, legality and enforceability of the remaining parts of this Agreement shall not be affected or impaired, it being the Parties’

intention that every provision of this Agreement shall be and remain valid and enforceable to the fullest extent permitted by law.

Continuation of Security

5.11               Each Group Company hereby confirms for the benefit of the Finance Parties, for the avoidance of doubt, that:

(a)                        each Security Document to which it is a party and any guarantee and/or indemnity contained in any Finance Document to which it is a party extends, in accordance with their terms, to its obligations arising under this Agreement; and

(b)                       its obligations under each such Security Document (which is an Existing Finance Document) and/or any guarantee and indemnity contained in an Existing Finance Document to which it is a party are not otherwise affected by this Agreement or anything contained in it and shall, in accordance with their terms, remain in full force and effect.

5.12               It is hereby acknowledged that the Participating Lenders will receive Security for amounts outstanding under the Existing Facility Agreements and Existing Hedging Transactions to which they are a party under certain New Security Documents as set out in Schedule 14 (New Security Documents).

Governing Laws

5.13               If under the governing law of any Finance Document, this Agreement does not override the terms that are required to be overridden under that Finance Document (an Affected Original Contract) then this Agreement will operate as a separate collateral contract (the Collateral Contract) between each of the parties to the Affected Original Contract.

5.14               Each Party which is a party to the Affected Original Contract agrees to:

(a)                        have a Collateral Contract on the terms of this Agreement; and

(b)                       if the relevant Finance Parties which are party to the Affected Original Contracts   so request in writing, but not otherwise, waive any rights they have under the Affected Original Contract to the extent that they conflict with the Collateral Contract.

5.15               If the Intercreditor Agent or the Relevant Finance Parties so request, the relevant parties must enter into an agreement under the governing law of the Affected Original Contract to override the same terms of that Affected Original Contract that this Agreement would have overridden if it had been effective.

5.16               In addition to, and without limiting clause 23.32 and clause 23.33 (Further assurance), each Group Company shall (and the Company shall procure that each Group Company will) promptly do all such acts or execute all such documents as the Intercreditor Agent or the Relevant Finance Parties may reasonably specify (and in such form as the Intercreditor Agent or the Relevant Finance Parties may reasonably require) to facilitate the implementation of the provisions set out in clause 5.13 to clause 5.15.

Group Companies’ Agent

5.17               Each Group Company (other than the Company) by its execution of this Agreement or a Group Company Accession Deed irrevocably appoints the Company to act on its behalf as its agent in relation to the Restructuring Documents and irrevocably authorises:

(a)        the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to execute on its behalf any Group Company Accession Deed, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Group Company notwithstanding that they may affect the Group Company, without further reference to or the consent of that Group Company; and

(b)        each Finance Party to give any notice, demand or other communication to that Group Company pursuant to the Restructuring Documents to the Company,

and in each case the Group Company shall be bound as though the Group Company itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

5.18     Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Group Companies’ Agent or given to the Group Companies’ Agent under any Restructuring Document on behalf of another Group Company or in connection with any Restructuring Document (whether or not known to any other Group Company and whether occurring before or after such other Group Company became a Group Company under any Restructuring Document) shall be binding for all purposes on that Group Company as if that Group Company had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Group Companies’ Agent and any other Group Company, those of the Group Companies’ Agent shall prevail.

6          Amendments and Most Favoured Lender

Amendments

6.1       Subject to the provisions of this clause 6 and the other provisions contained in this Agreement, each Participating Lender and each other Finance Party may waive, amend, vary or modify the terms of any Finance Document to which it is a party.

Most Favoured Lender

6.2       Neither the Company nor any other Group Company will enter into any waiver, modification or amendment to any Existing Facility Agreement, any New Money Facility Agreement, any Hedging Agreement, any other Finance Document, any Vendor Finance Document, the Sinosure Backed Facility loan agreement or the Sinosure Vessels Alternative Financing, any Qualifying Refinancing Agreement or other document relating to Financial Indebtedness or otherwise enter into any new credit facility or financing document, that contains covenants or default provisions or otherwise grants more favourable provisions or treatment to the lender or financier thereunder unless each of the Finance Parties receives the benefit of such more favourable provisions at the same time and on the same terms.

6.3       Save for any guarantee given in connection with, or any Security permitted by, clauses 23.10(c)(iii), (iv), (vi), (vii), (viii) and (ix), no additional guarantees and/or Security will be provided by any Group Company to any creditor in respect of Financial Indebtedness unless similar Security and/or guarantees are given in favour of the Finance Parties who are still owed money under a Finance Document.

Notice of waivers, modification or amendments

6.4       Without prejudice to clause 3.14(c), the Company and the Finance Parties must provide details to the Intercreditor Agent of any formal waiver, any modification or any amendment that they intend to enter into in respect of a Finance Document prior to entering into any such waiver, modification or amendment.  For the avoidance of doubt, the Intercreditor Agent shall not be required to consider the merits of any such waiver, modification or amendment and consent to any such waiver, modification or amendment shall not be required from the Intercreditor Agent.

6.5       The Company and the Finance Parties must provide to the Intercreditor Agent a copy of any reservation of rights, acceleration, enforcement, event of default or similar notice provided to a Group Company by a Finance Party at the same time such notice is sent to the relevant Group Company.  The Intercreditor Agent shall not be required to consider the merits of any such notice nor shall it take any action in respect of such notice save as directed in accordance with this Agreement.

7          New Money Facility Agreements and Existing Hedging Agreements

7.1       On or as soon as reasonably practicable following the date of this Agreement each Finance Party will enter into such of the New Money Facility Agreements and those other New Money Finance Documents to which they are expressed to be a party, as are in an agreed form. Each Finance Party will make available the Facilities under the New Money Facility Agreements to which they are a party in accordance with the terms of, and to the extent of their obligations under the New Money Facility Agreements to which they are a party. In relation to those New Money Finance Documents which cannot be entered into on the date of this Agreement, those New Money Finance Documents will be entered into in the agreed form subject to any amendments that may be required to reflect changes in law, regulation or custom or which are required in order to ensure that a clean opinion is given without qualifications and assumptions in addition to those that would be customary.

7.2       On the Closing Date each Finance Party will enter into an amendment and restatement of the Existing Hedging Agreement to which it is a party so that the terms of such Existing Hedging Agreement reflect the terms set out in Schedule 16 (Amended and Restated Existing Hedging Agreements).

8          Exclusion of liability and release of the Participating Lenders

8.1       Each Party acknowledges and agrees that, other than as expressly provided in a Restructuring Document or as a consequence of a breach of, or failure to comply with a provision of, a Restructuring Document, no Participating Lender (including in its capacity as a member of CoCom) is or will be liable for any action taken by it (or any inaction) under or in connection with the Transaction, unless directly caused by its gross negligence or wilful misconduct.

8.2       Each Party acknowledges and agrees in favour of each Participating Lender (including in its capacity as a member of CoCom) that:

(a)        it is acting for its own account and it has made and will make its own independent decisions to enter into (as applicable) the Restructuring Documents and the New Money Finance Documents and to give effect to the transactions contemplated in those agreements and as to whether these arrangements are appropriate or proper for them based upon their own judgement and upon advice from such advisers as it has deemed necessary;

(b)        it is not relying on any communication (written or oral) from any or all of the Participating Lenders or CoCom as investment advice or as a recommendation to enter into (as applicable) the Restructuring Documents and the New Money Finance Documents, it being understood that information and explanations related to the terms and conditions of the Restructuring Documents and/or the New Money Finance Documents shall not be considered investment advice or a recommendation to enter into the Restructuring Documents and/or New Money Finance Documents.  No communication (oral or written) received from any or all of the Participating Lenders and/or CoCom shall be deemed to be an assurance or guarantee as to the expected results of the Restructuring Documents and/or the New Money Finance Documents;

(c)        no Participating Lender nor any member of CoCom has or will act for any other Party in any representative capacity and owes no fiduciary duties to any other Party;

(d)        it is and will remain capable of assessing the merits of and understanding (on its own behalf and through independent professional advice) and understands and accepts the terms, conditions and risk associated with the Restructuring Documents and/or the New Money Finance Documents;

(e)        no Participating Lender nor any member of CoCom has any obligation or liability to any other Party for any act or omission prior to the Closing Date unless directly caused by its gross negligence or wilful misconduct; and

(f)         it has no claims resulting from any action, fact or circumstance known or unknown against any Participating Lender or any member of CoCom, in its capacity solely as a Participating Lender or member of CoCom.

8.3       Other than in respect of liability directly caused by gross negligence or wilful misconduct, no Party may take any proceedings against a Participating Lender or any member of the CoCom (in such capacity) in respect of any claim it might have against any Participating Lender or a member of CoCom (in such capacity) or in respect of any act or omission of any kind by that Party in relation to that Party’s entry into the Transaction.

8.4       No Party may take any proceedings against any director, officer, employee or agent of any Participating Lender or any member of CoCom in respect of any claim it might have against a Participating Lender or a member of CoCom or in respect of any act or omission of any kind by that director, officer, employee or agent in relation to the Transaction and any director, officer, employee or agent of any Participating Lender or a member of CoCom may rely on this clause subject to clauses 1.5 and 1.6 (Third Party Rights) and the provisions of the Third Parties Act.

8.5       Each Party agrees that it shall to the extent it is able and with effect from the Closing Date:

(a)        unconditionally and irrevocably release each Participating Lender and each member of CoCom from any obligation or liability that it may have incurred or that may have arisen prior to the Closing Date; and

(b)        waive each and every claim resulting from any action, fact or circumstance known or unknown against any Participating Lender or a member of CoCom,

PROVIDED THAT nothing in this Agreement shall release any Participating Lender or member of CoCom from any liability or obligation directly caused by its gross negligence or wilful misconduct.

8.6       For the purposes of this clause, CoCom means the ad hoc co-ordinating committee in relation to the Company of which the following Participating Lenders were members of the committee with a view to facilitating restructuring discussions with the Company in relation to the Transaction:

(a)        ABN AMRO Bank N.V. (formerly Fortis Bank (Nederland) N.V.);

(b)        Credit Suisse AG;

(c)        Deutsche Schiffsbank Aktiengesellschaft,

(d)        National Bank of Greece S.A.; and

(e)        The Royal Bank of Scotland plc,

and it is acknowledged by each Party that each of the above institutions is a Party to this Agreement and has entered in this Agreement in its capacity as a member of CoCom (in addition to any other capacity) for the purposes of receiving the benefit of this clause 8.

8.7       It is acknowledged by each Party that each Participating Lender has entered into this Agreement in each of its capacities under the Finance Documents to which it is a party for the purposes of receiving the benefit of this clause 8.

SECTION 3 - PRICING, INDEMNITIES AND FEES

9          Interest

Calculation of interest

9.1       With effect from the Closing Date, but subject to clause 9.2, the rate of interest on each Loan for each Interest Period shall be the percentage rate per annum which is the aggregate of the applicable:

(a)        Margin;

(b)        LIBOR; and

(c)        Mandatory Cost, if any.

9.2       For the purpose of determining the rate of interest on each Existing Facility Loan drawn down on or prior to the Closing Date, for the period from the Closing Date until the end of the then current Interest Period, LIBOR and mandatory cost shall be as determined in accordance with the provisions of the relevant Existing Facility Agreement which applied at the commencement of such Interest Period.

Payment of interest

9.3       The Group Company to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (including the end of the Interest Period which is current on the Closing Date in relation to Existing Facility Loans).

9.4       Any payments made pursuant to this clause 9 shall be payable in accordance with, and in the manner described in, each Facility Agreement as if the terms of this clause 9 had been incorporated in that Facility Agreement in full.

Default interest

9.5       If a Group Company fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 9.6 below, is 2 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Relevant Finance Party under that Finance Document (acting reasonably) provided that in the event that the amount was payable in a currency other than US Dollars the base rate applicable shall be determined by the Relevant Finance Party in accordance with the base rate offered by that Relevant Finance Party for loans in that currency for that period.  Any interest accruing under clauses 9.5 to 9.7 shall be immediately payable to a Relevant Finance Party by the Group Company on demand by that Relevant Finance Party.

9.6       If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a)        the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)        the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if the overdue amount had not become due.

9.7       Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

Notification of rates of interest

9.8       Each Relevant Finance Party shall determine the rate of interest payable in relation to the Facility Agreement to which it is a party in accordance with the provisions of this Agreement. Each Relevant Finance Party shall promptly notify the Intercreditor Agent, the Company and, if applicable, the Participating Lenders under the Facility Agreement in relation to which it is the Relevant Facility Agent of the determination of a rate of interest under this Agreement. The Intercreditor Agent shall promptly notify the Participating Lenders of any discrepancy between the rates of interest notified to it under this clause.

Mandatory Cost

9.9       Each Participating Lender under a Facility Agreement shall supply the Relevant Finance Party under that Facility Agreement with any information required by that Relevant Finance Party in order to calculate the Mandatory Cost in accordance with Schedule 13 (Mandatory Cost formula).

10        Interest Periods

Interest Periods

10.1     The period for which each Loan shall be outstanding shall be divided into successive Interest Periods.

10.2     Subject to clause 10.4, the duration of the first Interest Period for each Loan will start on the date on which it is drawndown and end on the first Instalment Date to occur after that date.

10.3     The duration of each subsequent Interest Period will, save as otherwise provided in this Agreement, start on each Instalment Date and end on the next Instalment Date provided that, if an Interest Period would otherwise extend beyond the Final Maturity Date, that Interest Period will be shortened to end on the Final Maturity Date.

10.4     Existing Facility Loans which are outstanding on the date of this Agreement will retain their existing interest periods provided that on the next interest payment date, a new Interest Period will start and end on the first Instalment Date to occur after that date.

Non-Business Days

10.5     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11        Changes to the calculation of interest

With effect from the Closing Date, the provisions of this clause 11 shall apply to all Loans under each Facility Agreement including Existing Facility Loans under the Existing Facility Agreements and New Money Facility Loans under the New Money Facility Agreements.

Absence of quotations

11.1     Subject to clauses 11.2 to 11.5 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

Market disruption

11.2     If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Participating Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)        the applicable Margin;

(b)        subject to any cap referred to in clause 11.5(b)(ii), the rate notified to the Intercreditor Agent by that Participating Lender as soon as practicable and in any event prior to the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Participating Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(c)        the Mandatory Cost, if any, applicable to that Participating Lender’s participation in the Loan.

11.3     For the avoidance of doubt, nothing in this clause 11 shall require the Intercreditor Agent to calculate the rate of interest applicable to any Loan.

11.4     If:

(a)        the percentage rate per annum notified by a Participating Lender pursuant to clause 11.2(b) above is less than LIBOR; or

(b)        a Participating Lender has not notified the Intercreditor Agent of a percentage rate per annum pursuant to clause 11.2(b) above; or

(c)        a Participating Lender has not provided the information in accordance with clause 11.5(b)(ii)(B) below,

the cost to that Participating Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of clause 11.1 above, to be LIBOR.

11.5     In this Agreement:

Market Disruption Event means:

(a)        at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Intercreditor Agent to determine LIBOR for the Interest Period; or

(b)        before close of business in London on the Quotation Day for the relevant Interest Period:

(i)         at any time, the Intercreditor Agent receives notifications from Participating Lenders (whose participations in Loans exceed 50 per cent. of the aggregate amount of all Loans (including the Existing Facility Loans and the New Money Facility Loans) and which represent half or more in number of all Participating Lenders to whom amounts are outstanding under a Finance Document at that time) that the cost to it of funding its participation in a Loan from whatever source it may reasonably select would be in excess of LIBOR; or

(ii)        for any Interest Period ending on or before 31 December 2011 in the event that the Intercreditor Agent has not received the notifications described in 11.5(b)(i), the Intercreditor Agent receives notifications from Participating Lenders (whose participations in Loans exceed 33.33 per cent. of the aggregate amount of all Loans (including the Existing Facility Loans and the New Money Facility Loans) and which represent four or more in number of all Original Participating Lenders to whom amounts are outstanding under a Finance Document at that time) that the cost to it of funding its participation in a Loan from whatever source it may reasonably select would be in excess of LIBOR PROVIDED THAT:

(A)       the rate of interest on each such relevant Participating Lender’s share of any Loan for the relevant Interest Period shall not exceed the sum of (i) the applicable Margin, (ii) LIBOR, (iii) the Mandatory Cost Rate plus (iv) 0.35 per cent. per annum; and

(B)       a Participating Lender shall only be entitled to invoke the provisions of this clause (ii) in the event that that Participating Lender provides (within 5 Business Days of its notification) a certificate or letter signed by a senior official of the relevant Participating Lender to the Intercreditor Agent for distribution to all Participating Lenders confirming that the cost to that Participating Lender of funding its participation in a Loan from whatever source it may reasonably select would be in excess of LIBOR and, if such excess is below 0.35 per cent. per annum, the cost to that Participating Lender of funding its participation in a Loan and if in excess of the sum of LIBOR plus 0.35 per cent. per annum, confirming that the cost to that Participating Lender exceeds this sum.

11.6     The Intercreditor Agent shall notify the Participating Lenders and the Company as soon as reasonably practicable after becoming aware of the occurrence of a Market Disruption Event.

Alternative basis of interest or funding

11.7     If a Market Disruption Event occurs and the Relevant Finance Parties or the Company so require, the Relevant Finance Parties and the Company shall enter into negotiations conducted in good faith (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. For the avoidance of doubt, in the absence of agreement, the rate of interest shall be determined in accordance with clause 11.2 and clause 11.4  (Market disruption).

11.8     Any alternative basis agreed pursuant to clause 11.7 above shall, with the prior consent of all the Participating Lenders and the Company, be binding on all Parties.

Break Costs

11.9     The Company shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Company or another Group Company on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

11.10   Each Participating Lender shall, as soon as reasonably practicable after a demand by the Intercreditor Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12        Tax gross-up and indemnities

Definitions

12.1     In this clause:

Protected Party means a Finance Party which is or will be subject to any liability for, or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Unless a contrary indication appears, in this clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

Tax gross-up

12.2     Each Group Company shall make all payments to be made by it under, and in connection with, the Finance Documents, without any Tax Deduction, unless a Tax Deduction is required by law.

12.3     The Company shall promptly upon becoming aware that a Group Company must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Intercreditor Agent accordingly.  Similarly, a Participating Lender shall notify the Intercreditor Agent on becoming so aware in respect of a payment payable to that Participating Lender.  If the Intercreditor Agent receives such notification from a Participating Lender it shall notify the Company.

12.4     If a Tax Deduction is required by law to be made by a Group Company, the amount of the payment due from that Group Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.5     If a Group Company is required to make a Tax Deduction, that Group Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.6     Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Group Company making that Tax Deduction shall deliver to the Intercreditor Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

Tax indemnity

12.7     The Company shall (within three Business Days of demand by the Intercreditor Agent or Relevant Finance Party) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

12.8     Clause 12.7 above shall not apply:

(a)        with respect to any Tax assessed on a Finance Party:

(i)         under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)        under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the overall net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)        to the extent a loss, liability or cost is compensated for by an increased payment under clauses 12.2 to 12.6  (Tax gross-up).

12.9     A Protected Party making, or intending to make a claim under clause 12.7 above shall promptly notify the Intercreditor Agent of the event which will give, or has given, rise to the claim, following which the Intercreditor Agent shall notify the Company.

12.10   A Protected Party shall, on receiving a payment from a Group Company under clauses 12.7, notify the Intercreditor Agent.

Stamp taxes

12.11   The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

VAT

12.12   All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause 12.13 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other  consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

12.13   If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

12.14   Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

13        Other indemnities

Currency indemnity

13.1     If any sum due from a Group Company under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)        making or filing a claim or proof against that Group Company; or

(b)        obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Group Company shall as an independent obligation, within three Business Days of demand, indemnify the Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

13.2     Each Group Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

Other indemnities

13.3     The Company shall (or shall procure that a Group Company will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

(a)        the occurrence of any Event of Default;

(b)        a failure by a Group Company to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 38 (Sharing among the Finance Parties);

(c)        funding, or making arrangements to fund, its participation in a drawdown requested by the Company or a Group Company in a drawdown request but not made by reason of the operation of any one or more of the provisions of this Agreement or a Finance Document (other than by reason of default or negligence by that Finance Party alone); or

(d)        a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Company.

13.4     The Company shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Transaction (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Transaction), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate).  Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this clause 13.4 subject to clauses 1.5 and 1.6 (Third party rights) and the provisions of the Third Parties Act.

Indemnity to the Intercreditor Agent

13.5     Each Group Company hereby indemnifies the Intercreditor Agent and shall at all times keep indemnified the Intercreditor Agent against any cost, loss or liability incurred by the Intercreditor Agent (acting reasonably) as a result of:

(a)        investigating any event which it reasonably believes is a Default; or

(b)        acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

13.6     Each Group Company shall promptly indemnify and shall at all times keep the Intercreditor Agent and every Receiver and Delegate indemnified against any cost, loss or liability incurred by any of them as a result of:

(a)        the taking, holding, protection or enforcement of the Security under any Shared Security Document;

(b)        the exercise of any of the rights, powers, discretions and remedies vested in the Intercreditor Agent and each Receiver and Delegate by the Restructuring Documents or by law; or

(c)        any default by any Group Company in the performance of any of the obligations expressed to be assumed by it in the Restructuring Documents.

13.7     The Intercreditor Agent is senior to all other Parties and may, in priority to any payment to the other Finance Parties, indemnify itself out of the assets subject to Security under the Shared Security Documents in respect of, and pay and retain, all sums necessary to give effect to the indemnity in clauses 13.5 and 13.6 and shall have a lien on the Security under the Shared Security Documents and the proceeds of the enforcement of the Security under the Shared Security Documents for all monies payable to it.

14        Costs and expenses

Transaction expenses

14.1     The Company shall promptly on demand pay the Participating Lenders and the Intercreditor Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with:

(a)        the negotiation, preparation, printing, execution and perfection of this Agreement and any other Restructuring Documents and in relation to the Transaction being (i) the fees and expenses of Norton Rose LLP, Holland & Knight LLP, and in relation to Citibank, N.A. and EFG Eurobank Ergasias S.A., Latham & Watkins LLP; (ii) the fees and expenses of one local counsel in each other relevant jurisdiction (other than England and Wales) and (ii) Deloitte & Touche LLP;

(b)        any other Restructuring Document executed after the date of this Agreement; and

(c)        any investigative work carried out pursuant to clause 22.22 (Presentations and Briefings).

14.2     Notwithstanding any provision of a Finance Document, other than as set out in this Agreement or reimbursed prior to the date of this Agreement, no Finance Party may claim reimbursement for any costs and expenses (including legal fees) incurred by a Finance Party prior to the date of this Agreement:

(a)        in relation to the negotiation, preparation, printing, execution and perfection of this Agreement and any other Restructuring Document;

(b)        in relation to the Transaction; or

(c)        in connection with the enforcement of or the preservation of any rights under any Finance Document.

Amendment costs

14.3     If:

(a)        a Group Company requests an amendment, waiver or consent; or

(b)        an amendment is required pursuant to clauses 39.17 and 39.18 (Change of currency),

the Company shall, within three Business Days of demand, reimburse the Intercreditor Agent for the amount of all costs and expenses (which shall include legal fees) incurred by the Intercreditor Agent and the Relevant Finance Parties (or by any Receiver or Delegate) or in relation to a Hedging Agreement only, a Hedge Counterparty, in responding to, evaluating, negotiating or complying with that request or requirement.

Intercreditor Agent’s ongoing costs

14.4     In the event of:

(a)        a Default; or

(b)        the Intercreditor Agent being requested by a Group Company or the Majority Participating Lenders to undertake duties which the Intercreditor Agent and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Intercreditor Agent under the Finance Documents, the Company shall pay to the Intercreditor Agent any additional remuneration that may be agreed between them.

14.5     If the Intercreditor Agent and the Company fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by arbitration in London in accordance with the rules of the London Maritime Arbitrators Association and shall be final and binding upon the parties to this Agreement.

Enforcement and preservation costs

14.6     The Company shall, within three Business Days of demand, pay to the Finance Parties the amount of all costs and expenses (including legal fees) incurred by them in connection with the enforcement of or the preservation of any rights under any Restructuring Document and any proceedings instituted by or against the Intercreditor Agent as a consequence of taking or holding the Security under the Shared Security Documents or enforcing these rights.

SECTION 4 - REPAYMENT, PREPAYMENT AND CANCELLATION

15        Repayment

Maturity

15.1     The final repayment date (however described) of each Facility (including a revolving credit facility under an Existing Facility Agreement) under:

(a)        an Existing Facility Agreement shall be rescheduled to; and

(b)        under a New Money Facility Agreement shall be,

the Final Maturity Date such that, unless otherwise repaid in accordance with this clause 15 or prepaid in accordance with, or as contemplated by, clauses 17 (Illegality, voluntary prepayment and cancellation) to 19 (Restrictions), each of the Existing Facility Agreements and the New Money Facility Agreements will have the same final repayment date of the Final Maturity Date. All amounts outstanding under the Finance Documents must be repaid in full on the Final Maturity Date.

15.2     The termination dates in relation to the Existing Hedging Agreements and any Existing Hedging Transactions shall remain unchanged.

Repayment of Loans - Phase I

15.3     No Group Company shall be obliged to pay any amortisation or scheduled repayments of any Loans under any Facility Agreement in the period from the Closing Date up to the first Instalment Date falling after 31 March 2013. For the avoidance of doubt, this clause 15.3 shall not apply to mandatory or voluntary prepayments.

Repayment of Loans - Phase II and Phase III - Fixed Amortisation Amounts

15.4     Subject to clauses 15.5 and 15.6, the Company must repay (or procure the repayment of) the Loans in instalments by repaying on each Instalment Date falling after 31 March 2013 an amount which reduces the amount outstanding under each individual Facility Agreement by the amount set out opposite the relevant Instalment Date for that Facility Agreement as specified in Schedule 2 (Fixed Amortisation Schedule) (the Fixed Amortisation Amount).

15.5     In the event of any voluntary prepayment made in accordance with clauses 17.3 to 17.5 (Voluntary prepayment) or any mandatory prepayment made in accordance with clause 18.2, 18.3 (as to the final paragraph of such clause), 18.4 (as to the final paragraph of such clause), 18.6, 18.8, 18.9, 18.10, 18.15 or 23.13 (Mandatory Prepayment), clause 24.2 or as specified for Zim Payments, such prepayments shall be applied so as to reduce the principal amount scheduled to be outstanding on the Final Maturity Date, which shall be calculated as of such date for these purposes as the principal amount outstanding on the Final Maturity Date after giving credit for Fixed Amortisation Amounts scheduled to be paid prior to that date, until the principal amount outstanding on the Final Maturity Date is zero and thereafter the balance of such prepayment shall be applied so as to reduce Fixed Amortisation Amounts of the relevant Facility Agreement for each Instalment Date falling after the date of prepayment in inverse chronological order. Any other voluntary or mandatory prepayments shall reduce the Fixed Amortisation Amounts of the relevant Facility Agreement for each Instalment Date falling after the day of prepayment by the proportion that the prepayment amount bears to the Loan amount at that time.  For the avoidance of doubt, the provisions of this clause 15.5 shall not apply to any prepayment made in accordance with clause 15.6 nor repayments in accordance with clauses 15.7 to 15.10 below.

15.6     The Company may, upon giving 5 Business Days’ prior written notice to the Intercreditor Agent, prepay a Fixed Amortisation Amount on the Instalment Date (the First Instalment Date) preceding the Instalment Date on which it would otherwise fall due (the Second Instalment Date) provided that the aggregate payment amount is sufficient to pay all Fixed Amortisation Amounts falling due under each Facility Agreement on the First Instalment Date and the Second Instalment Date, following which:

(a)        the Fixed Amortisation Amount due on the Second Instalment Date were it not for prepayment in accordance with this clause shall not be due and payable and;

(b)        that for the purposes of calculating the Balancing Payment due on the First Instalment Date and the Second Instalment Date it shall, conditional upon prepayment as described above, be as though the Fixed Amortisation Amount otherwise due on the Second Instalment Date was paid on the Second Instalment Date.

Balancing Payments

15.7     In addition to the Fixed Amortisation Amounts payable in accordance with clause 15.4 (Repayment of Loans - Phase II and Phase III - Fixed Amortisation Amounts), the Company shall repay (or procure the repayment of), on each Instalment Date falling on or after 31 March 2013, the Loans under each Facility Agreement by an amount equal to the Balancing Payment (as calculated in accordance with clause 15.8 (Balancing Payment calculation)) for that Facility Agreement (such Balancing Payment being paid at the same time as, and in addition to, the Fixed Amortisation Amount).

Balancing Payment calculation

15.8     The Balancing Payment for Loans under each Facility Agreement shall be as follows:

(a)        for any Instalment Date falling after 31 March 2013 up to and including the earlier of:

(i)         15 February 2015 (by reference to the Financial Quarter ending on 31 December 2014); and

(ii)        the date on which Consolidated Net Leverage is below 6:1 (as tested by reference to the most recent Financial Statements and/or each Compliance Certificate delivered pursuant to clauses 22.4 to 22.6 (Provision and contents of Compliance Certificate)),

(such date being the Phase II End Date),

an amount which, when aggregated with the amount of the Fixed Amortisation Amount which is due and payable on that Instalment Date (excluding any additional amount for which an election that it is payable on such date under clause 15.6 has been made), is equal to 92.5 per cent. of the Actual Free Cash Flow for that Facility Agreement for the preceding Financial Quarter; and

(b) for any Instalment Date falling after the Phase II End Date until the Final Maturity Date (such period being Phase III), an amount which, when aggregated with the amount of the Fixed Amortisation Amount which is due and payable on that Instalment Date (excluding any additional amount for which an election that it is payable on such date under clause 15.5 has been made), is equal to 89.5 per cent. of the Actual Free Cash Flow for that Facility Agreement for the preceding Financial Quarter.

Retention of certain amounts

15.9     During Phase III, following the calculation of the Balancing Payment in accordance with clause 15.8(b) (Balancing payment calculation) (and on condition that all Fixed Amortisation Amounts and all Balancing Payments have been paid or will be paid on that Instalment Date) together with all other obligations of the Group to make payments to Participating Lenders in accordance with this Agreement), the Group, in aggregate, shall be entitled to retain an amount which is the greater of:

(a)        US$50,000,000 of accumulated non-restricted cash or Cash Equivalents available to it on a consolidated basis which remains in the business; and

(b)        2% of Consolidated Debt,

(the Retention Amount and the amount of accumulated non-restricted cash or Cash Equivalents available to the Group in excess of the Retention Amount shall be the Excess Amount)

each as tested by reference to the most recent Financial Statements and/or each Compliance Certificate delivered pursuant to clauses 22.4 to 22.6 (Provision and contents of Compliance Certificate)) provided that in no circumstances will this limit the Fixed Amortisation Amount or the Balancing Payment.

Additional repayment

15.10   During Phase III, in addition to the Balancing Payment payable in accordance with clause 15.7 (Balancing Payments), the Company shall promptly repay (or procure the repayment of), on the relevant Instalment Date, the Loans under all Facility Agreements by the amount (if any) equal to the Excess Amount in the following order:

(a)        firstly, all New Money Facility Loans in amounts which reduce the New Money Facility Loans by the same proportion until all New Money Loans have been repaid in full; and

(b)        secondly, all Existing Facility Loans in amounts which reduce the Existing Facility Loans by the same proportion.

Applicable Second Lien Vessel Free Cash Flow

15.11   After full discharge of any and all amounts of a Loan secured in favour of the first mortgagee (in such capacity) on an Applicable Second Lien Vessel in accordance with the terms of the relevant finance documents of the first mortgagee including, in the case of the HSH US$60 million Facility Agreement (as defined in Part 1 of Schedule 3) as specified by and in the manner prescribed by this Agreement, the Applicable Second Lien Vessel Free Cash Flow in respect of such Applicable Second Lien Vessel:

(a)        if it is an Additional HSH Second Lien Vessels, shall constitute Free Cash Flow under the New HSH Facility Agreement (as defined in  Schedule 4 (New Money Facility Agreements)) and thereafter shall constitute Free Cash Flow under the HSH Facility Agreement (as defined in Schedule 3 (Existing Facility Agreements and Existing Hedging Agreements);

(b)        if it is an Additional RBS Second Lien Vessels, shall constitute Free Cash Flow under the New RBS Facility Agreement (as defined in Schedule 4 (New Money Facility Agreements)) and thereafter shall constitute Free Cash Flow under the RBS Facility Agreement (as defined in Schedule 3 (Existing Facility Agreements and Existing Hedging Agreements),

prior to (in each case) it becoming Unencumbered Free Cash Flow available to all Participating Lenders.

Definitions

15.12   For the purposes of this clause 15:

Actual Free Cash Flow means, with respect to each Facility Agreement, the aggregate amount of Free Cash Flow as calculated in relation to the relevant Financial Quarter and confirmed in the Compliance Certificate for that Financial Quarter PLUS a pro rata allocation to that Facility Agreement of Unencumbered Free Cash Flow (if any), such pro rata allocation of Unencumbered Free Cash Flow being calculated by reference to the proportion that the principal amount outstanding in relation to the relevant Facility Agreement bears to the aggregate amount of Total Outstandings.

Applicable Second Lien Vessel Free Cash Flow with respect to each Applicable Second Lien Vessel, is equal to net receipts from or in connection with such Vessel (after full discharge of all and any Loans secured in favour of the first mortgagee (in such capacity) in accordance with the terms of relevant finance documents to which the first mortgagee is party including, in the case of the HSH US$60 million Facility Agreement as specified by this Agreement), less the sum of (a) operating expenses of the relevant Applicable Second Lien Vessel up to the Expenses Limit and (b) subject to the Expenses Limit, pro rata per Vessel allocation of general and administrative and other corporate expenses, being calculated on the basis of the proportion of Vessel Receipts (minus operating expenses for that Vessel) that each Applicable Second Lien Vessels bears to the overall Vessel Receipts (minus operating expenses for all Vessels) (as evidenced by the most recent Financial Statements delivered under this Agreement).

Approved Budget means, in relation to the Vessel(s) financed by a particular Facility Agreement:

(a)        initially and until the relevant Finance Parties have approved a new budget in the manner referred to in paragraph (b) a budget 3 per cent higher than, the budget delivered by the Company to the Participating Lenders prior to 6 August 2010, entitled by the Company “Danaos_Model_(Draft)_v118ab_Banks insofar as it sets out or allocates the aggregate operating expenses and general and administrative and other corporate expenses to those Vessels; and

(b)        thereafter, the most recent budget delivered by the Company in respect of that period pursuant to clause 22.11 (Budget) provided that such budget has been approved by the relevant Participating Lenders party to the Facility Agreement which has financed the Vessels under that Facility Agreement (such consent not to be unreasonably withheld or delayed).

Expenses Limit means an amount equal to 120 per cent. of the consolidated budget for the aggregate of (a) operating expenses for the Vessels financed by a Facility Agreement, and (b) general and administrative and other corporate expenses for the Vessels financed by a Facility Agreement as is calculated on the basis set out in paragraph (f) of the definition of Free Cash Flow, as in each case set out in the relevant Approved Budget.

Free Cash Flow means, with respect to each Facility Agreement, aggregate net receipts from or in connection with all Vessels securing amounts outstanding under the relevant Facility Agreement provided that in relation to the Existing Facility Agreements only, net receipts from a Joint Security Vessel shall not be taken into account until amounts outstanding under the relevant New Money Facility Agreement have been repaid in full, but not including any proceeds from a disposal, Total Loss of or Requisition Compensation in relation to such Vessels and any amounts payable by Zim Integrated Shipping Services under the Zim Addenda as a consequence of its financial restructuring in 2009 (the Zim Payments) which shall in each case be excluded from the calculation of Free Cash Flow and which, for the avoidance of doubt, shall in each case constitute prepayments to be applied in full in accordance with:

(A)       the provisions of the relevant Facility Agreement in relation to a disposal and otherwise in accordance with clause 23.12 (Disposals);

(B)       the provisions of the relevant Facility Agreement in relation to Total Loss or Requisition Compensation and otherwise in accordance with clause 18.4 (Prepayments upon a Total Loss); and

(C)       in the case of the Zim Payments, the relevant Vessels to which such Zim Payments relate,

LESS a deduction of an amount equal to:

(a)        facility interest expenses (or amounts paid or payable as a result of any tax gross up) (provided that in relation to receipts from a Joint Security Vessel no facility interest expense attributable to that Existing Facility Agreement shall be deducted from net receipts until such time as amounts outstanding under the relevant New Money Facility Agreement secured by the Joint Security Vessel have been repaid in full);

(b)        pro rata portion of all periodic swap payments of the Group which are payable on a monthly or quarterly basis (but not including any margin calls, collateral posting, close out amounts or other similar payments) pursuant to any Hedging Agreement with the pro rata portion of such aggregate swap payments which shall be attributable to a particular Facility Agreement being calculated by reference to the proportion that the principal amount outstanding in relation to that Facility Agreement bears to the aggregate amount of Total Outstandings;

(c)        in the case of a Facility Agreement where the Vessels financed are also Vendor Finance Vessels, subject to the terms of the relevant Vendor Finance Intercreditor Agreement, scheduled interest payable under the Vendor Finance Facility Agreement in respect of the relevant Vendor Finance Vessel;

(d)        in the case of a Facility Agreement where the Vessels financed are also Vendor Finance Vessels, subject to the terms of the relevant Vendor Finance Intercreditor Agreement, scheduled amortisation payable under the relevant Vendor Finance Facility Agreement;

(e)        operating expenses of the relevant Vessels provided that no deduction shall be made for any operating expenses which exceed or would exceed, when aggregated with all other operating expenses and general and administrative and other corporate expenses in any Financial Year, the Expenses Limit attributable to the Vessels financed under the relevant Facility Agreement for the relevant period;

(f)         subject to the Expenses Limit,- pro rata per Facility Agreement allocation of general and administrative and other corporate expenses with the portion of aggregate general and administrative and other corporate expenses of the Group which are attributable to a particular Facility Agreement being calculated on the basis of the proportion of Vessel Receipts (minus operating expenses for that Vessel) that the Vessel securing that Facility Agreement bears to the overall Vessel Receipts (minus operating expenses for all Vessels) (as evidenced by the most recent Financial Statements delivered under this Agreement),

PROVIDED THAT no deductions pursuant to (a) to (f) shall be made in respect of any expense or cost (or expense or cost allocation) in relation to any Applicable Second Lien Vessel save in circumstances where its net receipts are to be taken into account as Free Cash Flow and further provided that net receipts from Applicable Second Lien

Vessels shall only be taken into account, either to the extent set out in clause 15.10 (Applicable Second Lien Vessel Free Cash Flow) or where the relevant Facility Agreement is the HSH US$60 million Facility Agreement in which case net receipts from or in connection with the relevant Additional HSH Second Lien Vessels secured by that facility shall constitute Free Cash Flow payable to the relevant Participating Lenders under that facility prior to full discharge of any and amounts of a Loan under that facility, net means after deduction of any Taxes or other directly attributable and reasonable expenses incurred in connection with collection of the relevant receipt but without double counting of amounts to be deducted in accordance with paragraphs (e) and (f) of the definition of Free Cash Flow

Unencumbered Free Cash Flow means net receipts from or in connection with any Vessels which from time to time are not subject to any Security.

Additional Information regarding expenses exceeding the Expenses Limit

15.13   In the event that aggregate operating expenses and general and administrative and other corporate expenses would exceed the Expenses Limit, the Company shall provide the Relevant Finance Parties with such additional information, as a Relevant Finance Party may reasonably request, in relation to such expenses.

Effect of cancellation and prepayment on scheduled repayments and reductions

15.14   If the Commitment of any Participating Lender is reduced under clause 17.1 (Illegality) then the amount of the Fixed Amortisation Amount due in relation to the relevant Facility Agreement to which that Participating Lender is a party will reduce pro rata by the amount cancelled and the amount of the Balancing Payment will be reduced accordingly. The amount of the Repayment Instalments due to other Participating Lenders shall not be affected by the operation of this clause or clause 17.1 (Illegality).

15.15   If any of the Loans are prepaid in accordance with clause 17.1 (Illegality) then the amount of the Repayment Instalment due in relation to the relevant Facility Agreement for each Instalment Date falling after that prepayment will be reduced by the difference between the original Fixed Amortisation Amount and the Fixed Amortisation Amount after such adjustment; any such difference shall be deducted from any payment due under the Balancing Payment as well such that the overall Repayment Instalment is reduced accordingly.

Earnings accounts

15.16   Subject to clause 15.17, all receipts from or in connection with a Vessel (Vessel Receipts) will be paid into the relevant earnings account (the Earnings Account) in the manner contemplated by the Facility Agreement or related Finance Document which finances or financed that Vessel (a Vessel Finance Document) to be applied, inter alia, for application towards amortisation in the manner described in, or towards meeting payments due in respect of, that Facility Agreement in accordance with clause 15.4 (Repayment of Loans - Phase II and Phase III - Fixed Amortisation Amounts) of this Agreement and clause 15.7 (Balancing Payments) or in paying facility interest expenses or operating expenses, general and administrative expenses or periodic swap payments in accordance with this Agreement. For the avoidance of doubt, any earnings paid into an Earnings Account with a Group Company other than the Company shall be available for application in the manner described in accordance with clause 15.4 (Repayment of Loans - Phase II and Phase III - Fixed Amortisation Amounts) and clause 15.7 (Balancing Payments) as though they were earnings payable to the Company

15.17   Subject to the provisions of this Agreement, unless:

(a)        an Event of Default or Default is continuing; or

(b)        a Finance Document Event of Default or a Finance Document Default is continuing in relation to a Vessel Finance Document and any Enforcement Standstill Period has elapsed,

(whereupon in the case of (b) above, the provisions of the relevant Facility Agreement or related Finance Document shall be and become applicable), the Vessel Receipts shall be available, up until either (a) or (b) applies but not after, for application by the Group:

(i)         in or towards meeting the costs and expenses from time to time incurred by or on behalf of the relevant Group Company in connection with the operation of that Vessel;

(ii)        in or towards making payments (or transfers which need to be made including, under clause 20.7 (Minimum Liquidity Covenant) of all amounts due and payable by a Group Company under the relevant Vessel Finance Document and this Agreement (other than the payments of principal and interest pursuant to clause 9 (Interest) and clause 15 (Repayment) which may be paid from the surplus referred to in paragraph (iii) below); and

(iii)       as to any surplus from time to time arising on the relevant Earnings Account following application as aforesaid, subject to clause 15.9 and 16, to be paid in accordance with clause 16 (Cash Management).

16        Cash Management

16.1     The Company may not (and shall procure that no Group Company may) transfer money from an Earnings Account or any other account which secures amounts outstanding under a Vessel Finance Document into any other accounts other than in accordance with clause 16.2.

16.2     Conditional upon, but subject to clause 26.6(b) (blocking of accounts during an Enforcement Standstill Period), no Default continuing or occurring as a result of the transfer, the Company may transfer money from an account referred to in clause 16.1 to:

(a)        the Surplus Cash Account in accordance with clause 20.7; or

(b)        another account of a Group Company to make a payment that is due and payable within the 5 Business Days following that transfer in respect of expenditure of the type referred to in paragraphs (a) to (f) of the definition of Free Cash Flow or otherwise to facilitate repayment or prepayment of amounts due to Participating Lenders as permitted by this Agreement, loans permitted pursuant to clause 23.19 (Loans or credit) or loans permitted by clause 23.27(b), 23.27(c) or 23.27(d) (Permitted Financial Indebtedness)

17        Illegality, voluntary prepayment and cancellation

Illegality

17.1     If it becomes unlawful in any applicable jurisdiction for a Participating Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan under a Facility Agreement:

(a)        that Participating Lender, shall promptly notify the Intercreditor Agent, the Relevant Facility Agents and the Company upon becoming aware of that event;

(b)        upon the Participating Lender notifying the Company, the Commitment of that Participating Lender will be immediately cancelled; and

(c)        the Company shall repay (or procure the repayment of) that Participating Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Participating Lender has notified the Company or, if earlier, the date specified by the Participating Lender in the notice delivered to the Company (being no earlier than the last day of any applicable grace period permitted by law).

Voluntary cancellation

17.2     The Company may not, unless the Majority Participating Lenders agree, cancel the whole or any part of any Facility under a Facility Agreement. Any cancellation under this clause 17.2 shall reduce the Commitments of the relevant Participating Lenders rateably under that Facility.

Voluntary prepayment

17.3     Subject to clause 17.5 below and provided that no Default would result from such prepayment, the Company may, if it gives the Intercreditor Agent and the Relevant Facility Agents not less than 15 Business Days’ (or such shorter period as the Majority Participating Lenders may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of US$1,000,000) with Surplus Equity Proceeds or from Free Cash Flow that does not have to be applied in accordance with clause 15 (Repayment). Neither the Company (nor any Group Company) shall make any other voluntary prepayments under any Finance Document.

17.4     A Loan may only be prepaid after the last day of the availability period for all Loans (or, if earlier, the day on which amounts are no longer available under any Facility Agreement).

17.5     A Loan shall only be prepaid in accordance with clause 17.3 and clause 17.4 if all the Loans are:

(a)        prepaid at the same time; and

(b)        prepaid in amounts which reduce the Loans by the same proportion.

18        Mandatory prepayment

Exit

18.1     For the purpose of clause 18:

Debt Financing means any Financial Indebtedness raised by any Group Company pursuant to a debt facility or any public or private bond or other debt linked capital markets sale, offer or issue other than under (a) the Existing Facility Agreements, (b) the New Money Facility Agreements, (c) the Vendor Finance Facility Agreements, (d) the Sinosure Backed Facility or Sinosure Vessels Alternative Financing, (e) the KEXIM Facility Agreements or (f) a Qualifying Refinancing Agreement.

Debt Proceeds means any cash or cash equivalent amount received by any Group Company as a result of a Debt Financing less all Taxes and costs and expenses reasonably incurred by the relevant Group Company in connection with that Debt Financing.

Equity Issue means any public or private equity capital markets sale, offer or issue by the Company of all or part of the common stock of the Company (other than the Required Equity Issue) or any redeemable preference shares, convertible bonds, hybrid instruments or any similar instrument.

Equity Proceeds means any cash or cash equivalent amount received by any Group Company as a result of an Equity Issue less all Taxes and costs and expenses reasonably incurred by the relevant Group Company in connection with that Equity Issue.

Excess Realisation Proceeds means any amounts received by the Company or a Group Company from a Security Trustee, other Finance Party or a Receiver in accordance with provisions in a Finance Document which relate to the application of moneys or proceeds in accordance with an order of payment waterfall (however described) set out in a Finance Document.

Surplus Equity Proceeds means the Equity Proceeds that do not have to be applied in prepayment in accordance with clause 18.6 (Equity Issue).

Change of Control

18.2     If a Change of Control occurs, the Company shall promptly notify the Intercreditor Agent and the Relevant Finance Parties upon becoming aware of that event and if any Participating Lender so requires (by notice given to the Intercreditor Agent and the Company) that Participating Lender’s obligations in relation to a Facility will be cancelled immediately on issue of such notice and all outstanding Loans advanced by that Participating Lender, together with accrued interest, and all other amounts accrued under the Finance Documents which are attributable to that Participating Lender, shall become immediately due and payable.

Change of SPC Control

18.3     If a Change of SPC Control occurs, the Loans under the Facility Agreements under which the relevant Group Company (other than the Company) was a borrower, guarantor or, in relation to a Joint Security Vessel, the mortgagor in relation to that Joint Security Vessel together with accrued interest, and all other amounts accrued under the relevant Finance Documents, shall, unless the relevant Finance Parties agree otherwise, become immediately due and payable (but, for the avoidance of doubt, the Hedge Counterparties shall not be at liberty to agree any change to the ranking of indebtedness owed to any Finance Party, which is not a Hedge Counterparty without the written consent of the relevant Finance Parties).  Without prejudice to any obligation to make a prepayment under this clause, subject (if applicable) to the provisions of the relevant Vendor Finance Intercreditor Agreement, the Loans and other amounts outstanding which are secured by a Security Document (other than a Shared Security Document) granted by the Group Company to which the Change of SPC Control relates, shall, unless the relevant Finance Parties agree otherwise be prepaid and provided with Cash Cover in the following order:

(a)        in the event that the Change of SPC Control relates to a company that owns a Joint Security Vessel and unless the relevant Participating Lenders and/or Hedge Counterparties (but, for the avoidance of doubt, the Hedge Counterparties shall not be at liberty to agree any change to the ranking of indebtedness owed to any Finance Party, which is not a Hedge Counterparty without the written consent of the relevant Finance Parties) agree otherwise, the Company shall firstly prepay all amounts of outstanding indebtedness under the Loan or the Advance (as defined in the New Money Facility Agreement) relating to such Joint Security Vessel under the New Money Facility Agreement secured by that Joint Security Vessel and, following such prepayment, shall prepay any other Advance (and, in the case of the New HSH Facility Agreement (as defined in Schedule 4 (New Money Facility Agreements)), in prepayment of any other Advances on a pro rata basis between Advances) under that New Money Facility Agreement in accordance with the provisions thereof, secondly, following the above-mentioned prepayments shall prepay indebtedness under the Existing Facility Agreements (if any) secured by that Joint Security Vessel and provide Cash Cover in respect of an Existing Hedging Transaction secured by that Joint Security Vessel on a pari passu basis to the extent such ranking is provided for in the relevant Existing Finance Document or New Money Finance Document (such that, for the avoidance of doubt, in circumstances where there is no Existing Facility Agreement secured over a Vessel, Cash Cover shall be provided for Existing Hedging Transactions secured by that Joint Security Vessel prior to any application in accordance with (b) below), and thirdly, following the above-mentioned prepayments provide Cash Cover other than in respect of Existing Hedging Transactions secured by that Joint Security Vessel; or

(b)        in the event that the Change of SPC Control relates to a company that owns the Vessel which is not a Joint Security Vessel (or following all amounts of outstanding indebtedness under any relevant New Money Facility Agreement ranking in priority to an Existing Facility Agreement having previously been repaid in full and requisite Cash Cover having been provided), the Company shall, prepay on the basis of its ranking to the extent such ranking is provided for in the relevant Existing Finance Documents all amounts of outstanding indebtedness under the Existing Facility Agreements and provide Cash Cover for any Existing Hedging Transaction (whether or not it relates to the acquisition cost of that Vessel) secured by a mortgage over that Vessel in accordance with the provisions thereof, or

(c)        in the event that the Change of SPC Control relates to a company that owns a Vessel which is an Applicable Second Lien Vessel, the Company shall, prepay to the relevant Applicable Second Lien Vessel Finance Party an amount equal to the Loan secured over that Applicable Second Lien Vessel and shall provide Cash Cover for any Hedging Liabilities (whether or not it relates to the acquisition cost of that Vessel) secured by a mortgage over that Applicable Second Lien Vessel in accordance with the provisions thereof;

and, in each case, in the event that after application in discharge of amounts payable in accordance with clause 18.3(a), (b) or (c) above, there are any surplus disposal proceeds remaining, such disposal proceeds thereafter must be applied in prepayment of all Loans under all Facility Agreements so that all Loans under each Facility Agreement are reduced by the same proportion in accordance with the provisions of the relevant Facility Agreement or related Finance Documents.

Prepayments upon a Total Loss

18.4     In the event of a Total Loss, subject (if applicable) to the provisions of the Vendor Finance Intercreditor Agreement, either:

(a)        on the date ninety (90) days after the date on which a Joint Security Vessel became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation is received by the relevant Group Company (or by any Finance Party pursuant to the relevant Finance Documents), the Company shall, (or shall procure that the relevant Group Company shall where it is a borrower under the relevant Facility Agreement), unless the relevant Participating Lenders and/or Hedge Counterparties agree otherwise (but, for the avoidance of doubt, the Hedge Counterparties shall not be at liberty to agree any change to the ranking of indebtedness owed to any Finance Party, which is not a Hedge Counterparty without the written consent of the relevant Finance Parties):

(i)         firstly prepay all amounts of outstanding indebtedness under the Loan or the Advance (as defined in the New Money Facility Agreement) relating to such Joint Security Vessel under the New Money Facility Agreement secured by that Joint Security Vessel and, following such prepayment, the higher of (i) balance of any insurance proceeds or Requisition Compensation received by the relevant Group Company (or by the relevant Finance Party) and (ii) the difference (if any) between the prepayment amount and the amount for which that Joint Security Vessel is required by the New Money Facility Documents to be insured against Total Loss, shall be applied in prepayment of any other Advance (and, in the case of the New HSH Facility Agreement (as defined in Schedule 4 (New Money Facility Agreements)), in prepayment of any other Advances on a pro rata basis as between Advances) under that New Money Facility Agreement in accordance with the provisions thereof;

(ii)        secondly, apply any balance of  the higher of (i) any insurance proceeds or Requisition Compensation received by the relevant Group Company (or by the relevant Finance Party) and (ii) the amount for which that Joint Security Vessel is required by the New Money Facility Documents to be insured against Total Loss following the above-mentioned prepayments, in prepayment of indebtedness under the Existing Facility Agreements (if any) secured by that Joint Security Vessel and in providing Cash Cover under any Existing Hedging Transaction secured by that Joint Security Vessel on a pari passu basis (if applicable) as between the relevant Existing Facility Agreements (if any) and the relevant Existing Hedging Transaction to the extent such ranking is provided for in the relevant Existing Finance Document or New Money Finance Document (such that, for the avoidance of doubt, in circumstances where there is no Existing Facility Agreement secured over a Vessel, Cash Cover shall be provided for Existing Hedging Transactions secured by that Joint Security Vessel prior to any application in accordance with (iii) below); and

(iii)       thirdly, apply any balance of the higher of (i) any insurance proceeds or Requisition Compensation received by the relevant Group Company (or by the relevant Finance Party) and (ii) the amount for which that Joint Security Vessel is required by the New Money Facility Documents to be insured against Total Loss, following the above-mentioned prepayments as Cash Cover in respect of Hedging Liabilities secured by a mortgage over the relevant Joint Security Vessel other than under an Existing Hedging Transaction; or

(b)        on the date ninety (90) days after that on which a Vessel which is either (a) not a Joint Security Vessel or (b) a Joint Security Vessel in respect of which all amounts of outstanding indebtedness under any relevant New Money Facility Agreement ranking in priority to an Existing Facility Agreement have previously been repaid in full and Cash Cover has been provided, became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation is received by the relevant Group Company (or by any Finance Party pursuant to the relevant Finance Documents), the Company shall pay an amount equal to the higher of (i) balance of any insurance proceeds or Requisition Compensation received by the relevant Group Company (or by the relevant Finance Party) and (ii) the difference (if any) between the prepayment amount and the amount for which that Vessel is required by the relevant Finance Documents to be insured against Total Loss in order to prepay on the basis of its ranking to the extent such ranking is provided for in the relevant Existing Finance Documents all amounts of outstanding indebtedness under the Existing Facility Agreements and to provide Cash Cover for any other Hedging Liabilities (whether or not they relate to the acquisition cost of that Vessel) secured by a mortgage over that Vessel in accordance with the provisions thereof, or

(c)        on the date ninety (90) days after that on which an Applicable Second Lien Vessel became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation is received by the relevant Group Company (or by any Finance Party pursuant to the relevant Finance Documents), the Company shall, prepay to the relevant Applicable Second Lien Vessel Finance Parties an amount equal to the higher of (i) the balance of any insurance proceeds or Requisition Compensation received by the relevant Group Company (or by the relevant Finance Party) and (ii) the amount for which that Applicable Second Lien Vessel is required by the relevant Finance Documents to be insured against Total Loss LESS any amounts which are payable to the first mortgagee of the relevant Applicable Second Lien Vessel upon such occurrence in accordance with the Additional Second Lien Intercreditor Agreements and/or in providing Cash Cover for any other Hedging Liabilities (whether or not it relates to the acquisition cost of that Vessel) secured by a mortgage over that Applicable Second Lien Vessel in accordance with the provisions thereof;

and in each case in the event that after application in discharge of amounts payable in accordance with clause 18.4(a), 18.4(b) or 18.4(c) above, there are any surplus insurance proceeds or Requisition Compensation remaining such insurance proceeds or Requisition Compensation thereafter must be applied in prepayment of all Loans under all Facility Agreements so that all Loans under each Facility Agreement are reduced by the same proportion in accordance with the provisions of the relevant Facility Agreement or related Finance Documents.

Cash Cover

18.5     For the purposes of clause 18.3, 18.4 and 18.10 and clause 23.12 (Disposals), Cash Cover means cash collateral which is provided in respect of, and in an amount equal to, in the case of clauses 18.4 (Prepayments upon a Total Loss) and 23.12 (Disposals), the lower of any residual cash available after prepayments ranking in priority and the Swap Exposure, and, in the case of clauses 18.3 (Change of SPC Control) and 18.10 (Qualifying Refinancing), the Swap Exposure, in each case as at each Proceeds Application Date and which shall be deposited on or within 1 Business Day of such Proceeds Application Date into an account in the name of the Company where the following conditions are met:

(a)        the account is with the Hedge Counterparty;

(b)        withdrawals may only be made from the account to pay the Hedge Counterparty in such capacity for amounts due and payable to it in respect of the Hedging Liability due on an Early Termination Date (as defined in the ISDA Master Agreement) in respect of which Cash Cover has been provided;

(c)        the Company has entered into and delivered a Security document over that account, in form and substance satisfactory to the Hedge Counterparty for which the Cash Cover is provided, creating a first-ranking Security interest over that account and which shall constitute a Credit Support Document (as defined in a New Money Facility Agreement) or a Finance Document (as defined in an Existing Facility Agreement) as applicable;

(d)        the amount of Cash Cover will be ignored in calculating Cash for the purposes of this Agreement and shall not constitute unrestricted Cash,

PROVIDED THAT the Company may on, or within one Business Day of a Valuation Date, if the then current amount of Cash Cover exceeds the Swap Exposure (such sum being the Cash Excess) on the Valuation Date, transfer to the Company, the Cash Excess.  The balance of the Cash Cover will, upon such transfer, be reduced accordingly.

Equity Issue

18.6     Upon the occurrence of an Equity Issue, the Company shall prepay (or procure the prepayment of) the Loans in the following amounts at the times and in the order of application contemplated by clauses, 15.5, 18.13 to 18.15 (Application of mandatory prepayments):

(a)        50 per cent. of any Equity Proceeds until an aggregate amount of the Loans equal to US$150,000,000 has been prepaid from Equity Proceeds; and

(b)        once the aggregate amount of the Loans equal to US$150,000,000 has been prepaid from Equity Proceeds, 25 per cent. of any Equity Proceeds in excess of an aggregate amount of US$300,000,000.

18.7     Prior to any Equity Issue, the Company must provide the Intercreditor Agent and the Relevant Finance Parties with details, in general terms, of the purpose of any Equity Issue provided that, for the avoidance of doubt, nothing in this clause shall prevent the Company from proceeding with an Equity Issue or imply that approval of any Finance Party is required to proceed with such Equity Issue.

18.8     Within 6 months of receipt of the Surplus Equity Proceeds, the Company must provide the Relevant Finance Parties (with copy to the Intercreditor Agent) with detailed terms (including details as to the projects, vessels, costs, proposed charter rates, newbuilds and other criteria as may be reasonably requested by the Intercreditor Agent  as directed by the Relevant Finance Parties and/or by the Relevant Finance Parties directly) (the Detailed Terms) describing the intended use of those Surplus Equity Proceeds.  In the event that:

(a)        the Detailed Terms are not produced as required or do not specify how the Surplus Equity Proceeds will be used in the period ending on the date falling 12 months after receipt by a Group Company of such proceeds; or

(b)        the Surplus Equity Proceeds are not used by the Group Company in full in accordance with the Detailed Terms within 12 months of the date on which such proceeds were received,

the Company shall prepay (or procure the prepayment of) the Surplus Equity Proceeds (or the remaining balance thereof) at the times and in the order of application contemplated by clauses 18.13 to 18.15 (Application of mandatory prepayments).

Debt Financing

18.9     Upon the occurrence of a Debt Financing, the Company shall prepay (or procure the prepayment of) the Loans by an amount equal to the relevant Debt Proceeds at the times and in the order of application contemplated by clauses 18.13 to 18.15 (Application of mandatory prepayments). Nothing in this clause shall override the provisions contained in clause 23.26 and 23.27 (Financial Indebtedness).

Qualifying Refinancing

18.10   Upon the occurrence of a Qualifying Refinancing, the Company shall prepay (or procure the prepayment of), or provide Cash Cover in respect of,:

(a)        firstly, the Qualifying Indebtedness Amounts which are being refinanced by the Qualifying Refinancing or in the case of any Hedging Liabilities under an Existing Hedging Transaction providing Cash Cover (save as otherwise agreed with those Participating Lenders who are being refinanced with the proceeds of the Qualifying Indebtedness Amount); and

(b)        secondly, the other Loans by an aggregate amount equal to the Qualifying Refinancing Surplus Proceeds so that all Loans under each Facility Agreement are reduced by the same proportion in accordance with the provisions of the relevant Facility Agreement or related Finance Documents and thereafter in providing Cash Cover so that Cash Cover is provided in the same proportions in respect of any other Existing Hedging Transaction.

Realisation provisions under Finance Documents

18.11   In the event that the Company or any other Group Company receives any Excess Realisation Proceeds, the Company shall prepay (or procure the prepayment of) the Loans by an amount equal to the aggregate Excess Realisation Proceeds at the times and in the order of application contemplated by clauses 18.13 to 18.15 (Application of mandatory prepayments). Nothing in this clause shall override the obligations to make payments to a Finance Party under a Finance Document in accordance with the relevant provisions.

Mandatory prepayment provisions in Facility Agreements

18.12   The Company shall ensure that it (and each other Group Company) complies with all mandatory prepayment provisions in the Facility Agreements (except to the extent that they are overridden by a provision of this Agreement) including mandatory prepayment provisions in respect of Total Loss, insurance claims, rescission of shipbuilding contracts, the termination of refund guarantees, termination of charter and disposals of Vessels) in accordance with the terms of each Facility Agreement with the principle being that such mandatory prepayments (and any proceeds deriving therefrom) shall be mandatorily prepaid against each Facility secured by the relevant Vessel in accordance with the provisions of the relevant Facility Agreement or related Finance Document and thereafter:

(a)        in relation to the disposal of a Vessel, clause 23.12(Disposals);

(b)        in relation to an SPC Change of Control, clause 18.3 (Change of SPC Control); and

(c)        in relation to Excess Realisation Proceeds, clause 18.11 (Realisation provisions under Finance Documents).

Application of mandatory prepayments

18.13   A prepayment under clause 18.6, clause 18.8 (Equity Issue), clause 18.9 (Debt Financing), or clause 18.11 (Realisation provisions under Finance Documents) shall be applied in the following order:

(a)        firstly, all New Money Facility Loans in amounts which reduce the New Money Facility Loans by the same proportion until all New Money Facility Loans have been repaid in full; and

(b)        secondly, all Existing Facility Loans in amounts which reduce the Existing Facility Loans by the same proportion, and in each case subject to the provisions of clause 15.5.

18.14   Unless the Company makes an election under clause 18.16 (Prepayment election), the Company shall prepay (or procure the prepayment of) the amounts of Equity Proceeds referred to in clause 18.6 (Equity Issue), Debt Proceeds, Qualifying Refinancing Surplus Proceeds or Excess Realisation Proceeds, promptly upon receipt of those proceeds.

18.15   The Company shall prepay (or procure the prepayment of) the amounts of Surplus Equity Proceeds that have not been applied in accordance with the Detailed Terms on the date falling 12 months after receipt of those Surplus Equity Proceeds. The Company may not make an election under clause 18.16 (Prepayment election) in relation to Surplus Equity Proceeds.

Prepayment election

18.16   Subject to clause 18.17 below, the Company may elect that any prepayment of Equity Proceeds, Debt Proceeds, Qualifying Refinancing Surplus Proceeds or Excess Realisation Proceeds be applied in prepayment of the relevant Loans in accordance with clause 18.13 (Application of mandatory prepayments) on the last day of the then current Interest Period relating to those Loans.  If the Company makes that election then a proportion of the Loans equal to the amount of the relevant prepayment will be due and payable on the last day of such Interest Period in an amount equal to the amount by which each Loan would have been prepaid had the election not been made.

18.17   If the Company has made an election under clause 18.16 above but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loans in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Participating Lenders otherwise agree in writing) in an amount equal to the amount by which each Loan would have been prepaid had the election not been made.

Mandatory Prepayment Accounts and Holding Accounts

18.18   The Company shall ensure that:

(a)        Equity Proceeds, Debt Proceeds, Qualifying Refinancing Surplus Proceeds and/or Excess Realisation Proceeds in respect of which the Company has made an election under clause 18.16 (Prepayment election) are paid into a Mandatory Prepayment Account as soon as reasonably practicable after receipt by a Group Company; and

(b)        any Surplus Equity Proceeds are paid into a Holding Account as soon as reasonably practicable after receipt by a Group Company.

18.19   The Company and each Group Company irrevocably authorise the Account Bank to apply:

(a)        amounts credited to the Mandatory Prepayment Account; and

(b)        amounts credited to the Holding Account which have not been applied in accordance  with the Detailed Terms,

to pay amounts due and payable under clause 15.8 and clauses 18.13 to 18.17 (Application of mandatory prepayments) and otherwise under the Restructuring Documents.  The Company and each Group Company further irrevocably authorise the Account Bank to so apply amounts credited to the Holding Account if a Default has occurred and is continuing.  The Company and each Group Company also irrevocably authorise the Account Bank to transfer any amounts credited to the Holding Account referred to in this clause 18.19 to the Mandatory Prepayment Account pending payment of amounts due and payable under the Finance Documents (but if all such amounts have been paid any such amounts remaining credited to the Mandatory Prepayment Account may (unless a Default has occurred) be transferred back to the Holding Account.

18.20   A Participating Lender, Account Bank, Intercreditor Agent or Relevant Facility Agent with which a Mandatory Prepayment Account or Holding Account is held acknowledges and agrees that (a) interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless a Default is continuing, (b) each such account is subject to Security under a Shared Security Document and (c) it shall not exercise any right of combination, consolidation or set-off which it may have in respect of the account.

Surplus Equity Proceeds

18.21   The Company shall ensure that Surplus Equity Proceeds are only used for the purposes set out in the Detailed Terms and shall promptly deliver a certificate to the Intercreditor Agent and the Relevant Finance Parties at the time of such application confirming the amount (if any) which has been applied in accordance with the Detailed Terms.

19        Restrictions

Notices of cancellation or prepayment

19.1     Any notice of cancellation, prepayment, authorisation or other election given by any Party under clause 15.6 (Repayment of Loans - Phase II and Phase III - Fixed Amortisation Amounts), clause 17 (Illegality, voluntary prepayment and cancellation) clause 18.16 (Prepayment election) or clauses 18.18 to 18.20 (Mandatory Prepayment Accounts and Holding Accounts) shall (subject to the terms of those clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

Interest and other amounts

19.2     Any prepayment under this Agreement or a relevant Finance Document shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

No reborrowing of Facilities

19.3     No Borrower may reborrow any part of a Facility which is prepaid.

Prepayment in accordance with Agreement

19.4     The Company shall not (and shall procure that no Group Company shall) repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement or, to the extent not contrary to the provisions of this Agreement, a Facility Agreement or with the consent of the Majority Participating Lenders.

No reinstatement of Commitments

19.5     No amount of the Total Commitments cancelled under this Agreement or any Facility Agreement may be subsequently reinstated except pursuant to any provision in a New Money Facility Agreement which enables the reinstatement of cancelled Commitments of a Defaulting Participating Lender.

Agent’s receipt of notices

19.6     If the Intercreditor Agent receives a notice under clause 17 (Illegality, voluntary prepayment and cancellation) or an election under clause 18.16 (Prepayment Election) it shall promptly forward a copy of that notice or election to either the Company or the affected Participating Lender, as appropriate with a copy in both cases to any Relevant Facility Agent.

Effect of Repayment and Prepayment on Commitments

19.7     If all or part of a Loan under a Facility Agreement is repaid or prepaid, an amount of the Commitments in respect of that Facility will be cancelled or deemed to be cancelled in accordance with the relevant Facility Agreement. Any cancellation under this clause 19.7 shall reduce the Commitments of the Participating Lenders under that Facility in accordance with the relevant Facility Agreement.

SECTION 5 - FINANCIAL COVENANTS

20        Financial covenants

Financial definitions

20.1     In this Agreement:

Additional Security means Security provided by a Group Company or a third party to the Intercreditor Agent in accordance with clauses 20.5(a) and 20.6(a).

Approved Broker means Braemar Seascope Ltd, Howe Robinson & Co Ltd, H. Clarkson & Company Limited, Simpson Spence & Young, Maersk Broker K/S and any independent shipbrokers as may be approved by the Majority Participating Lenders from time to time.

Bareboat-equivalent Time Charter Income means, in relation to a Vessel, the aggregate charter hire due and payable to a Group Company for that Vessel for the remaining unexpired term of the charter or other contract of employment relative to that Vessel at the relevant time (excluding any relevant renewal periods referred to in clause 20.4) less in the case of a contract of employment other than a bareboat charter, the aggregate operating expenses, insurances and dry-docking costs of that Vessel which would be ordinarily borne by a bareboat charterer and certified to the satisfaction of the Relevant Finance Parties for the same period.

Book Net Worth means, as at the relevant date, the aggregate value of the stockholders’ equity of the Group as shown in the most recent Financial Statements.

Borrowings means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of Group Companies for or in respect of:

(a)        moneys borrowed and debit balances at banks or other financial institutions;

(b)        any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);

(c)        any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)        any Finance Lease;

(e)        receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under the Accounting Principles);

(f)         any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a Group Company which liability would fall within one of the other paragraphs of this definition;

(g)        any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Final Maturity Date or are otherwise classified as borrowings under the Accounting Principles;

(h)        any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(i)         any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(j)         (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above,

and, for the avoidance of doubt, shall include any obligation in respect of a hedging agreement which has been entered into in breach of the provisions of this Agreement but does not include any obligation in respect of any Hedging Agreement or Existing Hedging Transaction.

Consolidated Debt means, at any time, the aggregate of all obligations of Group Companies for or in respect of Borrowings at that time but:

(a)        excluding any such obligations in respect of the HSH Guarantee Facility Agreement (as defined in Schedule 3); and

(b)        excluding any such obligations owing by a Group Company to another Group Company.

Consolidated EBITDA means, in respect of any Relevant Period, the Net Income:

(a)        before taking into account consolidated interest, gains or losses under any Hedging Agreements, tax, depreciation, amortisation and any other non cash item, capital gains or losses realised from the sale of any Vessel, Finance Charges and capital losses on Vessel cancellations each as reflected in the Financial Statements for the Relevant Period;

(b)        before taking into account Non-Recurring Items (subject to the limitation set out in that definition); and

(c)        excluding any accrued interest owing to any Group Company but not received on or before the last day of such period.

Consolidated Net Leverage means, in respect of any Relevant Period, the ratio of (a) Consolidated Debt (less Cash and Cash Equivalents) to (b) Consolidated EBITDA in respect of that Relevant Period.

Finance Charges means, for any Relevant Period, the aggregate amount of the accrued interest, commission, ticking fees, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings whether paid, payable or capitalised by any Group Company (calculated on a consolidated basis) in respect of that Relevant Period:

(a)        including any upfront fees or costs which are included as part of the effective interest rate adjustments;

(b)        including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)        including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any Group Company under any interest rate hedging arrangement;

(d)        taking no account of any unrealised gains or losses on any financial instruments; and

so that no amount shall be added (or deducted) more than once.

Financial Quarter means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

Financial Year means the annual accounting period of the Group ending on the Accounting Reference Date.

Market Value of each Vessel shall be calculated in the manner set out in clause 20.2 to clause 20.4 (Calculation of Market Value).

Market Value Adjusted Net Worth means, at any time, the amount by which Market Value Adjusted Total Consolidated Assets exceeds the Total Consolidated Liabilities after excluding the net asset or liability relating to the fair value of derivatives (where the entering into such derivative is not prohibited by this Agreement) as reflected in the Financial Statements for the Relevant Period.

Market Value Adjusted Total Consolidated Assets means, at any time, Total Consolidated Assets adjusted to reflect the Market Value of all Vessels on-the-water by replacing the aggregate net book value of such Vessels (as reflected in the Financial Statements for the Relevant Period) with the aggregate of their Market Values as at the relevant date less Cash and Cash Equivalents (being for these purposes cash available after meeting the Fixed Amortisation Amounts and Balancing Payments, interest and bank fees). For the avoidance of doubt, book value of the Vessels under construction shall not be subject to such adjustment.

Net Income means:

(a)        in relation to any Financial Year, the net income of the Group appearing in the Financial Statements for that Financial Year; and

(b)        in relation to any Financial Quarter, the net income of the Group appearing in the Financial Statements for that Financial Quarter.

Net Interest Expense is equal to consolidated:

(a)        interest expense (excluding capitalised interest), less

(b)        interest income, less

(c)        realised gains on interest rate swaps (excluding capitalised gains), plus

(d)        realised losses on interest rate swaps (excluding capitalised losses),

each as reflected in the Financial Statements for the Relevant Period. For the avoidance of doubt, Net Interest Expense excludes unrealised gains/losses on interest rate derivatives.

New Money Vessels means S456, S457, S458, S459, S460, S461, S462, S463 and CMA CGM RABELAIS (formerly S4004).

Non-Recurring Items means any exceptional, one off, non-recurring or extraordinary items (including Restructuring Expenses) up to a maximum of 5 per cent. of Consolidated EBITDA (excluding Non-Recurring Items) in any Relevant Period provided that for the Financial Year ending 31 December 2010 and any Financial Quarter in 2010 this 5 per cent. limit shall not include Restructuring Expenses.

Relevant Period means each period of twelve months ending on the last day of each Financial Quarter.

Restructuring Expenses means:

(a)        any fees payable to the Participating Lenders including the amendment fee pursuant to the Fee Letter but excluding for the avoidance of doubt any other fees set out in the Fee Letter;

(b)        any fees payable to any underwriters or other advisers in relation to the Required Equity Issue;

(c)        fees payable to Evercore and any other professional advisers to the Company (including legal fees); and

(d)        fees payable in relation to professional advisers of the Participating Lenders (including legal and financial adviser fees) for which the Company is liable,

provided in each case such that costs, fees or expenses are incurred solely in relation to the Transaction and shall not include any payments which are or could be construed as a Distribution or any fees which are normal in the context of a financing including but not limited to agency, security trustee, ticking or commitment fees or upfront fees for the financing on new vessels.

Total Consolidated Assets means, at any time, the aggregate value (on a consolidated basis) of all assets in the Group included in the Accounts as ‘current assets’ and the value of all investments (valued in accordance with the Accounting Principles) and all other tangible and intangible assets of the Group properly included in the Financial Statements as ‘fixed assets’ in accordance with the Accounting Principles.

Total Consolidated Liabilities means, as at the relevant date, Total Consolidated Assets less Book Net Worth.

Calculation of Market Value

20.2     Market Value for each Vessel shall be calculated:

(a)        for the purposes of clause 20.5 (Minimum Corporate Cover - Charter Free); and

(b)        for the purposes of clause 20.6 (Minimum Corporate Cover - Charter Attached) to the extent that such Vessel:

(i)         is not, at the relevant time, subject to a charter or other contract of employment; or

(ii)        is, at the relevant time, subject to a charter or other contract of employment having an unexpired term of less than 12 months,

by taking the average of the most recent two valuations prepared (and delivered pursuant to clause 20.12 (Financial testing)):

(a)        by two Approved Brokers which in any case shall have been prepared on or around the same date;

(b)        with or without physical inspection of that Vessel;

(c)        on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(d)        after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale,

PROVIDED THAT if the two valuations differ by more than 10% then a third valuation will also be obtained from a third Approved Broker and the Market Value of the relevant Vessel shall comprise the average of the three valuations obtained.

20.3     Market Value for Vessels under construction shall be valued at book value.

20.4     Market Value for each Vessel not calculated in accordance with clause 20.2 or clause 20.3 which, at the relevant time, is subject to a charter or other contract of employment having an unexpired term of 12 months or more with a first class charterer acceptable to the Majority Participating Lenders shall be the aggregate of:

(a)        the present value of the Bareboat-equivalent Time Charter Income of the relevant Vessel for the remaining term of such time charter or other contract of employment, excluding any renewal options or renewal periods; and

(b)        the present value of the residual value of the relevant Vessel at the end of the time charter or other contract of employment which shall be deemed to be equal to the current charter-free value of a vessel with similar characteristics to the relevant Vessel, but having the age which the relevant vessel will have at the expiration of the term of her time-charter or other contract of employment (excluding any renewal options).  The charter-free value of a Vessel will be determined in accordance with the provisions described in clause 20.2(a) to (d) above.

PROVIDED THAT for the purpose of determining the Market Value for testing the Minimum Corporate Cover pursuant to clause 20.5 (Minimum Corporate Cover - Charter Free) the valuation shall be made in accordance with clause 20.2 and clause 20.3 exclusively irrespective as to whether a charter or contract of employment with an unexpired term of 12 months and a first class charterer is in place for any relevant Vessel or not.

In calculating the above present values, the applicable discount rate shall be the Interest Rate Swap Rate at the time of the valuation for a period equal to the remaining term of the relevant Vessel’s charter or other contract of employment (excluding any renewal options).

Minimum Corporate Cover - Charter Free

20.5     If at any time on a Quarter Date on or after 30 September 2012, the Market Value of the New Money Vessels (plus the net realisable value of any Additional Security previously provided excluding, for the avoidance of doubt, refund guarantees in connection with the financed Vessels under construction) when expressed as a percentage of the total aggregate amount outstanding under the New Money Facility Agreements is less than 100 per cent., the Company must within 14 Business Days of the delivery of a relevant Compliance Certificate:

(a)        provide, or ensure a third party provides, Additional Security to the Intercreditor Agent (for and on behalf of each of the New Money Participating Lenders) which is acceptable to all Participating Lenders and which, in the opinion of all Participating Lenders, has a net realisable value at least equal to the shortfall and which, if it consists of or includes a Security interest, covers such asset or assets and is documented in such terms as all Participating Lenders approve, or require; or

(b)        prepay amounts outstanding under the New Money Facility Agreements by an amount which would reduce the amounts outstanding under each of the New Money Facility Agreements by the same proportion and by an aggregate amount which would have ensured compliance with this covenant had such amounts been prepaid on the relevant Quarter Date.

On each Quarter Date prior to 30 September 2012, the covenant shall be tested by reference to Market Value as calculated in accordance with clause 20.2 and clause 20.3 (Definition of Market Value) for information purposes only.

Minimum Corporate Cover - Charter Attached

20.6     If at any time on a Quarter Date specified in column 1 below, the Market Value of all Vessels owned by the Group (plus the net realisable value of any Additional Security previously provided) when expressed as a percentage of total Consolidated Debt is less than the percentage specified in column 2 below, the Company must within 14 Business Days of the delivery of a relevant Compliance Certificate:

(a)        provide, or ensure a third party provides, Additional Security to the Intercreditor Agent (for and on behalf of each of the Participating Lenders) which is acceptable to all Participating Lenders and which, in the opinion of all Participating Lenders, has a net realisable value at least equal to the shortfall and which, if it consists of or includes a Security interest, covers such asset or assets and is documented in such terms as all Participating Lenders approve, or require; or

(b)        prepay amounts outstanding under the Facility Agreements by an amount which would reduce the amounts outstanding under each of the Facility Agreements by the same proportion and by an aggregate amount which would have ensured compliance with this covenant had such amounts been prepaid on the relevant Quarter Date (with such prepayments being applied (a) firstly towards all New Money Facility Loans in amounts which reduce the New Money Facility Loans by the same proportion until all New Money Facility Loans have been repaid in full and (b) secondly towards all Existing Facility Loans in amounts which reduce the Existing Facility Loans by the same proportion).

Column 1	Column 2
Quarter Dates	Minimum percentage
31 December 2010, 31 March 2011, 30 June 2011, 30 September 2011, 31 December 2011	90%
31 March 2012 and 30 June 2012, 30 September 2012, 31 December 2012, 31 March 2013, 30 June 2013	95%
30 September 2013, 31 December 2013, 31 March 2014	100%
30 June 2014, 30 September 2014, 31 December 2014	105%
31 March 2015, 30 June 2015	110%
30 September 2015, 31 December 2015, 31 March 2016, 30 June 2016	115%
30 September 2016, 31 December 2016, 31 March 2017	120%
30 June 2017	125%
30 September 2017, 31 December 2017, 31 March 2018, 30 June 2018, 30 September 2018	130%

Minimum Liquidity Covenant

20.7     The Company shall ensure, at all times, that the aggregate of:

(a)        all unrestricted Cash; less

(b)        to the extent not already paid, the aggregate of all Fixed Amortisation Amounts and Balancing Payments anticipated to be payable to the Participating Lenders during or in relation to the then current Financial Quarter, shall not be less than US$30,000,000 or, in relation to the period from and including 31 March 2012 to and including 31 December 2012 only, US$20,000,000 and in each case Cash in such amounts must be held at all times in the Surplus Cash Account together with such other unrestricted Cash as is not required for discharge of amounts specified in clauses 15.17(b)(i) or 15.17(b)(ii) and which does not fall due for payment within a period of 30 days from time to time.

Consolidated Net Leverage

20.8     The Company shall ensure that for each Relevant Period ending on each Quarter Date specified in column 1 below, the Consolidated Net Leverage of the Company shall not exceed the ratio specified in column 2 below opposite that Quarter Date.

Column 1	Column 2
Quarter Dates	Maximum ratio
31 December 2010	12:1
31 March 2011, 30 June 2011	12.25:1
30 September 2011	11.50:1
31 December 2011	11:00:1
31 March 2012, 30 June 2012	10.75:1
30 September 2012	10.00:1
31 December 2012	9.25:1
31 March 2013	9:00:1
30 June 2013, 30 September 2013	8.50:1
31 December 2013, 31 March 2014	8.25:1
30 June 2014, 30 September 2014	8.00:1
31 December 2014	7.75:1
31 March 2015	7.50:1
30 June 2015	7.25:1

Column 1	Column 2
Quarter Dates	Maximum ratio
30 September 2015, 31 December 2015	7.00:1
31 March 2016	6.75:1
30 June 2016	6.50:1
30 September 2016	6.25:1
31 December 2016, 31 March 2017	6.00:1
30 June 2017	5.75:1
30 September 2017, 31 December 2017	5.50:1
31 March 2018	5.25:1
30 June 2018	5.00:1
30 September 2018	4.75:1

Interest Coverage Ratio Covenant

20.9     The Company shall ensure that for each Relevant Period ending on each Quarter Date specified in column 1 below, the ratio of Consolidated EBITDA to Net Interest Expense shall not be less than the ratio set out in column 2 opposite that Quarter Date.

Column 1	Column 2
Quarter dates	Minimum ratio
31 December 2010, 31 March 2011, 30 June 2011, 30 September 2011, 31 December 2011, 31 March 2012, 30 June 2012, 30 September 2012, 31 December 2012, 31 March 2013, 30 June 2013, 30 September 2013	1.50:1
31 December 2013, 31 March 2014, 30 June 2014	1.60:1
30 September 2014, 31 December 2014	1.70:1
31 March 2015	1.80:1
30 June 2015	1.90:1
30 September 2015, 31 December 2015	2.00:1
31 March 2016	2.10:1
30 June 2016, 30 September 2016	2.20:1
31 December 2016, 31 March 2017	2.30:1

Column 1	Column 2
Quarter dates	Minimum ratio
30 June 2017	2.40:1
30 September 2017, 31 December 2017	2.50:1
31 March 2018	2.60:1
30 June 2018	2.70:1
30 September 2018	2.80:1

Consolidated Market Value Adjusted Net Worth

20.10   The Company shall ensure that its Market Value Adjusted Net Worth is at all times at least US$400,000,000.

Financial testing

20.11   The financial covenants set out in this clause 20 shall be calculated and tested by reference to the most recent Financial Statements, valuations delivered in accordance with clause 20.12 and/or each Compliance Certificate delivered pursuant to clauses 22.4 to 22.6 (Provision and contents of Compliance Certificate).

20.12   The Company shall commission the valuations of the Vessels for the purposes of Market Value on a semi-annual basis (to be dated as at 30 June and 31 December in each year) and, to the extent the Majority Participating Lenders reasonably require having regard to the financial condition of the Group at the time, additionally on 31 March and 30 September. The valuations for 30 June and 31 December and, to the extent that additional valuations are commissioned in accordance with this clause, 31 March and 30 September, shall not have a date which is more than 1 week prior to the relevant Quarter Date on which a financial covenant in clause 20.5 (Minimum Corporate Cover - Charter Free) or 20.6 (Minimum Corporate Cover - Charter Attached) is tested.  In the event that no valuation has been commissioned for 31 March or 30 September in any year, Market Value for the relevant Quarter Date shall be calculated by reference to the most recent valuation delivered pursuant to this Agreement.

SECTION 6 - REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21        Representations and Warranties

General

21.1     Each Group Company makes the representations and warranties set out in this clause 21 to each Finance Party.

Status

21.2     It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

21.3     It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

Binding obligations

21.4     Subject to the Legal Reservations:

(a)        the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)        (without limiting the generality of clause 21.4(a) above), each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

Non-conflict with other obligations

21.5     The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Security under the Security Documents do not and will not conflict with:

(a)        any law or regulation applicable to it;

(b)        the constitutional documents of any Group Company; or

(c)        any agreement or instrument binding upon it or any Group Company or any of its or any Group Company’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

Power and authority

21.6     It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

21.7     No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

Validity and admissibility in evidence

21.8     All Authorisations required or desirable:

(a)        to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)        to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

21.9     All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

Governing law and enforcement

21.10   The choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

21.11   Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

Insolvency

21.12   No:

(a)        corporate action, legal proceeding or other procedure or step described in clause 25.16 (Insolvency proceedings); or

(b)        creditors’ process described in clause 25.18 (Creditors’ process),

has been taken or, to the knowledge of the Company, threatened in relation to a Group Company; and none of the circumstances described in clause 25.13 to 25.15 (Insolvency) applies to a Group Company.

No filing or stamp taxes

21.13   Under the laws of its Relevant Jurisdiction it is not necessary that the Transaction Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents except:

(a)        any filing, recording or enrolling or any tax or fee payable in relation to any Security Document which is referred to in any legal opinion delivered pursuant to this Agreement and which will be made or paid promptly after the date of the relevant Security Document.

Deduction of Tax

21.14   It is not required to make any deduction for or on account of Tax from any payment it may make under any Transaction Document to a Participating Lender.

No Default

21.15   Other than the Existing Finance Document Defaults, no Default is continuing or is reasonably likely to result from the making of any drawdown under a Transaction Document or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

21.16   No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

No misleading information

21.17   Any factual information (including financial projections and the disclosure of fees payable to all Participating Lenders in connection with the Transaction) (the Information) provided to the Participating Lenders (or to a professional adviser preparing financial projections and other information) provided by or on behalf of a Group Company was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

21.18   No event or circumstance has occurred or arisen and no information has been omitted from the Information and no information has been given or withheld that results in the Information being untrue or misleading in any material respect.

21.19   Any financial projection or forecast delivered or made available to the Participating Lenders has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of delivery of the document containing the projection or forecast) and arrived at after careful consideration.

21.20   All material information provided to a Participating Lender by or on behalf of the Company in connection with the Transaction on or before the date of this Agreement and not superseded before that date (whether or not contained in the Information) is accurate and not misleading in any material respect and all projections provided to any Participating Lender on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

21.21   All other written information provided by any Group Company (including its advisers) to a Participating Lender was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

Original Financial Statements

21.22   Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

21.23   Its unaudited Original Financial Statements fairly represent its financial condition and results of operations for the relevant financial quarter.

21.24   Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant financial year.

21.25   There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Company) since the date of the Original Financial Statements.

21.26   The Original Financial Statements of the Company do not consolidate the results, assets or liabilities of any person or business which does not form part of the Group.

21.27   Its most recent Financial Statements delivered pursuant to clause 22.3 (Financial Statements):

(a)        have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(b)        give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

21.28   The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

21.29   Since the date of the most recent Financial Statements delivered pursuant to clause 22.3 (Financial statements) there has been no material adverse change in the business, assets or financial condition of the Group.

No proceedings pending or threatened

21.30   No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Subsidiaries unless expressly disclosed to the Participating Lenders in writing before the date of this Agreement.

No breach of laws

21.31   It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

21.32   No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any Group Company which have or are reasonably likely to have a Material Adverse Effect.

Taxation

21.33   It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax of:

(a)        US$5,000,000 or more in relation to the Company or the Group taken as a whole; or

(b)        US$500,000 or more in relation to any Group Company (other than the Company),

or their equivalent in any other currency.

21.34   No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any Group Company of:

(a)        US$5,000,000 or more in relation to the Company or the Group taken as a whole; or

(b)        US$500,000 or more in relation to any Group Company (other than the Company),

(or their equivalent in any other currency) is reasonably likely to arise.

Security and Financial Indebtedness

21.35   No Security or Quasi-Security exists over all or any of the present or future assets of any Group Company other than as permitted by this Agreement.

21.36   No Group Company has any Financial Indebtedness outstanding other than as permitted by this Agreement.

Ranking

21.37   The Security under the Shared Security Documents has or will have the ranking in priority which it is expressed to have in the Shared Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

Good title to assets

21.38   It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

Shares

21.39   The shares of any Group Company which are subject to Security under the Security Documents are fully paid and not subject to any option to purchase or similar rights and are not bearer shares.  The constitutional documents of companies whose shares are subject to Security under the Security Documents do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Security under the Security Documents.  Except as provided in the Warrant Documents and the Employee Share Plan or in relation to an Equity Issue that has been disclosed in accordance with clause 18.7 (Equity Issue), there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Group Company (including any option or right of pre-emption or conversion).

Group Structure Chart

21.40   The group structure chart delivered pursuant to clause 2.1 (Conditions precedent) (as may be updated from time to time) is true, complete and accurate in all material respects and shows the following information:

(a)        each Group Company (other than a Dormant Subsidiary), including current name and company registration number, its jurisdiction of incorporation and/or establishment and a list of shareholders and indicating whether a company is not a company with limited liability; and

(b)        all minority interests in any Group Company and any person in which any Group Company holds shares in its issued share capital or equivalent ownership interest of such person.

Group Companies

21.41   Subject to any time period for accession of an Additional Group Company in accordance with the provisions of clause 32.10 (Additional Group Company), each Subsidiary of the Company (other than the Dormant Subsidiaries) is a party to this Agreement or has become a party to this Agreement. On the date of this Agreement, there are no other Group Companies other than the Original Group Companies and the Dormant Subsidiaries.

21.42   Each of the entities listed in Part 1b of Schedule 1 is a Dormant Subsidiary.

Accounting reference date

21.43   The Accounting Reference Date of each Group Company is 31 December.

No adverse consequences

21.44   It is not necessary under the laws of its Relevant Jurisdictions:

(a)        in order to enable any Finance Party to enforce its rights under any Finance Document; or

(b)        by reason of the execution of any Transaction Document or the performance by it of its obligations under any Transaction Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

21.45   No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

Times when representations made

21.46   All the representations and warranties in this clause 21 are made by each Group Company on the date of this Agreement.

21.47   All the representations and warranties in this clause 21 are deemed to be made by each Group Company on the Closing Date.

21.48   The Repeating Representations are deemed to be made by each Group Company (including any Additional Group Company) on the first day of each Interest Period (except that those contained in clauses 21.22 to 21.26 (Original Financial Statements) will not be repeated once subsequent financial statements have been delivered under this Agreement).

21.49   All the representations and warranties in this clause 21 except clause 21.40 (Group Structure Chart) are deemed to be made by each Additional Group Company on the day on which it becomes (or it is proposed that it becomes) an Additional Group Company.

21.50   Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

22        Information undertakings

22.1     The undertakings in this clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding (whether present, future, actually or contingently) under the Finance Documents or any Commitment is in force.

22.2     In this clause 22:

Annual Financial Statements means the financial statements for a Financial Year delivered pursuant to clause 22.3(a) (Financial statements).

Quarterly Financial Statements means the financial statements delivered pursuant to clause 22.3(b) (Financial statements).

Financial statements

22.3     The Company shall supply to the Relevant Finance Parties in sufficient copies for all the Participating Lenders:

(a)        as soon as they are available, but in any event within 150 days after the end of each of its Financial Years, its audited consolidated financial statements for that Financial Year; and

(b)        as soon as they are available, but in any event within 40 days after the end of each Financial Quarter, its consolidated financial statements for that Financial Quarter as published.

Provision and contents of Compliance Certificate

22.4     The Company shall supply a Compliance Certificate to the Relevant Finance Parties with each set of its audited consolidated Annual Financial Statements and each set of its Quarterly Financial Statements and shall be accompanied by the most recent valuations commissioned pursuant to clause 20.12 (Financial testing).

22.5     The Compliance Certificate shall, amongst other things, set out (in reasonable detail):

(a)        computations as to compliance with clause 20 (Financial covenants);

(b)        the quantum of Actual Free Cash Flow (including details as to its calculation) for each Vessel for the previous Financial Quarter;

(c)        the computations as to the Balancing Payment and any payment due in accordance with clause 15.10 (Additional Repayment);

(d)        a calculation of the Margin New Money Loans applicable to the next Interest Period; and

(e)        the amount of Financial Indebtedness secured by any first mortgagee on any Applicable Second Lien Vessel.

22.6     Each Compliance Certificate shall be signed by the Chief Financial Officer of the Company or two directors of the Company.

Requirements as to financial statements

22.7     The Company shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement.  In addition the Company shall procure that:

(a)        each set of Annual Financial Statements shall be audited by the Auditors; and

(b)        each set of Quarterly Financial Statements includes a reconciliation of actual costs for that Financial Quarter against budgeted costs for that Financial Quarter (as calculated in accordance with the relevant Budget).

22.8     Each set of financial statements delivered pursuant to clause 22.3 (Financial statements):

(a)        shall be certified by an officer of the Company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the Company by the Auditors and accompanying those Annual Financial Statements;

(b)        in the case of consolidated financial statements of the Group, shall be accompanied by a statement by an officer of the Company comparing actual performance for the Relevant Period (as defined in clause 20.1 (Financial Definitions)) to which the financial statements relate to:

(i)         the projected performance for that period set out in the Budget; and

(ii)        the actual performance for the corresponding period in the preceding Financial Year of the Group; and

(c)        shall be prepared in accordance with the Accounting Principles unless, in relation to any set of financial statements, the Company notifies the Participating Lenders that there has been a change in the Accounting Principles or the accounting practices (including by the Group adopting IFRS reporting) and its Auditors deliver to the Participating Lenders:

(A)       a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which Original Financial Statements were prepared; and

(B)       sufficient information, in form and substance as may be reasonably required by the Participating Lenders to determine whether the provisions of clause 20 (Financial covenants) have been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.  Notwithstanding the foregoing or any other provision of this Agreement, for the purposes of determining compliance with the financial covenants contained in this Agreement, any election by a Group Company to measure any portion of a non-derivative financial liability at fair value (as permitted by International Accounting Standard 39 or any similar accounting standard), other than to reflect a hedge of such non-derivative financial liability (including both interest rate and foreign currency hedges), shall be disregarded and such determination shall be made as if such election had not been made.

22.9     If the Company notifies the Participating Lenders of a change in accordance with clause 22.8(c), the Company and the Participating Lenders (through the Relevant Finance Parties) shall enter into negotiations in good faith for a period of not more than 30 days with a view to agreeing any amendments to clause 20 (Financial Covenants) and any other relevant provisions of this Agreement which are necessary to place the Company and the Finance Parties in the same position as they were prior to the change in the Accounting Principles or the accounting practices (including by the Group adopting IFRS reporting). If no agreement is reached under this clause, the Participating Lenders (through the Relevant Finance Parties) shall notify the Company of the amendments that need to be made to ensure that the Finance Parties are placed in the same position as they were prior to the change in the Accounting Principles or the accounting practices (including by the Group adopting IFRS reporting). If any amendments are agreed or notified pursuant to this clause, they shall take effect and be binding on each of the Parties in accordance with their terms.

22.10   If one or more Participating Lenders wish to discuss the financial position of the Group with the Auditors, those Participating Lenders will notify the Company and the Intercreditor Agent, stating the questions or issues which those Participating Lenders wish to discuss with the Auditors and the Intercreditor Agent shall, as soon as reasonably practicable following receipt of those questions or issues, notify the other Participating Lenders.  In this event, the Company must ensure that the Auditors are authorised (at the expense of the Company):

(a)        to discuss the financial position of the Group with those Participating Lenders and any other Participating Lenders who receive notice from the Intercreditor Agent and who wish to participate in the discussions; and

(b)        to disclose to the Participating Lenders and the Intercreditor Agent any information which those Participating Lenders may reasonably request.

Budget

22.11   The Company shall supply to the Relevant Finance Parties, as soon as the same become available but in any event at least 15 days prior to the start of each of its Financial Years, an annual Budget for that Financial Year.

22.12   The Company shall ensure that each Budget:

(a)        is in a form reasonably acceptable to the Majority Participating Lenders and includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group, projected financial covenant calculations and financial projections based on the same guiding principles and with the same level of detail as the agreed financial projections provided to the Finance Parties prior to the date of this Agreement;

(b)        enables the agreement of an Approved Budget;

(c)        is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under clause 22.3 (Financial statements); and

(d)        has been approved by the board of directors of the Company.

22.13   The Company shall brief, in the manner set out in clause 22.21, the Participating Lenders regarding projected operating expenses and general administrative expenses relating to the Vessels together with any contingencies and one-off or exceptional expenditure in relation to Vessels.

22.14   If the Majority Participating Lenders consider it necessary (acting reasonably having regard to the Company’s financial position at that time) they may request, at the cost of the Company, that the financial projections set out in the Budget are reviewed by a major accounting firm and that such accounting firm provides a reconciliation of such financial projections.

22.15   Any Budget that is delivered under this clause which is approved by the parties to a Facility Agreement shall be an Approved Budget for the purposes of clause 15 (Repayment) and the calculation of the Balancing Payment payable to the Participating Lenders party to that Facility Agreement.

Year-end

22.16   No Group Company shall change its Accounting Reference Date.

Information: miscellaneous

22.17   The Company shall supply to the Relevant Finance Parties:

(a)        at the same time as they are dispatched, copies of all documents dispatched by the Company to its shareholders generally (or any class of them) or dispatched by the Company or any Group Company to its creditors generally (or any class of them);

(b)        promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Company, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding:

(i)         US$5,000,000 in relation to the Company or the Group taken as a whole; or

(ii)        US$500,000 in relation to any Group Company (other than the Company),

or their equivalent in other currencies;

(c)        promptly, details of any disposal or insurance claim or other event or circumstance which may require a prepayment under a Facility Agreement and/or this Agreement;

(d)        promptly, such information as a Relevant Finance Party may reasonably require about the assets which are subject to, or expressed to be subject to, Security under the Security Documents and compliance of the Group Companies with the terms of any Security Documents;

(e)        promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any Group Company (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by the Company under this Agreement, any changes to management of the Group and an up to date copy of its shareholders’ register (or equivalent in its jurisdiction of incorporation)) as any Finance Party through a Relevant Finance Party may reasonably request; and

(f)         by no later than 6 months prior to the expiration of any time charter or other contract of employment in respect of a Vessel, its proposals as to the chartering or employment of the relevant Vessel upon the expiration of the subsisting charter or other contract of employment;

(g)        promptly on request details of the earnings per Vessel (including upon reasonable request, an aged debtor list), payments, expenses and other amounts incurred (including upon reasonable request, an aged creditor list) in connection with the operation, maintenance and repair of the Vessels and the profitability level of the Vessels;

(h)        by no later than 30 June 2018, its proposals on how it will refinance any amounts that will remain outstanding under the Finance Documents on the Final Maturity Date; and

(i)         promptly upon becoming aware, notification that Dr. John Coustas has ceased to be Chief Executive Officer of the Company.

22.18   Each Group Company shall (and the Company shall procure that each Group Company shall) promptly notify the Participating Lenders if at any time the Company’s cashflow forecasts show the Cash balance of the Group being equal to or less than US$30,000,000, at any time during the subsequent 6 month period (or, in relation to the period from and including 31 March 2012 to and including 31 December 2012 only, US$20,000,000) and thereafter the Company will issue monthly cashflow forecasts until these forecasts show the balance being greater than US$30,000,000 (or, in relation to the period from and including 31 March 2012 to and including 31 December 2012 only, US$20,000,000) for the subsequent 3 month period.

Notifications under this Agreement

22.19   Each Relevant Finance Party (acting by the Relevant Facility Agent if applicable) shall, in relation to each Facility Agreement to which they are a party, provide to the Intercreditor Agent, 5 Business Days prior to the end of each Interest Period the following:

(a)        a list of the respective Commitments under the relevant Facility Agreement, the amount of any (p)repayments made in relation to such Facility Agreement since the most recent list prepared pursuant to this clause, the amount of any cancellations made in relation to Commitments and details of the amounts outstanding under the Facility Agreement to which they are a party since the most recent list prepared pursuant to this clause,

(b)        any amounts being claimed under clause 9.5 (Default interest);

(c)        the information provided to them pursuant to clause 9.9 (Mandatory Cost); and

(d)        any payments due under clauses 11 (Changes to calculation of interest).

22.20   The Intercreditor Agent shall forward, within 3 Business Days of receipt, to each Relevant Finance Party (acting by the Relevant Facility Agent if applicable) the summary of all information delivered by each Relevant Finance Party under and as set out in clause 22.19.

Presentations and briefings

22.21   Once in each calendar month until 30 June 2011 and thereafter quarterly, the Company must ensure that one or more of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer gives a briefing (by telephone or in person at the option of the Company) to the Participating Lenders about the on-going business and financial performance of the Group including:

(a)        the information referred to in, or delivered under, this clause 22 provided that there shall be no obligation to discuss the refinancing referred to in clause 22.17(h) prior to 30 June 2018;

(b)        the Company’s forward view of the remainder of the year;

(c)        the Company’s current liquidity position and forecasts for its liquidity position;

(d)        the earnings per Vessel (including an aged creditor list), payments, expenses and other amounts incurred (including an aged debtor list) in connection with the operation, maintenance and repair of the Vessels and the profitability level of the Vessels; and

(e)        in the final quarter of each year, its budget for the forthcoming year,

provided that, without prejudice to the other provisions of this Agreement, nothing in this clause shall oblige the Company to produce financial statements other than the Financial Statements in accordance with this Agreement or produce other figures (for example, liquidity or earnings) more than once in any Financial Quarter.

22.22   The Majority Participating Lenders will, having regard to any concerns at that time which warrant such work to be undertaken, be entitled to require a major accounting firm (at the expense of the Company) to undertake such additional investigative work as may reasonably be required to explain and enable Finance Parties to understand management actions and the financial performance of the Company and each Group Company. The Majority Participating Lender shall provide brief details to the Company of the reason for requiring such additional investigative work provided that nothing in this clause shall imply that the consent of the Company is required for such additional investigative work to be carried out.

Notification of default

22.23   Each Group Company shall notify the Relevant Finance Parties and the Intercreditor Agent of any Default (and the steps, if any, being taken to remedy it or to prevent it becoming an Event of Default) promptly upon becoming aware of its occurrence (unless that Group Company is aware that a notification has already been provided by another Group Company).

22.24   Promptly upon a request by the Relevant Finance Parties, the Company shall supply to the Relevant Finance Parties and the Intercreditor Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

Know your customer checks

22.25   If:

(a)        the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)        any change in the status of a Group Company or the composition of the shareholders of a Group Company after the date of this Agreement; or

(c)        a proposed assignment or transfer by a Participating Lender of any of its rights and/or obligations under this Agreement to a party that is not a Participating Lender prior to such assignment or transfer, obliges any Finance Party (or, in the case of paragraph (c) above, any prospective new Finance Party) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Group Company shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by any Finance Party (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Finance Party) in order for such Finance Party or, in the case of the event described in paragraph (c) above, any prospective new Finance Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

22.26   Each Finance Party shall promptly upon the request of the Intercreditor Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Intercreditor Agent (for itself) in order for the Intercreditor Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

22.27   The Company shall, by not less than 10 Business Days’ prior written notice to the Intercreditor Agent, notify the Intercreditor Agent of its intention to request that a company becomes an Additional Group Company pursuant to clause 32.10 (Additional Group Company).

22.28   Following the giving of any notice pursuant to clause 22.27 above, if the accession of such Additional Group Company obliges the Intercreditor Agent or any Participating Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Intercreditor Agent or any Participating Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Intercreditor Agent (for itself or on behalf of any Participating Lender) or any Participating Lender (for itself or on behalf of any prospective new Participating Lender) in order for the Intercreditor Agent or such Participating Lender or any prospective new Participating Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Group Company.

23        General undertakings

23.1     The undertakings in this clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding (whether present, future, actually or contingently) under the Finance Documents or any Commitment is in force.

Authorisations and compliance with laws

Authorisations

23.2     Each Group Company shall promptly:

(a)        obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)        supply certified copies to the Participating Lenders of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)         enable it to perform its obligations under the Transaction Documents;

(ii)        ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(iii)       carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

Compliance with laws

23.3     Each Group Company shall (and the Company shall ensure that each Group Company will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

Taxation

23.4     Each Group Company shall (and the Company shall ensure that each Group Company will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)        such payment is being contested in good faith;

(b)        adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered pursuant to clause 22.3 (Financial statements); and

(c)        such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

23.5     No Group Company may change its residence for Tax purposes.

Restrictions on business focus

Merger

23.6     No Group Company shall (and the Company shall ensure that no other Group Company will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

23.7     Clause 23.6 shall not apply to any amalgamation, demerger, merger, consolidation or corporate reconstruction provided:

(a)        it is funded entirely from Surplus Equity Proceeds (as defined in clause 18.1 (Exit));

(b)        no Event of Default is continuing or would occur as a result of such merger;

(c)        the Company has delivered a pro forma Compliance Certificate to the Intercreditor Agent showing that the provisions of clause 20 (Financial covenants) would be complied with following such merger; and

(d)        it would not result in a Change of Control.

Change of business

23.8     The Company shall procure that no substantial change is made to the general nature of the business of the Company, the Group Companies or the Group taken as a whole from that carried on by the Group at the date of this Agreement.

Restrictions on dealing with assets and Security

Pari passu ranking

23.9     Each Group Company shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party or Hedge Counterparty against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

Negative pledge

23.10   In this clause and clause 21.35, Quasi-Security means an arrangement or transaction described in clause 23.10(b) below.  Except as permitted under clause 23.10(c) below:

(a)        No Group Company shall (and the Company shall ensure that no other Group Company will) create or permit to subsist any Security over any of its assets.

(b)        No Group Company shall (and the Company shall ensure that no other Group Company will):

(i)         sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Group Company;

(ii)        sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)       enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)      enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)        Clauses 23.10(a) and 23.10(b) above do not apply to any of the following:

(i)         any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any Group Company;

(ii)        any Security created pursuant to a Finance Document;

(iii)       any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group;

(iv)      any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a Group Company which constitutes Financial Indebtedness which is permitted pursuant to clause 23.29 (Treasury Transactions), excluding any Security or Quasi-Security under a credit support arrangement unless approved in accordance with the Hedging Strategy or the Cash Cover arrangements set out in this Agreement;

(v)       any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Company in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Group Company;

(vi)      any Security in connection with a Qualifying Refinancing;

(vii)     any Security to be granted to Hyundai as Security for amounts outstanding under the Vendor Finance Facility Agreements provided such Security is entered into in accordance with the Vendor Finance Facility Agreements and is subject to the Vendor Finance Intercreditor Agreement;

(viii)    Security in respect of, and in accordance with, the Sinosure Backed Facility over the Sinosure Vessels or a second ranking mortgage in favour of Citibank, N.A., ranking behind the Sinosure Backed Facility, such second ranking security and related intercreditor agreements being on terms no more favourable to Citibank N.A. than those set out in the form of the draft intercreditor agreement between, amongst others, Citibank, N.A. or its Affiliates and the Company in connection with the Sinosure Backed Facility (the Sinosure Intercreditor Agreement) and which is delivered as a condition precedent pursuant to clause 2.1 (for the avoidance of doubt, in draft form);

(ix)       Security in respect of, and in accordance with the Sinosure Vessels Alternative Financing; or

(x)        a Permitted Lien.

Disposals

23.11   Except as permitted under clause 23.12 or clause 23.14 below, no Group Company shall (and the Company shall ensure that no Group Company will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

23.12   Clause 23.11 above shall not apply to any disposal of any Vessel which disposal is approved in writing by each Participating Lender and Hedge Counterparty having a Facility Agreement or a Hedging Agreement secured by a mortgage over such Vessel and where the full proceeds of such disposal shall, upon the date on which the disposal of the Vessel is completed by the relevant Group Company by the transfer of title to the purchaser in exchange for all or part of the relevant purchase price, subject (if applicable) to the provisions of the Vendor Finance Intercreditor Agreement, be applied:

(a)        where the disposal is of a Joint Security Vessel and, unless the relevant Participating Lenders and Hedging Counterparties secured over that Vessel agree otherwise,

(i)         first in prepayment of all amounts of outstanding indebtedness under the Loan or Advance (as defined in the New Money Facility Agreement) relating to such Joint Security Vessel under the New Money Facility Agreement secured by that Joint Security Vessel and, following such prepayment the proceeds shall be applied in prepayment of any other Advance (and, in the case of the New HSH Facility Agreement (as defined in Schedule 4 (New Money Facility Agreements)) in prepayment of any other Advances on a pro rata basis as between Advances) under that New Money Facility Agreement in accordance with the provisions thereof;

(ii)        second in prepayment of indebtedness under the Existing Facility Agreements secured by that Joint Security Vessel (if any) and in providing Cash Cover in respect of an Existing Hedging Transaction secured by that Joint Security Vessel on a pari passu basis to the extent provided for in the relevant Existing Finance Document or New Money Finance Document (such that, for the avoidance of doubt, in circumstances where there is no Existing Facility Agreement secured over that Vessel, Cash Cover shall be provided for Existing Hedging Transactions secured by that Vessel prior to any application in accordance with (iii) below); and

(iii)       third in providing Cash Cover in respect of Hedging Liabilities secured by a mortgage over such Joint Security Vessel other than under an Existing Hedging Transaction; or

(b)        save in the case of an Applicable Second Lien Vessel, where the disposal is either:

(i)         of a Vessel which is not a Joint Security Vessel; or

(ii)        a Joint Security Vessel in respect of which all amounts of outstanding indebtedness under any relevant New Money Facility Agreement and any Hedging Liabilities ranking in priority to an Existing Facility Agreement has previously been repaid in full or where Cash Cover has been provided, in prepayment on the basis of its ranking to the extent such ranking is provided for in the relevant Existing Finance Documents (or in the case of (ii) above, the New Money Finance Documents) of all amounts of outstanding indebtedness under the Existing Facility Agreements and in providing Cash Cover for any Hedging Liabilities (whether or not it relates to the acquisition cost of that Vessel)

secured by a mortgage over that Vessel in accordance with the provisions thereof; or

(c)        where the disposal is of an Applicable Second Lien Vessel in prepayment on the basis of its ranking as provided for in the Additional Second Lien Intercreditor Agreements of all amounts of outstanding indebtedness secured by the relevant Applicable Second Lien Vessel and/or in providing Cash Cover for any Hedging Liabilities (whether or not it relates to the acquisition cost of that Vessel) secured by a mortgage over that Applicable Second Lien Vessel in accordance with the provisions thereof.

23.13   In the event that after application in discharge of amounts payable in accordance with 23.12, there are any surplus disposal proceeds remaining such surplus disposal proceeds thereafter must be applied in prepayment of all Loans under all Facility Agreements so that all Loans under each Facility Agreement are reduced by the same proportion in accordance with the provisions of the relevant Facility Agreement or related Finance Documents.

23.14   Clause 23.11 above does not apply to any sale, lease, transfer or other disposal which is a Permitted Transaction

Arm’s length basis

23.15   Except as permitted by clause 23.16 below, no Group Company shall (and the Company shall ensure no Group Company will) enter into any transaction with any person except on arm’s length terms and for full market value.

23.16   The following transactions shall not be a breach of clause 23.15 intra-Group loans permitted under clauses 23.18 and 23.19 (Loans or credit).

Dormant subsidiaries

23.17   No Group Company shall (and the Company shall ensure no Group Company will) cause or permit any Group Company which is a Dormant Subsidiary to commence trading or cease to satisfy the criteria for a Dormant Subsidiary unless such Dormant Subsidiary becomes an Additional Group Company in accordance with clause 32.10 (Additional Group Company).

Restrictions on movement of cash - cash out

Loans or credit

23.18   Except as permitted under clause 23.19 below, no Group Company shall (and the Company shall ensure that no Group Company will) be a creditor in respect of any Financial Indebtedness.

23.19   Conditional upon, but subject to clause 26.6(b) (blocking of accounts during an Enforcement Standstill Period), no Default continuing or occurring as a result of the loan being made, a Group Company may be a creditor in respect of:

(a)        loans made by a Group Company to the Company in order to enable the Company to meet its obligations under the Finance Documents; and

(b)        a loan made by one Group Company to another Group Company (i) to discharge expenditure of the type referred to in paragraphs (a) to (f) of the definition of Free Cash Flow or (ii) otherwise to facilitate repayment or prepayment of amounts due to Participating Lenders as permitted by this Agreement or (iii) loans permitted pursuant to clause 23.27.

No guarantees or indemnities

23.20   Except as permitted under clause 23.21 and 23.22  below, no Group Company shall (and the Company shall ensure that no Group Company will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

23.21   Clause 23.20 does not apply to guarantees entered into in the ordinary course of trading up to a maximum aggregate liability of:

(a)        US$5,000,000 in respect of the Company or the Group taken as a whole; or; or

(b)        up to US$500,000 in relation to any Group Company (other than the Company).

23.22   Clause 23.20 does not apply to guarantees entered into pursuant to a Finance Document or otherwise to guarantee liabilities under any Security permitted by clauses 23.10(c) (ii),(iii),(iv),(vi),(vii) (viii) or (ix).

Dividends and share redemption

23.23   Except as permitted under clause 23.24 below, the Company shall not (and will ensure that no other Group Company will):

(a)        declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)        repay or distribute any dividend or share premium reserve; or

(c)        redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

each a Distribution.

23.24   Clause 23.23 above does not apply to the following Distributions:

(a)        the payment of a dividend to the Company or any of its wholly-owned Subsidiaries provided such subsidiaries are guarantors or security providers under a Finance Document and that it is made when no Default is continuing or would occur immediately after the making of the Distribution;

(b)        the payment of a dividend by the Company to make Distributions provided that:

(i)         the Distribution is made when no Default is continuing or would occur immediately after the making of the Distribution;

(ii)        the Company has supplied the Intercreditor Agent for onward distribution to the Relevant Finance Parties with a certificate (signed by the Chief Financial Officer) showing in reasonable detail that each financial covenant set out in clause 20 (Financial covenants) is forecast on a pro forma basis to be complied with for the subsequent 6 month period;

(iii)       Consolidated Net Leverage has been below 6:1 for the previous four consecutive Financial Quarters (as tested by reference to the most recent Financial Statements and/or each Compliance Certificate delivered pursuant to clauses 22.4 to 22.6 (Provision and contents of Compliance Certificate));

(iv)      the consolidated Vessel Leverage has been above 125% for the previous four consecutive Financial Quarters; and

(v)       all debt service obligations owed to the Participating Lenders have been paid at the date on which the Distribution is proposed to be made.

23.25   For the purposes of clause 23.24(b), Vessel Leverage means the aggregate Market Value of all Vessels (as determined pursuant to clause 20.2 to clause 20.4 (Calculation of Market Value)) divided by the Consolidated Debt when expressed as a percentage.

Financial Indebtedness

23.26   Except as permitted under clause 23.27 below, no Group Company shall (and the Company shall ensure that no Group Company will) incur or allow to remain outstanding any Financial Indebtedness.

23.27   Clause 23.26 above does not apply to Financial Indebtedness:

(a)        in respect of Financial Indebtedness owed from one Group Company to another Group Company provided the relevant creditors’ rights in respect of such Financial Indebtedness are assigned to, or otherwise subject to Security in favour of, the Intercreditor Agent on such terms as the Intercreditor Agent shall approve save that such Security will not be obliged to be granted to the extent that it would affect the arrangements under the Preference Share Facility Agreement;

(b)        arising under any of the Vendor Finance Facility Agreements in the form delivered pursuant to clause 2.1 (Conditions precedent);

(c)        in respect of Financial Indebtedness under the KEXIM Facility Agreements in the form existing as at the date of this Agreement;

(d)        arising under the Sinosure Backed Facility or the Sinosure Vessels Alternative Financing;

(e)        arising under a Qualifying Refinancing; or

(f)         Financial Indebtedness under the Finance Documents.

Miscellaneous

Access

23.28   If a Default is continuing or a Relevant Facility Agent reasonably suspects a Default is continuing or may occur, each Group Company shall, and the Company shall ensure that each Group Company will, permit the Relevant Facility Agent and/or the Intercreditor Agent and/or accountants or other professional advisers and contractors of the Relevant Facility Agent or Intercreditor Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Group Company or Company to (a) the premises, assets, books, accounts and records of each Group Company and (b) meet and discuss matters with senior management of the Group.

Treasury Transactions

23.29   No Group Company shall (and the Company will procure that no members of the Group will) enter into any Treasury Transaction, other than:

(a)        the Existing Hedging Transactions documented by the Hedging Agreements;

(b)        any Treasury Transaction contemplated by, and entered into in accordance with, the Hedging Strategy; or

(c)        spot and forward delivery foreign exchange contracts entered into in the ordinary course of trading and not for speculative purposes.

Compliance with Hedging Strategy

23.30   The Company shall (and shall procure that each Group Company shall) comply with the terms of the Hedging Strategy.

23.31   The Company shall ensure that all interest rate hedging arrangements required by the Hedging Strategy are implemented in accordance with the terms of the Hedging Strategy and that such arrangements are not terminated, varied or cancelled without the consent of the Intercreditor Agent (acting on the instructions of the Majority Participating Lenders), save as permitted by this Agreement.

Further assurance

23.32   Each Group Company shall (and the Company shall procure that each Group Company will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Relevant Facility Agents may reasonably specify (and in such form as the Relevant Facility Agents may reasonably require in favour of the Intercreditor Agent or its nominee(s)):

(a)        to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Security created by the Security Documents) or for the exercise of any rights, powers and remedies of the Intercreditor Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(b)        to confer on the Intercreditor Agent or confer on the Finance Parties Security over any property and assets of that Group Company located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(c)        to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security under the Security Documents.

23.33   Each Group Company shall (and the Company shall procure that each Group Company shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Intercreditor Agent or the Finance Parties by or pursuant to the Finance Documents.

Miscellaneous

23.34   Each Group Company shall (and the Company shall procure that each Group Company shall) ensure that all of its bank accounts are opened and maintained with a Finance Party or an Affiliate of a Finance Party (in such jurisdiction as nominated by the relevant Finance Parties) and are subject to valid Security under a Security Document other than in the case of a Common Account which must be deposited in an account which is secured in favour of the Intercreditor Agent pursuant to a Shared Security Document.

23.35   Each Group Company shall (and the Company shall procure that each Group Company shall) consult with the Participating Lenders as to the corporate governance arrangements for the Company, any replacement of any directors and any succession and recruitment planning at a board level.

23.36   The Company shall use all reasonable endeavours to ensure that as soon as reasonably practicable, and in any event prior to any drawdown under a New Money Facility Agreement, the financial covenants under the KEXIM Facility Agreements are consistent with the terms of this Agreement, or long term waivers are entered into (each in form acceptable to the Majority Participating Lenders in their sole discretion) such that defaults are not triggered under the KEXIM Facility Agreements where they would not be triggered under this Agreement.

Restricted Persons

23.37   Each Group Company acknowledges and agrees that certain of the Finance Parties, be it due to applicable laws or to internal rules and regulations, are prohibited to conclude transactions or finance transactions with the government of or any person or entity owned or controlled by the government of certain countries (the Restricted Countries) subject to sanctions and/or trade embargoes, in particular but not limited to pursuant to the U.S.’s Office of Foreign Asset Control of the U.S. Department of Treasury (OFAC) or persons, entities or any other parties (hereinafter collectively referred to as Restricted Persons) (i) located, domiciled, resident or incorporated in Restricted Countries, and/or (ii) subject to any sanction administrated by the United Nations, the European Union, Switzerland, OFAC, HM Treasury and the Foreign and Commonwealth Office of the United Kingdom, the Monetary Authority of Singapore and the Hong Kong Monetary Authority and/or any other applicable country and/or (iii) owned or controlled by or affiliated with persons, entities or any other parties as defined in (i) and (ii) hereinbefore. As of the date of this Agreement such Restricted Countries are the following: Cuba, Iran, Myanmar, North Korea, Sudan and Syria.

23.38   No Group Company shall (and the Company shall ensure that no other Group Company will)  transfer, make use of or provide the benefits of any money, proceeds or services provided by or received from any Finance Party to such Restricted Persons or conduct any business activity such as entering into any ship acquisition agreement, any ship refinancing agreement and/or any charter agreement related to a vessel, project, asset or otherwise for which money, proceeds or services have been received from a Finance Party with such Restricted Persons. After having been notified by a Finance Party and based on respective sanctions being imposed by above mentioned regulative bodies, each Group Company hereby accepts any such additional countries to be included in the list of Restricted Countries.

24        Sinosure Vessels covenants

24.1     The Company shall use its best endeavours to initiate a sale process in respect of each of the Sinosure Vessels by March 31 2011 in the event that prior to that date, financing has not been entered into (on a committed basis and where the conditions precedent to a drawdown thereunder have been satisfied save for those that can only be satisfied by delivery of the relevant Sinosure Vessels) in an amount which is at least US$203,400,000 and which can be used to fund the remaining instalments due on such vessels under either:

(a)        the Sinosure Backed Facility (which shall be on terms which are no more favourable to the lenders under such facility, including as to guarantees and Security, than the terms set out in Schedule 17); or

(b)        the Sinosure Vessels Alternative Financing, which shall be on terms which:

(i)         shall be no less favourable to the Participating Lenders in respect of net receipts from such vessels becoming available to the Participating Lenders than those presently offered under the Sinosure Backed Facility in respect of the period until 31 December 2018; and

(ii)        do not contain covenants, undertakings or default provisions or otherwise grant more favourable provisions or treatment to any financier than those set out for the Sinosure Backed Facility.

24.2     Upon the occurrence of a sale of the Sinosure Vessels which does not breach clause 25.30 (Sinosure Event of Default) either (a), (b) or (c) below shall apply to each Facility Agreement, as appropriate:

(a)        undrawn Commitments under each New Money Facility Agreement under which  no amounts have been drawn down shall be reduced by an amount which is equal to the first $81,000,000 of net sale proceeds, together with all net sale proceeds in excess of $101,000,000 (such aggregate amount being the Net Sale Proceeds) multiplied by such undrawn Commitments under that New Money Facility Agreement divided by Total Commitments; (the Cancelled Commitments);

(b)        total drawn Commitments under each Facility Agreement under which  no further amounts are available to be drawn down shall be prepaid by an amount which is equal to the Net Sale Proceeds multiplied by such drawn Commitments under that Facility Agreement divided by Total Commitments; or

(c)        total drawn Commitments under each Facility Agreement under which some amounts have been drawn down and some amounts remain available to be drawn down shall be prepaid by an amount which is equal to the Net Sale Proceeds multiplied by all such Commitments (drawn and undrawn) under that Facility Agreement divided by Total Commitments and where the prepayment amount exceeds the drawn Commitments, undrawn Commitments under each Facility Agreement shall be reduced by an amount which is equal to such excess (the Other Cancelled Commitments), and the Company undertakes that the Net Sale Proceeds which result in Cancelled Commitments or Other Cancelled Commitments and which otherwise would have been applied in prepayment in accordance with clause 25.30 shall be paid by the Company into a separate designated account pending application towards instalments which the Cancelled Commitments or Other Cancelled Commitments were scheduled to finance.

24.3     The Company shall provide monthly updates on the progress of discussions as to the entry into the Sinosure Backed Facility, together with updates on the discussions as to alternative funding for the Sinosure Vessels and/or the marketing and sale plans relating to the Sinosure Vessels, with such updates, following 31 March 2011, to occur on at least a fortnightly basis.

24.4     The Company covenants that it will not request nor will it be entitled to a drawdown under the New Money Facility Agreements (save for the New RBS Facility, New HSH Facility and ABN AMRO Club Facility) unless and until there has occurred either:

(a)        the entry into of the Sinosure Backed Facility and satisfaction of the conditions precedent to first drawing thereunder; or

(b)        the entry into of the Sinosure Vessels Alternative Financing and satisfaction of the conditions precedent to first drawing thereunder ; or

(c)        a sale of the Sinosure Vessels which does not breach clause 25.30 (Sinosure Event of Default) .

There shall be no entitlement to drawdown under the New Money Facility Agreements to finance (in whole or in part) any pre-delivery financing unless and until one of the events described in sub-paragraphs (a) to (c) of this clause 24.4 has occurred.

SECTION 7 - EVENTS OF DEFAULT AND ENFORCEMENT

25        Events of Default

25.1     Each of the events or circumstances set out in this clause 25 is an Event of Default.

Non-payment

25.2     A Group Company does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)        its failure to pay is caused by:

(i)         administrative or technical error; or

(ii)        a Disruption Event; and

(b)        payment is made within 3 Business Days of its due date.

Financial covenants and other obligations

25.3     Any requirement of clauses 16 (Cash Management), clause 24 (Sinosure Vessel Covenants), clause 20 (Financial covenants)  and any requirement to provide Cash Cover in accordance with this Agreement is not satisfied or a Group Company does not comply with any of the provisions of clause 22 (Information undertakings).

25.4     A Group Company does not comply with any provision of any Security Document or any provision of a Finance Document for which there is no remedy period in that Finance Document.

Other obligations

25.5     A Group Company does not comply with any provision of the Finance Documents (other than those referred to in clause 25.2 (Non-payment) and clauses 25.3 and 25.4 (Financial covenants and other obligations)).

25.6     No Event of Default under clause 25.5 above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (i) the Intercreditor Agent or a Relevant Finance Party giving notice to the Company or relevant Group Company and (ii) the Company or a Group Company becoming aware of the failure to comply.

Misrepresentation

25.7     Any representation or statement made or deemed to be made by a Group Company in the Finance Documents or any other document delivered by or on behalf of any Group Company under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

Cross default

25.8     Any Financial Indebtedness of any Group Company is not paid when due nor within any originally applicable grace period.

25.9     Any Financial Indebtedness of any Group Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

25.10   Any commitment for any Financial Indebtedness of any Group Company is cancelled or suspended by a creditor of any Group Company as a result of an event of default (however described).

25.11   Any creditor of any Group Company becomes entitled to declare any Financial Indebtedness of any Group Company due and payable prior to its specified maturity as a result of an event of default (however described).

25.12   No Event of Default will occur under clauses 25.8 to 25.11 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 25.8 to 25.11 above is less than US$5,000,000 (or its equivalent in any other currency or currencies).

Insolvency

25.13   A Group Company is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (except the Participating Lenders) with a view to rescheduling any of its indebtedness.

25.14   Unless otherwise disclosed in writing to all Participating Lenders prior to the date of this Agreement, the value of the assets of any Group Company is less than its liabilities (taking into account contingent and prospective liabilities).

25.15   A moratorium is imposed by law or declared in respect of any indebtedness of any Group Company.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

Insolvency proceedings

25.16   Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)        the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Company;

(b)        a composition, compromise, assignment or arrangement with any creditor of any Group Company;

(c)        the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Group Company or any of its assets; or

(d)        enforcement of any Security (other than a Permitted Lien) over any assets of any Group Company,

or any analogous procedure or step is taken in any jurisdiction (including any conciliation or reorganisation process is entered into pursuant to the Greek Bankruptcy Code (Law 3588/2007) or any order is made under the United Stated Bankruptcy Code).

25.17   Clause 25.16 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement. Clause 25.16(b) shall not apply to any action expressly permitted or contemplated by this Agreement.

Creditors’ process

25.18   Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a Group Company having an aggregate value of US$5,000,000 or more and is not discharged within 14 days.

Unlawfulness and invalidity

25.19   It is or becomes unlawful for a Group Company to perform any of its obligations under the Finance Documents or any Security under any Security Documents ceases to be effective or any subordination created under this Agreement is or becomes unlawful.

25.20   Any obligation or obligations of any Group Company under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Majority Participating Lenders under the Finance Documents.

25.21   Any Finance Document ceases to be in full force and effect or any Security under the Shared Security Documents and/or New Security Documents or any subordination created under any Transaction Document ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

Cessation of business

25.22   Any Group Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business other than following a sale or Total Loss of the Vessel in accordance with the terms of the Facility Agreement pursuant to which financing was provided in relation to that Vessel.

Change of Control

25.23   A Change of Control occurs.

Audit qualification

25.24   The Auditors of the Group qualify, in the opinion of the Majority Participating Lenders, materially the audited annual consolidated financial statements of the Company for the financial years ending 31 December 2010 and thereafter unless previously disclosed and accepted by the Majority Participating Lenders prior to the relevant audited accounts being signed off by the Auditors.

Repudiation and rescission of agreements

25.25   A Group Company (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Security under the Shared Security Documents or evidences an intention to rescind or repudiate a Finance Document or any Security under the Shared Security Documents.

25.26   Any party to the Sinosure Facility Agreement or Vendor Finance Documents rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Majority Participating Lenders, likely to have a material adverse effect on the interests of the Participating Lenders under the Finance Documents.

Litigation

25.27   Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any Group Company or its assets which has or is reasonably likely to have a Material Adverse Effect.

Material adverse change

25.28   Any event or circumstance occurs which the Majority Participating Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

Breach of a charter

25.29   There is a breach by any Charterer (as defined in any Existing Finance Document) of any Charter or Charterparty (as defined in any Existing Finance Document), which is a time charter or other contract of employment, which has not been remedied either by the curing of such breach by the Charterer or by a replacement charter or other contract of employment on substantially the same terms as the relevant charter or other contract of employment being entered into, in each case, on terms satisfactory to the Majority Participating Lenders within 60 days of the breach arising.

Sinosure

25.30   There shall be an immediate Event of Default if:

(a)        the Sinosure Vessels are not sold or financed (on a committed basis and where the conditions precedent to a drawing thereunder have been satisfied save for those that can only be satisfied by delivery of the relevant Sinosure Vessels) by either the Sinosure Backed Facility or the Sinosure Vessels Alternative Financing; or

(b)        in the case of a sale of such Sinosure Vessels, the net sale proceeds received are not at least US$101,000,000; or

(c)        the Participating Lenders do not receive prepayment of Facilities or cancellation of undrawn Commitments under the New Money Facility Agreements in accordance with 24.2 (Sinosure Vessel covenants) equal in aggregate to the total net sale proceeds less US$20,000,000 and such prepayments and/or cancellation of Commitments are not, in aggregate, at least US$81,000,000, in each case on or before 26 June 2011.

26        Consequences of an Event of Default

Event of Default under this Agreement

26.1     On and at any time after the occurrence of an Event of Default which is continuing:

(a)        the Intercreditor Agent may, and shall if so directed by the Majority Participating Lenders, by notice to the Company:

(i)         exercise or direct each Relevant Security Trustee, Finance Party or any other holder or beneficiary of Security under a Shared Security Document to exercise any or all of its rights, remedies, powers or discretions under this Agreement and/or the Shared Security Documents; and/or

(ii)        exercise or direct each Relevant Security Trustee, Finance Party or any other holder or beneficiary of Security under a Shared Security Document to exercise any or all of its rights, remedies, powers or discretions under the Shared Security Documents;

(b)        a Finance Document Event of Default shall be deemed to have occurred under each Facility Agreement and other relevant Finance Document and the term Event of Default in each Facility Agreement shall be construed accordingly; and

(c)        subject to clause 26.2 to clause 26.6 (Finance Document Event of Default (other than a Restructuring Document)), a Relevant Facility Agent, a Relevant Security Trustee, any other Further Finance Party and/or any other Finance Party may take such action under the Finance Documents to which they are a party as is permitted or contemplated under such Finance Document as a consequence of a Finance Document Event of Default.

Finance Document Event of Default

26.2     On and at any time after the occurrence of a Finance Document Event of Default which is continuing provided, subject to clause 26.5, the Enforcement Standstill Period in relation to that Finance Document Event of Default has elapsed:

(a)        a Finance Document Event of Default shall be deemed to have occurred under each Facility Agreement and other relevant Finance Document;

(b)        a Relevant Security Trustee, any other Further Finance Party and/or any other Finance Party may:

(i)         take such action (including as to the blocking of accounts) or Enforcement Action under the Finance Documents to which they are a party as is permitted or contemplated under such Finance Document as a consequence of a Finance Document Event of Default;

(ii)        take Enforcement Action unless that Finance Party is prohibited from taking such Enforcement Action under a Finance Document to which it is a party; and

(iii)       exercise any right of Close Out Netting by a Hedge Counterparty.

26.3     For the purposes of this clause 26:

Enforcement Standstill Period means, in relation to any Finance Document Event of Default, a period of 15 days from the date on which that Event of Default or Finance Document Event of Default occurred.

Payment Default means, irrespective of any carve out for a technical/administrative error or Disruption Event, the Company or any other Group Company fails to make any scheduled payment of interest, principal or swap payments or to pay any other amounts when due under a Finance Document or to provide Cash Cover when required.

Recoveries under Finance Documents which are not Restructuring Documents

26.4     Any enforcement recoveries under a guarantee or Security under a Finance Document (including pursuant to a Security Document relating to an Applicable Second Lien Vessel (including its earnings, owners and lessees)) which is not a Restructuring Document or expressed in this Agreement or another Restructuring Document to be in favour of all Finance Parties shall be applied in accordance with that Finance Document and no provision in a Restructuring Document shall oblige a Finance Party to share any such recoveries with any Finance Party which is not a party to that Finance Document.

Enforcement Standstill Period

26.5     The proviso under clause 26.2 that the Enforcement Standstill Period should have elapsed prior to taking the action specified in clause 26.2(a) or clause 26.2(b) shall not apply if:

(a)        the Majority Participating Lenders agree that the Enforcement Standstill Period should not apply or agree that Enforcement Action should be taken prior to the expiry of the relevant Enforcement Standstill Period;

(b)        a person that is not a Finance Party has taken any Enforcement Action; or

(c)        an Insolvency Event is commenced or arises (other than cashflow insolvency arising as a consequence of a Payment Default) (an Insolvency Default).

26.6     During the Enforcement Standstill Period or whilst a Default or Finance Document Default is continuing, each Participating Lender or Finance Party, as the case may be:

(a)        shall be entitled to refuse to fund a drawdown under the Facility Agreement(s) to which it is a party:

(i)         if the relevant Facility Agreement so provides and Payment Default or Insolvency Default has occurred and is continuing; or

(ii)        if a breach of clause 20 (Financial covenants) has occurred and is continuing and has not been waived by the Majority Participating Lenders,

(iii)       there occurs a breach by any Charterer (as defined in any New Money Facility Agreement) of a Charter (as defined in any New Money Facility Agreement) in relation to a Joint Security Vessel which would entitle the relevant Owner (as defined in any New Money Facility Agreement) to terminate the Charter, or any Charterer is subject to any of the proceedings described in clause 25.16.

PROVIDED THAT no Participating Lender shall be entitled to refuse to fund a drawdown under a Facility Agreement during the Enforcement Standstill Period for any other reason; and

(b)        may, subject to the terms of the relevant Finance Document, block any account subject to Security under the Finance Documents to which it is a party of a Group Company up to a maximum of the amounts then due and payable to that Finance Party or the Finance Parties under the Facility Agreement to which that Finance Document relates PROVIDED THAT this shall not entitle the Finance Party to block any amounts that would be payable:

(A)       by or to the Company for payment to another Participating Lender or for payment to a Hedge Counterparty; or

(B)       any operating expenses and general administrative expenses relative to the Vessels secured by that Facility Agreement which are reasonable and which needed to be discharged during the Enforcement Standstill Period in order to enable the continued operation of those Vessels and in circumstances where the Company has provided to that Finance Party reasonable evidence as to the payments that needed to be made,

PROVIDED FURTHER that although the blocking of such accounts is restricted by this clause and modified by clause 5.3(j) it is acknowledged that the ability to block accounts will be governed by, and decided by reference to, the relevant Facility Agreement and related Finance Documents by the parties to those documents.

27        Application of proceeds of Shared Security Document

Order of application

27.1     Subject to clause 27.4 (Prospective Liabilities), all amounts from time to time received or recovered by the Intercreditor Agent pursuant to the terms of any Shared Security Document or in connection with the realisation or enforcement of all or any part of the Security under a Shared Security Document (for the purposes of this clause 27, the Recoveries) shall be held by the Intercreditor Agent on trust to apply them at any time to the extent permitted by applicable law (and subject to the provisions of this clause 27 (Application of Proceeds of Shared Security Document)), in the following order of priority:

(a)        in discharging any sums owing to the Intercreditor Agent, any Receiver or any Delegate;

(b)        in payment of all costs and expenses incurred by any Intercreditor Agent or any other Finance Party in connection with any realisation or enforcement of the Security under the Shared Security Documents taken in accordance with the terms of this Agreement or any action taken at the request of the Intercreditor Agent under clause 29.5 (Group Company’s actions);

(c)        subject to clause 27.2, in payment to the Finance Parties  for application towards the discharge of Liabilities under the Facility Agreements or related Finance Documents in the manner and in the order contemplated by the relevant Finance Document and which are certified by them as due;

(d)        PROVIDED THAT no Default is continuing, the balance, if any, in payment to the relevant Group Company.

27.2     Subject to clause 27.3, all sums to be applied pursuant to clause 27.1(c) will be allocated by the Relevant Finance Parties by reference to the proportion that the Liabilities owed to a Finance Party bears to the Liabilities owed to all Finance Parties at that time.

27.3     In relation to clause 27.12 (Shared Security in relation to the Intra-Group Liabilities), the relevant Finance Parties referred to in that clause shall rank ahead of the other Finance Parties.

Prospective Liabilities

27.4     The Intercreditor Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Intercreditor Agent with such financial institution (including itself) and for so long as the Intercreditor Agent shall think fit (the interest being credited to the relevant account) for later application under clause 27.1 (Order of application) in respect of any sum to any Intercreditor Agent, any Receiver or any Delegate that the Intercreditor Agent reasonably considers, in each case, might become due or owing at any time in the future including in circumstances where there is a continuing Default.

Investment of proceeds

27.5     Prior to the application of the proceeds of the enforcement of Shared Security Documents in accordance with clause 27.1 (Order of application) the Intercreditor Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Intercreditor Agent with such financial institution (including itself) and for so long as the Intercreditor Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Intercreditor Agent’s discretion in accordance with the provisions of this clause 27.

Currency conversion

27.6     For the purpose of, or pending, the discharge of, any of the Liabilities and all other present and future obligations at any time due, owing or incurred by any Group Company under the Finance Documents (both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity),  the Intercreditor Agent may convert any moneys received or recovered by the Intercreditor Agent from one currency to another, at the Intercreditor Agent’s spot rate of exchange in the London foreign exchange market at or about 11:00 am (London time) on a particular day.

27.7     The obligations of any Group Company to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

Permitted deductions

27.8     The Intercreditor Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the property and assets secured by the Shared Security Documents, or as a consequence of performing its duties, or by virtue of its capacity as Intercreditor Agent under any of the Restructuring Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

Good discharge

27.9     Any payment to be made in respect of the proceeds of enforcement of the Shared Security Documents by the Intercreditor Agent:

(a)        may be made to the Relevant Facility Agents on behalf of the Finance Parties under the Facility Agreements (or related Finance Document) pursuant to which a Relevant Facility Agent has been appointed or in the case of the Credit Suisse Facility Agreement (as defined in Schedule 3) and the Emporiki Facility Agreement (as defined in Schedule 3), directly to the relevant Participating Lender;

(b)        shall be made directly to the Hedge Counterparties (other than Hedge Counterparties which are entitled to payments under a Facility Agreement or Finance Document relating to that Facility Agreement), and any payment made in that way shall be a good discharge, to the extent of that payment, by the Intercreditor Agent.

Calculation of amounts

27.10   For the purpose of calculating any person’s share of any sum payable to or by the Intercreditor Agent, the Intercreditor Agent shall be entitled to:

(a)        notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Intercreditor Agent), that notional conversion to be made at the spot rate at which the Intercreditor Agent is able to purchase the notional base currency with the actual currency of the Liabilities owed to that person at the time at which that calculation is to be made; and

(b)        assume that all moneys received or recovered as a result of the enforcement or realisation of the assets and  property under the Shared Security Documents are applied in discharge of the Liabilities in accordance with the terms of the Finance Documents under which those Liabilities have arisen.

Shared Security in relation to Intra-Group Liabilities

27.11   If a Finance Party or Finance Parties is enforcing Security over shares in a Group Company (the Relevant Group Company), the Relevant Security Trustee which is taking such Enforcement Action shall be entitled to give a direction to the Intercreditor Agent to enforce, (in such manner as directed by the Relevant Security Trustee) the Security over Intra-Group Liabilities as between the Company and the Relevant Group Company or release such Intra-Group Liabilities.

27.12   The Intra-Group Liabilities owed by a Group Company to the Company or vice versa  pursuant to the up or down streaming of funds whereby financing has been provided for the construction and/or acquisition of the Vessel(s) owned by the relevant Group Company, and the Shared Security Documents which secure such Intra-Group Liabilities grant security for amounts owing to the Finance Parties under the Finance Documents pursuant to which such financing has been provided in priority, up to the amount of such upstream or down stream funds, to any other Finance Party and the provisions of clause 27.1 to clause 27.3 (Order of application) shall apply.

27.13   Intra-Group Liabilities owed by the Company to a Group Company or a Group Company (other than the Company) to another Group Company (including the Company) shall be secured (other than those Group Companies that are a party to the Additional Second Lien Intercreditor Agreements) for the benefit of all Finance Parties.

All enforcement action through the Intercreditor Agent

27.14   Without the prior written consent of the Intercreditor Agent, none of the other Finance Parties shall have any independent power to enforce any of the Shared Security Documents, in respect of which the Intercreditor Agent acts as security trustee or agent, or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any such Shared Security Documents or otherwise have direct recourse to the Security and/or guarantees constituted by any of such Shared Security Documents except through the Intercreditor Agent.  The Intercreditor Agent shall not be liable for any direct actions taken by any of the other Finance Parties.

SECTION 8 - INTRA-GROUP LIABILITIES

28        Intra-Group Lenders and Intra-Group Liabilities

Payments:  Intra-Group Liabilities

28.1     Subject to clause 28.2 below, the Group Companies may make Payments in respect of the Intra-Group Liabilities (whether of principal, interest or otherwise) from time to time when due.

28.2     Payments in respect of the Intra-Group Liabilities may not be made pursuant to clause 28.1 above if, at the time of the Payment:

(a)        an Event of Default has occurred and is continuing; or

(b)        a Finance Document Event of Default would occur under any of the Finance Documents,

unless that Payment is made by a Group Company to the Company to facilitate Payment of the Liabilities under the Finance Documents.

Payment obligations continue

28.3     No Group Company shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Finance Document by the operation of clause 28.1 or 28.2 (Payments: Intra-Group Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those clauses.

Security:  Intra-Group Lenders

28.4     Prior to the Final Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities unless:

(a)        that Security, guarantee, indemnity or other assurance against loss is expressly permitted under the terms of this Agreement; or

(b)        the prior consent of the Majority Participating Lenders is obtained.

Restriction on enforcement:  Intra-Group Lenders

28.5     Subject to clause 28.6 (Permitted enforcement: Intra-Group Lenders), none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Final Discharge Date.

Permitted enforcement:  Intra-Group Lenders

28.6     After the occurrence of an Insolvency Event in relation to any Group Company, each Intra-Group Lender may (unless otherwise directed by the Intercreditor Agent or unless the Intercreditor Agent has taken, or has given notice that it intends to take, action on behalf of that Intra-Group Lender in accordance with clause 29.4 (Filing of claims)), exercise any right it may otherwise have against that Group Company to:

(a)        accelerate any of that Group Company’s Intra-Group Liabilities or declare them prematurely due and payable or payable on demand;

(b)        make a demand under any guarantee, indemnity or other assurance against loss given by that Group Company in respect of any Intra-Group Liabilities;

(c)        exercise any right of set-off or take or receive any Payment in respect of any Intra-Group Liabilities of that Group Company; or

(d)        claim and prove in the liquidation of that Group Company for the Intra-Group Liabilities owing to it.

29        Effect of Insolvency Event

Payment of distributions

29.1     After the occurrence of an Insolvency Event in relation to any Group Company, any Group Company entitled to receive a distribution out of the assets of that Group Company in respect of Intra-Group Liabilities owed to that Group Company shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that Group Company to pay that distribution to the Intercreditor Agent until the Liabilities owing to the Finance Parties have been paid in full.

29.2     The Intercreditor Agent shall apply distributions paid to it under clause 29.1 above in accordance with clauses 27.1, 27.2 and 27.3 (Application of proceeds of Shared Security Document).

Non-cash distributions

29.3     If the Intercreditor Agent or any other Finance Party receives a distribution in a form other than in cash in respect of any of the Intra-Group Liabilities, the Intra-Group Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Intra-Group Liabilities.

Filing of claims

29.4     After the occurrence of an Insolvency Event in relation to any Group Company (the Insolvent Group Company), each Group Company irrevocably authorises the Intercreditor Agent (acting in accordance with clause 29.6 (Intercreditor Agent instructions)), on its behalf, to:

(a)        take any Enforcement Action (in accordance with the terms of this Agreement) against that Insolvent Group Company;

(b)        demand, sue, prove and give receipt for any or all of that Insolvent Group Company’s Intra-Group Liabilities;

(c)        collect and receive all distributions on, or on account of, any or all of that Insolvent Group Company’s Intra-Group Liabilities; and

(d)        file claims, take proceedings and do all other things the Intercreditor Agent considers reasonably necessary to recover that Insolvent Group Company’s Intra-Group Liabilities.

Group Company’s actions

29.5     Each Group Company will:

(a)        do all things that the Intercreditor Agent (acting in accordance with clause 29.6 (Intercreditor Agent instructions)) requests in order to give effect to this clause 29; and

(b)        if the Intercreditor Agent is not entitled to take any of the actions contemplated by this clause 29 or if the Intercreditor Agent (acting in accordance with clause 29.6 (Intercreditor Agent instructions)) requests that a Group Company take that action, undertake that action itself in accordance with the instructions of the Intercreditor Agent (acting in accordance with clause 29.6  (Intercreditor Agent Instructions)) or grant a power of attorney to the Intercreditor Agent (on such terms as the Intercreditor Agent, acting in accordance with clause 29.6  (Intercreditor Agent instructions), may reasonably require) to enable the Intercreditor Agent to take such action.

Intercreditor Agent instructions

29.6     For the purposes of clause 29.4 (Filing of claims) and clause 29.5 (Group Company’s actions) the Intercreditor Agent shall act on the instructions of the Majority Participating Lenders.

30        Turnover of receipts

Turnover by Group Companies

30.1     If at any time prior to the Final Discharge Date, any Group Company receives or recovers:

(a)        any Payment or distribution of, or on account of or in relation to, any of the Liabilities which is not either:

(i)         a Payment which is permitted under this Agreement; or

(ii)        made in accordance with clause 27 (Application of proceeds of Shared Security Documents);

(b)        any amount:

(i)         on account of, or in relation to, any of the Liabilities:

(A)       after the occurrence of an Event of Default or a Finance Document Event of Default; or

(B)       as a result of any other litigation or proceedings against a Group Company (other than after the occurrence of an Insolvency Event in respect of that Group Company); or

(c)        any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Liabilities owed by any Group Company which is not in accordance with clause 27 (Application of proceeds of Shared Security Documents) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that Group Company, that Group Company will in relation to receipts and recoveries hold such amount on trust for the Intercreditor Agent for application in accordance with the terms of this Agreement and shall promptly pay such amount to the Intercreditor Agent for application in accordance with the terms of this Agreement .

Saving provision

30.2     If, for any reason, the trust expressed to be created in this clause 30 (Turnover of Receipts) should fail or be unenforceable, the affected Group Company will promptly pay an amount equal to that receipt or recovery to the Intercreditor Agent to be held on trust by the Intercreditor Agent for application in accordance with the terms of this Agreement.

Deferral of subrogation

30.3     No Group Company will exercise any rights which it may have to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Finance Documents of any Group Company until such time as all of the Liabilities owing to each Finance Party have been irrevocably paid in full.

31        Intra-Group Lenders:  power of attorney

31.1     Each Intra-Group Lender and Group Company by way of security for its obligations under this Agreement irrevocably appoints the Intercreditor Agent to be its attorney to do anything which that Intra-Group Lender or Group Company has authorised the Intercreditor Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Intercreditor Agent may delegate that power on such terms as it sees fit).

SECTION 9 - CHANGES TO PARTIES

32        Changes to the Parties

Assignments and transfers

32.1     No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Finance Documents or the Liabilities except as permitted by this clause.

Change of Participating Lenders

32.2     A Participating Lender may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Finance Documents or the Liabilities if:

(a)        that assignment or transfer is in accordance with the terms of the Facility Agreement to which it is a party;

(b)        any assignee or transferee has (if not already party to this Agreement as a Participating Lender) acceded to this Agreement, as a Participating Lender, pursuant to clause 32.7 (Finance Party Accession Deed); and

(c)        any assignee or transferee has (if not already party to this Agreement as a Participating Lender) if not already a party to it as a Participating Lender, acceded to the trust and agency deed relevant to that Facility Agreement.

Addition of or Change of Hedge Counterparty

32.3     A Hedge Counterparty may (in accordance with the terms of the relevant Hedging Agreement and subject to any consent required under that Hedging Agreement) transfer any of its rights and benefits or obligations in respect of the Hedging Agreements to which it is a party if any transferee has (if not already party to this Agreement as a Hedge Counterparty) acceded to this Agreement as a Hedge Counterparty pursuant to clause 32.7 (Finance Party Accession Deed).

32.4     The Company shall ensure that neither it nor any Group Company enters into a Hedging Agreement unless and until the proposed Hedge Counterparty has acceded to this Agreement as a Hedge Counterparty pursuant to clause 32.7 (Finance Party Accession Deed) PROVIDED THAT the Company may enter into a Hedging Agreement subject to the provisions of clause 23.29 (Treasury Transactions) without the hedging counterparty having first acceded to this Agreement but under no circumstance shall such hedging counterparty be entitled to share in or receive any Security in respect of any of the liabilities arising in relation to those hedging arrangements nor shall such liabilities be treated as Hedging Liabilities unless and until the person accedes to this Agreement.

Change of Agent or Security Trustee

32.5     No person shall become a Relevant Facility Agent, a Relevant Security Trustee or a Further Finance Party unless at the same time, it accedes to this Agreement as a Relevant Facility Agent, a Relevant Security Trustee or a Further Finance Party, as the case may be, pursuant to clause 32.7 (Finance Party Accession Deed).

Qualifying Refinancing

32.6     If any Qualifying Refinancing Lender provides a Qualifying Refinancing to any Group Company, the Company will procure that the person giving that loan, granting that credit or making that other financial arrangement (if not already party to this Agreement as a Participating Lender) accedes to this Agreement, as a Participating Lender pursuant to clause 32.7 (Finance Party Accession Deed).

Finance Party Accession Deed

32.7     With effect from the date of acceptance by the Intercreditor Agent of a duly executed Finance Party Accession Deed delivered to the Intercreditor Agent by the relevant acceding party or, if later, the date specified in that Finance Party Accession Deed:

(a)        any Party ceasing entirely to be a Participating Lender, a Hedge Counterparty, a Relevant Facility Agent, a Relevant Security Trustee or a Further Finance Party shall be discharged from further obligations towards the Intercreditor Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b)        as from that date, the replacement or new Participating Lender, a Hedge Counterparty, a Relevant Facility Agent, a Relevant Security Trustee or a Further Finance Party shall assume the same obligations and become entitled to the same rights, as if it had been an original Party to this Agreement in that capacity.

Finance Party Accession Deed

32.8     The Intercreditor Agent shall, as soon as reasonably practicable after it has accepted a duly executed Finance Party Accession Deed delivered in accordance with clause 32.7 above, send to the Company a copy of that Finance Party Accession Deed.

Assignment and transfers by Group Companies

32.9     No Group Company may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

Additional Group Company

32.10   Promptly, and in any event within 10 Business Days of incorporation, establishment or acquisition of a Group Company that is not already a party to this Agreement and is not a Dormant Subsidiary, the Group Companies that are a party to this Agreement will procure that that Group Company accedes to this Agreement as a Group Company in accordance with clause 32.11.

32.11   With effect from the date of acceptance by the Intercreditor Agent of a Group Company Accession Deed duly executed and delivered to the Intercreditor Agent by the Additional Group Company and the Intercreditor Agent acting on the instructions of the Majority Participating Lenders notifying the other Finance Parties that it has received all of the documents and evidence as set out in Part 2 of Schedule 5 or, if later, the date specified in the Group Company Accession Deed, the Additional Group Company shall assume the same obligations and become entitled to the same rights as if it had been an original Party to this Agreement as an Original Group Company.

Additional Parties

32.12   Each of the Parties appoints the Intercreditor Agent to receive on its behalf each Group Company Accession Deed and each Finance Party Accession Deed delivered to the Intercreditor Agent and the Intercreditor Agent shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement.

Security over Participating Lenders’ rights

32.13   Each Participating Lender may without consulting with or obtaining consent from any Group Company, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Participating Lender including, without limitation:

(a)        any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)        in the case of any Participating Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Participating Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)         release a Participating Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Participating Lender as a party to any of the Finance Documents; or

(ii)        require any payments to be made by a Group Company (including, without limitation, Increased Costs) or grant to any person any more extensive rights than those required to be made or granted to the relevant Participating Lender under the Finance Documents.

Costs resulting from change of Lender

32.14   If:

(a)               a Participating Lender assigns or transfers any of its rights and obligations under the Finance Documents; and

(b)               as a result of circumstances existing at the date the assignment or transfer occurs a Group Company would be obliged to pay any Increased Costs,

then the Group Company need only pay that Increased Cost to the same extent that it would have been obliged to if no assignment or transfer had occurred.

33        Change of Intercreditor Agent and Delegation

Resignation of the Intercreditor Agent

33.1     The Intercreditor Agent may resign and appoint one of its Affiliates as successor by giving notice to the Company and the Relevant Finance Parties.

33.2     Alternatively the Intercreditor Agent may resign by giving notice to the other Parties in which case the Majority Participating Lenders may appoint a successor Intercreditor Agent.

33.3     If the Majority Participating Lenders have not appointed a successor Intercreditor Agent in accordance with clause 33.2 above within 30 days after the notice of resignation was given, the Intercreditor Agent (after consultation with the Relevant Finance Parties) may appoint a successor Intercreditor Agent.

33.4     The retiring Intercreditor Agent (the Retiring Intercreditor Agent) shall, at the Company’s cost, make available to the successor Intercreditor Agent such documents and records and provide such assistance as the successor Intercreditor Agent may reasonably request for the purposes of performing its functions as Intercreditor Agent under the Restructuring Documents.

33.5     The Intercreditor Agent’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Security under the Shared Security Documents to that successor.

33.6     Upon the appointment of a successor, the Retiring Intercreditor Agent shall be discharged from any further obligation in respect of the Restructuring Documents (other than its obligations under clause 33.4 above) but shall, in respect of any act or omission by it whilst it was the Intercreditor Agent, remain entitled to the benefit of paragraph 2 of Schedule 9 (The Intercreditor Agent), clauses 13.5 to 13.7 (Indemnity to the Intercreditor Agent) and paragraph 1.29 of Schedule 9 (Participating Lenders’ indemnity to the Intercreditor Agent).  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

33.7     The Majority Participating Lenders may, by notice to the Intercreditor Agent, require it to resign in accordance with clause 33.2 above.  In this event, the Intercreditor Agent shall resign in accordance with clause 33.2 above but the cost referred to in clause 33.4 above shall be for the account of the Company.

Delegation

33.8     Without prejudice to the provisions of paragraph 2.15 of Schedule 9 (Intercreditor Agent), each of the Intercreditor Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Restructuring Documents.

33.9     That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Intercreditor Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Finance Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

Additional Intercreditor Agents

33.10   The Intercreditor Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Finance Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Intercreditor Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Intercreditor Agent shall give prior notice to the Company and each of the Relevant Finance Parties of that appointment.

33.11   Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Intercreditor Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

33.12   The remuneration that the Intercreditor Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Intercreditor Agent.

34        Debt Purchase Transactions

Prohibition on Debt Purchase Transactions by Group Companies

34.1     The Company shall not, and shall procure that each Group Company shall not:

(a)        enter into any Debt Purchase Transaction;

(b)        beneficially own all or any part of the share capital of a company that is:

(i)         a Participating Lender; or

(ii)        a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

Disenfranchisement on Debt Purchase Transactions entered into by Company Affiliates

34.2     For so long as a Company Affiliate:

(a)        directly or indirectly, beneficially owns a Commitment; or

(b)        has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(i)         in ascertaining the Majority Participating Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Restructuring Documents such Commitment shall be deemed to be zero; and

(ii)        for the purposes of paragraph 2 (Exceptions) of Schedule 8 (Intercreditor Voting Schedule), such Company Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Participating Lender.

34.3     Each Participating Lender shall promptly notify the Intercreditor Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Company Affiliate (a Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in Part 1 of Schedule 10 (Forms of Notifiable Debt Purchase Transaction Notice).

34.4     A Participating Lender shall promptly notify the Intercreditor Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(a)        is terminated; or

(b)        ceases to be with a Company Affiliate,

such notification to be substantially in the form set out in Part 2 of Schedule 10 (Forms of Notifiable Debt Purchase Transaction Notice).

34.5     Each Company Affiliate that is a Participating Lender agrees that:

(a)        in relation to any meeting or conference call to which all the Participating Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Intercreditor Agent or, unless the Intercreditor Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(b)        in its capacity as Participating Lender, unless the Intercreditor Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Intercreditor Agent or one or more of the Participating Lenders.

SECTION 10 - THE FINANCE PARTIES

35        Role of the Intercreditor Agent and others

35.1     Each Participating Lender and other Finance Party appoints the Intercreditor Agent to act as its agent under and in connection with this Agreement and the Restructuring Finance Documents in accordance with the provisions of Schedule 9 (Intercreditor Agent).

35.2     Each Participating Lender and other Finance Party authorises the Intercreditor Agent to exercise the rights, powers, authorities and discretions specifically given to the Intercreditor Agent under or in connection with the Restructuring Documents together with any other incidental rights, powers, authorities and discretions in accordance with the provisions of Schedule 9 (Intercreditor Agent).

36        Role of the Account Bank

36.1     The Account Bank is not under any obligation to enquire as to the purpose of any withdrawal from a Common Account it holds.

36.2     The Company must pay to the Account Bank (without duplication) such transaction charges and other fees as the Company and Account Bank, both acting reasonably, may from time to time agree.

36.3     The Account Bank may be changed to another bank or financial institution (the New Account Bank):

(a)        If the Account Bank is no longer an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank or the Majority Participating Lenders so require; or

(b)        subject to clause 36.4, if the Account Bank resigns after giving written notice to the Intercreditor Agent and the Company.

36.4     A change (including a resignation) only becomes effective when the proposed new Account Bank agrees with the Intercreditor Agent and the Company, in a manner satisfactory to the Intercreditor Agent, to fulfil the role of the Account Bank under this Agreement.  The New Account Bank must be an institution authorised to accept deposits in the country in which the Common Accounts are at that time maintained and be an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank.

36.5     If there is a change of Account Bank, the amount (if any) standing to the credit of each Common Account maintained with the old Account Bank will be transferred to the corresponding Common Accounts maintained with the New Account Bank immediately upon the appointment taking effect.

Application of account

36.6     At any time after the occurrence of an Event of Default but subject to the provisions of this Agreement, the Intercreditor Agent may, without notice to the Company, instruct the Account Bank to apply all moneys then standing to the credit of a Common Account (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Participating Lenders under the Finance Documents and the Existing Finance Documents in the manner specified in the Restructuring Agreement.

Charging of account

36.7     Each Common Account and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by Security in accordance with the Shared Security Documents.

Account Bank protection

36.8     The exercise of any right, power, authority or discretion vested in the Account Bank, in accordance with clauses 18.19 or 36.6 or otherwise in connection with any Common Account it holds shall be done on terms such that the Account Bank shall benefit mutatis mutandis from the protections, exclusions of liability, rights and indemnities conferred on the Intercreditor Agent by this Agreement including those set out in Schedule 9.

37        Conduct of business by the Finance Parties

37.1     No provision of this Agreement will:

(a)        interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)        oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)        oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

38        Sharing among the Finance Parties

Payments to Finance Parties

38.1     If a Finance Party (a Recovering Finance Party) receives or recovers any amount in relation to payments arising hereunder or in accordance with the provisions of the relevant Finance Document or Facility Agreement to which that Finance Document relates from a Group Company (a Recovered Amount) other than in accordance with clause 39 (Payment mechanics) or receives or recovers such amount in breach of a provision of this Agreement and applies that amount to a payment due under the Finance Documents then:

(a)        the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Intercreditor Agent;

(b)        the Intercreditor Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Intercreditor Agent and distributed in accordance with clause 39 (Payment mechanics), without taking account of any Tax which would be imposed on the Intercreditor Agent in relation to the receipt, recovery or distribution; and

(c)        the Recovering Finance Party shall, within three Business Days of demand by the Intercreditor Agent, pay to the Intercreditor Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Intercreditor Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made in accordance with this Agreement.

Redistribution of payments

38.2     The Intercreditor Agent shall treat the Sharing Payment as if it had been paid by the relevant Group Company and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with this Agreement towards the obligations of that Group Company to the Sharing Finance Parties.

Recovering Finance Party’s rights

38.3     On a distribution by the Intercreditor Agent under clause 38.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Group Company, as between the relevant Group Company and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Group Company.

Reversal of redistribution

38.4     If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)        each Sharing Finance Party shall, upon request of the Intercreditor Agent, pay to the Intercreditor Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)        as between the relevant Group Company and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Group Company.

Exceptions

38.5     This clause 38 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Group Company.

38.6     A Recovering Finance Party is not obliged to share with any other Finance Party which is a party to, or beneficiary of rights under, the same Finance Documents as that Recovering Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)        it notified the other Finance Party of the legal or arbitration proceedings;

(b)        the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings; and

(c)        in the event that such other Finance Party was not entitled to take part in such proceedings, that Finance Party has not provided an indemnity for costs to the Recovering Finance Party in a form reasonably satisfactory to the Recovering Finance Party.

SECTION 11 - ADMINISTRATION

39        Payment mechanics

Payments

39.1     On each date on which a Group Company or a Finance Party is required to make a payment under a Finance Document (other than this Agreement), the payments shall be made in accordance with the provisions of the relevant Finance Document or Facility Agreement to which that Finance Document relates. In the event of any payments to be made under, or contemplated in, unless otherwise set out herein, this Agreement (including clause 15 (Repayment), clause 18 (Mandatory prepayment) and clause 27 (Application of proceeds of Shared Security Document)), on each date on which that Group Company or a Finance Party is required to make a payment under this Agreement, the Group Company or the Finance Party shall make the same available to the Intercreditor Agent (unless a contrary indication appears in this Agreement whereupon such payment shall be made to the relevant Finance Party) for value on the due date at the time and in such funds specified by the Intercreditor Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

39.2     Payment shall be made to such account in New York with such bank as the Intercreditor Agent specifies.

Distributions by the Intercreditor Agent

39.3     Each payment received by the Intercreditor Agent under the Finance Documents for another Party shall, subject to clauses 39.4 and 39.5 (Clawback) be made available by the Intercreditor Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Finance Party, for the account of its Facility Office), to such account as that Party may notify to the Intercreditor Agent by not less than five Business Days’ notice with a bank in New York.

Clawback

39.4     Where a sum is to be paid to the Intercreditor Agent under the Finance Documents for another Party, the Intercreditor Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

39.5     If the Intercreditor Agent pays an amount to another Party and it proves to be the case that the Intercreditor Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Intercreditor Agent shall on demand refund the same to the Intercreditor Agent together with interest on that amount from the date of payment to the date of receipt by the Intercreditor Agent, calculated by the Intercreditor Agent to reflect its cost of funds.

Impaired Agent

39.6     If, at any time, the Intercreditor Agent becomes an Impaired Agent, a Group Company or a Participating Lender which is required to make a payment under the Finance Documents to the Intercreditor Agent in accordance with clauses 39.1 and 39.2 (Payments) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Group Company or the Participating Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

39.7     All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

39.8     A Party which has made a payment in accordance with clauses 39.6 to 39.9 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

39.9     Promptly upon the appointment of a successor Intercreditor Agent in accordance with clause 33 (Changes of Intercreditor Agent and Delegation), each Party which has made a payment to a trust account in accordance with clauses 39.6 to 39.9 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with clause 39.3 (Distributions by the Intercreditor Agent).

Partial payments

39.10   If the Intercreditor Agent receives a payment for application against amounts due in respect of any Restructuring Documents that is insufficient to discharge all the amounts then due and payable by a Group Company under those Restructuring Documents, the Intercreditor Agent shall apply that payment in the manner and in the order contemplated by clause 27.1 (Order of application).

Set-off by Group Companies

39.11   All payments to be made by a Group Company under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

Business Days

39.12   Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

39.13   During any extension of the due date for payment by a Group Company of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

Currency of account

39.14   Subject to clauses 39.15 and 39.16 below, US Dollars is the currency of account and payment for any sum due from a Group Company under any Finance Document.

39.15   Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

39.16   Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

Change of currency

39.17   Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)        any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Intercreditor Agent (after consultation with the Company); and

(b)        any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Intercreditor Agent (acting reasonably).

39.18   If a change in any currency of a country occurs, this Agreement will, to the extent the Intercreditor Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

40        Set-off

40.1     A Finance Party may set off any matured obligation due from a Group Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Group Company, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

41        Notices

Communications in writing

41.1     Any communication to be made under or in connection with the Restructuring Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

Addresses

41.2     The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Restructuring Documents is:

(a)        in the case of the Company or a Group Company, that identified with its name below;

(b)        in the case of each Finance Party, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Intercreditor Agent (or the Intercreditor Agent may notify to the other Parties, if a change is made by the Intercreditor Agent) by not less than five Business Days’ notice.

Delivery

41.3     Any communication or document made or delivered by one person to another under or in connection with the Restructuring Documents will only be effective:

(a)        if by way of fax, when received in legible form; or

(b)        if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under clause 41.2 (Addresses), if addressed to that department or officer.

41.4     Any communication or document to be made or delivered to the Intercreditor Agent or a Relevant Finance Party will be effective only when actually received by the Intercreditor Agent or Relevant Finance Party and then only if it is expressly marked for the attention of the department or officer identified with the Intercreditor Agent’s or the Relevant Finance Party’s signature below (or any substitute department or officer as the Intercreditor Agent or a Relevant Finance Party shall specify for this purpose).

41.5     All notices from or to a Group Company shall be sent through the Intercreditor Agent or a Relevant Finance Party.

41.6     Any communication or document made or delivered to the Company in accordance with clauses 41.3 to 41.5 will be deemed to have been made or delivered to each of the Group Companies.

Notification of address and fax number

41.7     Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 41.2 (Addresses) or changing its own address or fax number, the Intercreditor Agent shall notify the other Parties.

Communication when Intercreditor Agent is Impaired Agent

41.8     If the Intercreditor Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Intercreditor Agent, communicate with each other directly and (while the Intercreditor Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Intercreditor Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Intercreditor Agent has been appointed.

Electronic communication

41.9     Any communication to be made between the Intercreditor Agent and a Finance Party under or in connection with the Restructuring Documents may be made by electronic mail or other electronic means, if the Intercreditor Agent and the relevant Finance Party:

(a)        agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)        notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)        notify each other of any change to their address or any other such information supplied by them.

41.10   Any electronic communication made between the Intercreditor Agent and a Finance Party will be effective only when actually received in readable form and in the case of any electronic communication made by a Finance Party to the Intercreditor Agent only if it is addressed in such a manner as the Intercreditor Agent shall specify for this purpose.

Use of websites

41.11   The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Finance Parties (the Website Finance Parties) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Relevant Finance Parties (the Designated Website) if:

(a)        the Relevant Finance Parties expressly agree (after consultation with each of the Finance Parties) that they will accept communication of the information by this method;

(b)        both the Company and the Relevant Finance Parties are aware of the address of and any relevant password specifications for the Designated Website; and

(c)        the information is in a format previously agreed between the Company and the Relevant Finance Parties.

If any Finance Party (a Paper Form Finance Party) does not agree to the delivery of information electronically then the Intercreditor Agent shall notify the Company accordingly and the Company shall at its own cost supply the information to the Intercreditor Agent (in sufficient copies for each Paper Form Finance Party) in paper form.  In any event the Company shall at its own cost supply to each Relevant Finance Party with at least one copy in paper form of any information required to be provided by it.

41.12   The Intercreditor Agent shall supply each Website Finance Party with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Relevant Finance Parties.

41.13   The Company shall promptly upon becoming aware of its occurrence notify the Relevant Finance Parties if:

(a)        the Designated Website cannot be accessed due to technical failure;

(b)        the password specifications for the Designated Website change;

(c)        any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(d)        any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(e)        the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Relevant Finance Parties under clauses 41.13(a) or 41.13(e) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Relevant Finance Parties and each Website Finance Party is satisfied that the circumstances giving rise to the notification are no longer continuing.

41.14   Any Website Finance Party may request, through the Intercreditor Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall at its own cost comply with any such request within ten Business Days.

English language

41.15   Any notice given under or in connection with any Restructuring Document must be in English.

41.16   All other documents provided under or in connection with any Restructuring Document must be:

(a)        in English; or

(b)        if not in English, and if so required by a Relevant Finance Party, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

42        Calculations and certificates

Accounts

42.1     In any litigation or arbitration proceedings arising out of or in connection with a Restructuring Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

Certificates and determinations

42.2     Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

Day count convention

42.3     Any interest, commission or fee accruing under a Restructuring Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

43        Partial invalidity

If, at any time, any provision of the Restructuring Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

44        Remedies and waivers

44.1     No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Restructuring Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

45        Amendments and waivers

Intercreditor Voting Schedule

45.1     This clause 45 is subject to the terms of the Intercreditor Voting Schedule.

Required consents

45.2     The Restructuring Documents may be amended or waived only with the consent of the Intercreditor Agent (acting in accordance with the instructions of the Participating Lenders in accordance with the Intercreditor Voting Schedule) and the Company and any such amendment or waiver will be binding on all Parties.

45.3     The Intercreditor Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 45.

45.4     Each Group Company agrees to any such amendment or waiver permitted by this clause 45 which is agreed to by the Company.  This includes any amendment or waiver which would, but for this clause 45.4, require the consent of all Group Companies.

Disenfranchisement of Defaulting Participating Lenders

45.5     For so long as a Defaulting Participating Lender has any Commitment that is available to be drawn down under a Facility Agreement, in ascertaining the Majority Participating Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Participating Lender’s Commitments will be reduced by the amount of its Commitment that is available to be drawn down under a Facility Agreement.

45.6     For the purposes of clauses 45.5 and 45.6, the Intercreditor Agent may assume that the following Participating Lenders are Defaulting Participating Lenders:

(a)        any Participating Lender which has notified the Intercreditor Agent that it has become a Defaulting Participating Lender;

(b)        any Participating Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Participating Lender has occurred, unless it has received notice to the contrary from the Participating Lender concerned (together with any supporting evidence reasonably requested by the Intercreditor Agent) or the Intercreditor Agent is otherwise aware that the Participating Lender has ceased to be a Defaulting Participating Lender.

46        Confidentiality

Confidential Information

46.1     Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 46.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

Disclosure of Confidential Information

46.2     Any Finance Party may disclose:

(a)        to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 46.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)        to any person:

(i)         to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)        with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Group Companies and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)       appointed by any Finance Party or by a person to whom clauses 46.2(b)(i) or 46.2(b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under clause 1.35 of Schedule 9 (Relationship with the Participating Lenders));

(iv)      who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to clauses 46.2(b)(i) or 46.2(b)(ii) above;

(v)       to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)      to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so);

(vii)     to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)    who is a Party; or

(ix)       with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)       in relation to clauses 46.2(b)(i), 46.2(b)(ii) and 46.2(b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)       in relation to clause 46.2(b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)       in relation to clauses 46.2(b)(v), 46.2(b)(vi) and 46.2(b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)        to any person appointed by that Finance Party or by a person to whom clauses 46.2(b)(i) or 46.2(b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 46.2(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)        to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Group Companies.

Entire agreement

46.3     This clause 46 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

Inside information

46.4     Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

Notification of disclosure

46.5     Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)        of the circumstances of any disclosure of Confidential Information made pursuant to clause 46.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

(b)        upon becoming aware that Confidential Information has been disclosed in breach of this clause 46 (Confidentiality).

Continuing obligations

46.6     The obligations in this clause 46 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)        the date on which all amounts payable by the Group Companies under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)        the date on which such Finance Party otherwise ceases to be a Finance Party.

47        Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12 - GOVERNING LAW AND ENFORCEMENT

48        Governing law

48.1     This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

49        Enforcement

Jurisdiction of English courts

49.1     The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement (a Dispute).

49.2     The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

49.3     Clauses 49.1 to 49.3 are for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

Service of process

49.4     Without prejudice to any other mode of service allowed under any relevant law, each Group Company (other than a Group Company incorporated in England and Wales):

(a)        irrevocably appoints Danaos Management Consultants (UK) Limited (company number 02680889) as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(b)        agrees that failure by an agent for service of process to notify the relevant Group Company of the process will not invalidate the proceedings concerned.

(c)        If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Group Companies) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Intercreditor Agent.  Failing this, the Intercreditor Agent may appoint another agent for this purpose.

Each Group Company expressly agrees and consents to the provisions of this clause 49 and clause 48 (Governing law).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Original Parties

Part 1a

Original Group Companies

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
Appleton Navigation S.A.	80 Broad Street, Monrovia, Liberia	C-86284	SHENZHEN DRAGON	HSH Facility Agreement
Auckland Marine Inc.	80 Broad Street, Monrovia, Liberia	C-106911	YM COLOMBO	ABN AMRO Facility Agreement
Baker International S.A.	80 Broad Street, Monrovia, Liberia	C-81691

Intermediate holding company of:

Seasenator Shipping Limited (Cyprus)

Channelview Marine Inc. (Liberia)

Seacarriers Services Inc. (Liberia)

Boxcarrier (No. 5) Corp. (Liberia)

Cellcontainer (No.4) Corp. (Liberia)

Speedcarrier (No.4) Corp. (Liberia)

Teucarrier (No.5)

N/A

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
Corp. (Liberia) Speedcarrier (No.6) Corp. (Liberia) Fastcarrier (No.2) Corp. (Liberia) Fastcarrier (No.5) Corp. (Liberia)
Balticsea Marine Inc.	80 Broad Street, Monrovia, Liberia	C-108382	ZIM KINGSTON	Deutsche Bank Facility Agreement
Bayard Maritime Ltd.	80 Broad Street, Monrovia, Liberia	C-72158

Intermediate holding company of:

Appleton Navigation S.A.(Liberia)

Oceanprize Navigation Limited (Cyprus)

Seacaravel Shipping Limited (Cyprus)

Teucarrier (No. 4) Corp. (Liberia)

Cellcontainer (No.5) Corp. (Liberia)

Speedcarrier (No.5) Corp. (Liberia)

Megacarrier (No.5)

N/A

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
Corp. (Liberia) Cellcontainer (No.7) Corp. (Liberia) Boxcarrier (No. 6) Corp. (Liberia)
Bayview Shipping Inc.	80 Broad Street, Monrovia, Liberia	C-108380	ZIM RIO GRANDE	Deutsche Bank Facility Agreement
Blacksea Marine Inc.	80 Broad Street, Monrovia, Liberia	C-108561	ZIM LUANDA	Credit Suisse Facility Agreement
Bounty Investment Inc.	80 Broad Street, Monrovia, Liberia	C-84603

Intermediate holding company of:

Saratoga Trading S.A. (Liberia)

Victory Shipholding Inc. (Liberia)

Medsea Marine Inc. (Liberia)

Boxcarrier (No.2) Corp.(Liberia)

Teucarrier (No. 2) Corp. (Liberia)

Megacarrier (No.3) Corp. (Liberia)

Speedcarrier (No.8) Corp. (Liberia)

Fastcarrier (No.1)

N/A

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
Corp. (Liberia) Fastcarrier (No.4) Corp.(Liberia)
Boxcarrier (No.1) Corp.	80 Broad Street, Monrovia, Liberia	C-108724	CMA CGM MOLIERE	Emporiki Facility Agreement
Boxcarrier (No.2) Corp.	80 Broad Street, Monrovia, Liberia	C-108726	CMA CGM MUSSET	Emporiki Facility Agreement
Boxcarrier (No.3) Corp.	80 Broad Street, Monrovia, Liberia	C-108728	CMA CGM NERVAL	Credit Suisse Facility Agreement
Boxcarrier (No.4) Corp.	80 Broad Street, Monrovia, Liberia	C-108729	CMA CGM RABELAIS	New HSH Facility Agreement
Boxcarrier (No. 5) Corp.	80 Broad Street, Monrovia, Liberia	C-108723	CMA CGM RACINE	RBS Facility Agreement
Boxcarrier (No. 6) Corp.	80 Broad Street, Monrovia, Liberia	C-108725	MARATHONAS	HSH Facility Agreement
Boxcarrier (No. 7) Corp.	80 Broad Street, Monrovia, Liberia	C-108727	MAERSK MESSOLOGI	HSH Facility Agreement
Boxcarrier (No.8) Corp.	80 Broad Street, Monrovia, Liberia	C-109299	MAERSK MYTILINI	HSH Facility Agreement
Cellcontainer (No.1) Corp.	80 Broad Street, Monrovia, Liberia	C-109771	HANJIN BUENOS AIRES	RBS Facility Agreement
Cellcontainer (No.2) Corp.	80 Broad Street, Monrovia,	C-109772	HANJIN SANTOS	DSB Facility Agreement

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
Liberia
Cellcontainer (No.3) Corp.	80 Broad Street, Monrovia, Liberia	C-109773	MV HANJIN VERSAILLES	RBS Facility Agreement
Cellcontainer (No.4) Corp.	80 Broad Street, Monrovia, Liberia	C-109774	Builder’s Hull No. N222	RBS Facility Agreement
Cellcontainer (No.5) Corp.	80 Broad Street, Monrovia, Liberia	C-109775	Builder’s Hull No. N223	DSB Facility Agreement
Cellcontainer (No.6) Corp.	80 Broad Street, Monrovia, Liberia	C-110807	Builder’s Hull No. S461	New RBS Facility Agreement
Cellcontainer (No.7) Corp.	80 Broad Street, Monrovia, Liberia	C-110808	Builder’s Hull No. S462	New HSH Facility Agreement
Cellcontainer (No.8) Corp.	80 Broad Street, Monrovia, Liberia	C-110809	Builder’s Hull No. S463	ABN AMRO Club Facility Agreement
Channelview Marine Inc.	80 Broad Street, Monrovia, Liberia	C-108381	ZIM SAO PAOLO	Deutsche Bank Facility Agreement
Commodore Marine Inc.	80 Broad Street, Monrovia, Liberia	C-104787	HYUNDAI COMMODORE	HSH Facility Agreement
Containers Services Inc. (As bareboat charterer from Fastcarrier	80 Broad Street, Monrovia, Liberia	C-103775	DEVA (formerly BUNGA RAYA TUJUH)	HSH US$60 million Facility Agreement (first) / New HSH Facility

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
(No.1) Corp.)				Agreement (second)
Containers Lines Inc. (As bareboat charterer from Fastcarrier (No.2) Corp.)	80 Broad Street, Monrovia, Liberia	C-103776	BUNGA RAYA TIGA	HSH US$60 million Facility Agreement (first mortgage) / New RBS Facility Agreement (second mortgage)
Continent Marine Inc.	80 Broad Street, Monrovia, Liberia	C-108383	ZIM MONACO	RBS Facility Agreement
Deleas Shipping Limited	11, Kyriakou Matsi Ave., Nikis Center, 8th Floor, Nicosia, Cyprus	HE 30141 Cyprus	HANJIN MONTREAL	HSH Facility Agreement
Duke Marine Inc.	80 Broad Street, Monrovia, Liberia	C-104788	HYUNDAI DUKE	HSH Facility Agreement
Erato Navigation Inc.	80 Broad Street, Monrovia, Liberia	C-70127	Intermediate holding company of: Oceanew Shipping Limited (Cyprus) Commodore Marine Inc.(Liberia) Duke Marine Inc.(Liberia) Federal Marine Inc. (Liberia)	N/A
Expresscarrier	80 Broad	C-109642	YM MANDATE	Credit Suisse

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
(No.1) Corp.	Street, Monrovia, Liberia			Facility Agreement
Expresscarrier (No.2) Corp.	80 Broad Street, Monrovia, Liberia	C-109643	YM MATURITY	DSB Facility Agreement
Fastcarrier (No.1) Corp.	80 Broad Street, Monrovia, Liberia	C-111249	DEVA (formerly BUNGA RAYA TUJUH) (Owner)	HSH US$60 million Facility Agreement (first) / New HSH Facility Agreement (second)
Fastcarrier (No.2) Corp.	80 Broad Street, Monrovia, Liberia	C-111251	BUNGA RAYA TIGA (Owner)	HSH US$60 million Facility Agreement (first) / New RBS Facility Agreement (second)
Fastcarrier (No.3) Corp.	80 Broad Street, Monrovia, Liberia	C-111250	CSCL EUROPE (Owner)	HSH Second Lien
Fastcarrier (No.4) Corp.	80 Broad Street, Monrovia, Liberia	C-111252	CSCL AMERICA (Owner)	RBS Second Lien
Fastcarrier (No.5) Corp.	80 Broad Street, Monrovia, Liberia	C-111253	CSCL PUSAN (Owner)	HSH Second Lien
Fastcarrier (No.6) Corp.	80 Broad Street, Monrovia, Liberia	C-111254	CSCL LE HAVRE (Owner)	RBS Second Lien

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
Federal Marine Inc.	80 Broad Street, Monrovia, Liberia	C-108240	HYUNDAI FEDERAL	RBS Facility Agreement
Geoffrey Shipholding Limited	80 Broad Street, Monrovia, Liberia	C-84492	CALIFORNIA DRAGON	HSH Facility Agreement
Independence Navigation Inc.	80 Broad Street, Monrovia, Liberia	C-104122	INDEPENDENCE	HSH Facility Agreement
Karlita Shipping Company Ltd.	11, Kyriakou Matsi Ave., Nikis Center, 8th Floor, Nicosia, Cyprus	HE 136599 Cyprus	CSCL PUSAN (Lessee)	HSH Second Lien
Lacey Navigation Inc.	80 Broad Street, Monrovia, Liberia	C-85772	JIANGSU DRAGON	HSH Facility Agreement
Lito Navigation Inc.	80 Broad Street, Monrovia, Liberia	C-66954

Intermediate holding company of:

Lacey Navigation Inc.(Liberia)

Boxcarrier (No.4) Corp.(Liberia)

Teucarrier (No.3) Corp. (Liberia)

Expresscarrier (No.2) Corp. (Liberia)

Cellcontainer (No.2) Corp.(Liberia)

Speedcarrier (No.2)

N/A

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
Corp.(Liberia) Boxcarrier (No.8) Corp. (Liberia) Cellcontainer (No.8) Corp. (Liberia) Fastcarrier (No.3) Corp. (Liberia) Fastcarrier (No.6) Corp. (Liberia)
Lydia Inc.	80 Broad Street, Monrovia, Liberia	C-66956

Intermediate holding company of:

Geoffrey Shipholding Limited (Liberia)

Containers Lines Inc. (Liberia)

Balticsea Marine Inc. (Liberia)

Wellington Marine Inc. (Liberia)

Boxcarrier (No.3) Corp. (Liberia)

Megacarrier (No.1) Corp. (Liberia)

Speedcarrier (No.7) Corp. (Liberia)

N/A
Medsea Marine Inc.	80 Broad Street, Monrovia,	C-108560	ZIM DALIAN	DSB Facility Agreement

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
Liberia
Megacarrier (No.1) Corp.	80 Broad Street, Monrovia, Liberia	C-110526	Builder’s Hull No. S456	New Club Facility Agreement
Megacarrier (No.2) Corp.	80 Broad Street, Monrovia, Liberia	C-110527	Builder’s Hull No. S457	New Club Facility Agreement
Megacarrier (No.3) Corp.	80 Broad Street, Monrovia, Liberia	C-110528	Builder’s Hull No. S458	New RBS Facility Agreement
Megacarrier (No.4) Corp.	80 Broad Street, Monrovia, Liberia	C-110529	Builder’s Hull No. S459	New HSH Facility Agreement
Megacarrier (No.5) Corp.	80 Broad Street, Monrovia, Liberia	C-110530	Builder’s Hull No. S460	Citi/Eurobank Facility Agreement
Oceanew Shipping Ltd.	11, Kyriakou Matsi Ave., Nikis Center, 8th Floor, Nicosia, Cyprus	HE 127025 Cyprus	CSCL EUROPE (Lessee)	HSH Second Lien
Oceanprize Navigation Limited	11, Kyriakou Matsi Ave., Nikis Center, 8th Floor, Nicosia, Cyprus	HE 135751 Cyprus	CSCL AMERICA (Lessee)	RBS Second Lien
Ramona Marine Company Limited	11, Kyriakou Matsi Ave., Nikis Center, 8th Floor, Nicosia, Cyprus	HE 136611 Cyprus	CSCL LE HAVRE (Lessee)	RBS Second Lien
Sapfo Navigation Inc.	80 Broad Street, Monrovia, Liberia	C-66955	Intermediate holding company of: Independence Navigation Inc.	N/A

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)

(Liberia)

Ramona Marine Company Limited (Cyprus)

Boxcarrier (No.1) Corp. (Liberia)

Teucarrier (No.1) Corp. (Liberia)

Expresscarrier (No.1) Corp. (Liberia)

Cellcontainer (No.1) Corp. (Liberia)

Speedcarrier (No.1) Corp. (Liberia)

Megacarrier (No.2) Corp. (Liberia)

Saratoga Trading S.A.	80 Broad Street, Monrovia, Liberia	C-86251	SCI PRIDE	HSH Facility Agreement
Seacaravel Shipping Limited	11, Kyriakou Matsi Ave., Nikis Center, 8th Floor, Nicosia, Cyprus	HE 79526 Cyprus	YM YANTIAN	HSH Facility Agreement
Seacarriers Lines Inc.	80 Broad Street, Monrovia, Liberia	C-107444	YM VANCOUVER	ABN AMRO Facility Agreement
Seacarriers Services Inc.	80 Broad Street, Monrovia, Liberia	C-107443	YM SEATTLE	ABN AMRO Facility Agreement
Seasenator	11, Kyriakou	HE 79527	AL RAYYAN	HSH Facility

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
Shipping Limited	Matsi Ave., Nikis Center, 8th Floor, Nicosia, Cyprus	Cyprus		Agreement
Speedcarrier (No.1) Corp.	80 Broad Street, Monrovia, Liberia	C-110258	HYUNDAI VLADIVOSTOK	HSH Facility Agreement
Speedcarrier (No.2) Corp.	80 Broad Street, Monrovia, Liberia	C-110259	HYUNDAI ADVANCE	HSH Facility Agreement
Speedcarrier (No.3) Corp.	80 Broad Street, Monrovia, Liberia	C-110260	HYUNDAI STRIDE	HSH Facility Agreement
Speedcarrier (No.4) Corp.	80 Broad Street, Monrovia, Liberia	C-110261	HYUNDAI SPRINTER	HSH Facility Agreement
Speedcarrier (No.5) Corp.	80 Broad Street, Monrovia, Liberia	C-110262	HYUNDAI FUTURE	HSH Facility Agreement
Speedcarrier (No.6) Corp.	80 Broad Street, Monrovia, Liberia	C-110972	HYUNDAI PROGRESS	RBS Facility Agreement
Speedcarrier (No.7) Corp.	80 Broad Street, Monrovia, Liberia	C-110973	HYUNDAI HIGHWAY	RBS Facility Agreement
Speedcarrier (No.8) Corp.	80 Broad Street, Monrovia, Liberia	C-110974	HYUNDAI BRIDGE	RBS Facility Agreement
Teucarrier (No.1) Corp.	80 Broad Street, Monrovia, Liberia	C-109522	Builder’s Hull No. Z00001	DSB Facility Agreement
Teucarrier (No. 2) Corp.	80 Broad Street,	C-109523	Builder’s Hull No. Z00002	HSH Facility Agreement

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
Monrovia, Liberia
Teucarrier (No.3) Corp.	80 Broad Street, Monrovia, Liberia	C-109524	Builder’s Hull No. Z00003	HSH Facility Agreement
Teucarrier (No. 4) Corp.	80 Broad Street, Monrovia, Liberia	C-109525	Builder’s Hull No. Z00004	HSH Facility Agreement
Teucarrier (No.5) Corp.	80 Broad Street, Monrovia, Liberia	C-110546	Builder’s Hull No. H1022A	RBS Facility Agreement
Tully Enterprises S.A.	80 Broad Street, Monrovia, Liberia	C-87503

Intermediate holding company of:

Tyron Enterprises S.A. (Liberia)

Seacaravel Shipping Limited (Cyprus)

Seasenator Shipping Limited (Cyprus)

Deleas Shipping Limited (Cyprus)

Continent Marine Inc. (Liberia)

Karlita Shipping Company Limited (Cyprus)

Seacarriers Lines Inc. (Liberia)

Megacarrier (No.4)

N/A

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
Corp. (Liberia)
Tyron Enterprises S.A.	80 Broad Street, Monrovia, Liberia	C-87836	HENRY	HSH Facility Agreement
Victory Shipholding Inc.	80 Broad Street, Monrovia, Liberia	C-104121	LOTUS	HSH Facility Agreement
Wellington Marine Inc.	80 Broad Street, Monrovia, Liberia	C-106910	YM SINGAPORE	ABN AMRO Facility Agreement
Westwood Marine S.A.	80 Broad Street, Monrovia, Liberia	C-71875

Intermediate holding company of:

Deleas Shipping Limited (Cyprus)

Containers Services Inc. (Liberia)

Bayview Shipping Inc. (Liberia)

Blacksea Marine Inc. (Liberia)

Auckland Marine Inc. (Liberia)

Cellcontainer (No.3) Corp. (Liberia)

Speedcarrier (No.3) Corp. (Liberia)

Cellcontainer

N/A

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Relevant Vessel or Relevant Subsidiaries	Facility Agreement to which it is a party (each as defined in Schedule 3)
(No.6) Corp. (Liberia) Boxcarrier (No. 7) Corp. (Liberia)

Part 1b

Dormant Subsidiaries

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Status
Alexandra Navigation Inc.	Liberia	Z-12909	Dormant
Asia Express Marine Inc.	Liberia	C-104962	Revoked
Cobaltium Shipping (Private) Ltd	Singapore	200010227G	Dissolved
Cobaltium Shipping Inc.	Liberia	Z-49871	Dormant
Constantia Maritime Inc.	Liberia	C-104959	Dormant
Ferrous Shipping (Private) Ltd	Singapore	200010218E	Dissolved
Ferrous Shipping Inc.	Liberia	Z-49870	Dormant
Lato Shipping	Singapore	200101020D	Dissolved
Lily Navigation Corporation	Liberia	Z-20672	Annulled
Lissos Shipping (Private) Ltd	Singapore	200101021N	Dissolved
Maedspirit Shipping Limited	Cyprus	HE 205645	Struck Off
Magellan Marine Inc.	Liberia	C-105315	Annulled
Maria C Maritime Inc.	Liberia	Z-12682	Dormant
Marinplus Shipping Limited	Cyprus	HE 143196	Not Yet Struck Off
Mercator Shipping Inc.	Liberia	Z-13400	Dormant
Orchid Navigation Corporation	Liberia	Z-20673	Dormant
Ortelius Maritime Inc.	Liberia	Z-13401	Dormant
Premium Shipping Limited	Cyprus	HE 140602	Not Yet Struck Off
Roberto C Maritime Inc.	Liberia	Z-12681	Dormant
Sedeberg Maritime Inc.	Liberia	C-104961	Dormant
Strondium Shipping Inc.	Liberia	Z-49872	Dormant
Titanium Holdings Inc.	Liberia	Z-49873	Dormant

Name of Group Company	Address	Registration number. Jurisdiction of Incorporation is Liberia unless indicated	Status
Winterberg Maritime Inc.	Liberia	C-104960	Dormant

Part 2

Original Participating Lenders

Participating Lender	Aggregate Commitment US$ (dollars)	% Commitment at date of Agreement	Utilised Commitment	Unutilised Commitment	Facility Agreement
ABN AMRO Bank N.V. (formerly Fortis Bank (Nederland) N.V.)	126,600,000	0.64	126,600,000	0	ABN AMRO Facility
	18,550,000 Total: 145,150,000	4.33 Total: 4.97	0	18,550,000	ABN AMRO Club Facility
Aegean Baltic Bank SA	6,643,250	0.22	6,643,250	0	HSH Facility
	1,250,000 Total: 7,893,250	0.05 Total: 0.27	0	1,250,000	New HSH Facility
Citibank, N.A., London Branch	65,000,000	2.22	0	65,000,000	Citi/Eurobank Facility
Commerzbank AG, Filiale Luxembourg	14,583,333.26	0.50 0.50	14,583,333.26	0	HSH US$60 million Facility
Credit Suisse AG	124,791,000	4.27	105,531,772.57	19,259,197.32	DSB Facility
	221,100,000 33,320,000 Total: 379,211,000	7.57 1.14 Total: 12.98	221,100,000 0	0 33,320,000	Credit Suisse Facility New Club Facility

Participating Lender	Aggregate Commitment US$ (dollars)	% Commitment at date of Agreement	Utilised Commitment	Unutilised Commitment	Facility Agreement
Deutsche Bank AG Filiale Deutschlandgeschäft	180,000,000	6.16	180,000,000	0	Deutsche Bank Facility
	17,340,000 Total: 197,340,000	0.59 Total: 6.75	0	17,340,000	New Club Facility
Deutsche Schiffsbank Aktiengesellschaft	124,791,000	4.27	105,531,772.57	19,259,197.32	DSB Facility
	13,425,000 Total: 138,216,000	0.45 Total: 4.73	0	13,425,000	New Club Facility
Emporiki Bank of Greece SA	48,918,000	1.67	41,368,454.85	7,549,605.35	DSB Facility
	156,800,000 19,815,000 Total: 225,533,000	5.37 0.68 Total: 7.72	156,800,000 0	0 19,815,000	Emporiki Facility New Club Facility
EFG Eurobank Ergasias S.A.	15,000,000	0.51	0	15,000,000	Citi/Eurobank Facility
HSH Nordbank AG	591,249,250	20.23	591,249,250	0	HSH Facility
	20,416,666.67 111,250,000 Total: 722,915,916.67	0.70 3.81 Total: 24.74	20,416,666.67 0	0 111,250,000	HSH US$60 million Facility New HSH Facility

Participating Lender	Aggregate Commitment US$ (dollars)	% Commitment at date of Agreement	Utilised Commitment	Unutilised Commitment	Facility Agreement
Lloyds TSB Bank plc	87,161,000	3.01	87,161,000	0	ABN AMRO Facility
	12,780,000 Total: 99,941,000	0.44 Total: 3.45	0	12,780,000	ABN AMRO Club Facility
National Bank of Greece S.A.	39,439,252.34	1.35	39,439,252.34	0	ABN AMRO Facility
	5,770,000 Total: 45,209,252.34	0.20 Total: 1.55	0	5,770,000	ABN AMRO Club Facility
Piraeus Bank A.E.	66,432,500	2.27	66,432,500	0	HSH Facility
	12,500,000 Total: 78,932,500	3.43 Total: 2.70	0	12,500,000	New HSH Facility
The Royal Bank of Scotland plc	686,800,000	23.51	611,812,200	74,987,800	RBS Facility
Total	100,000,000 Total: 786,800,000	3.42 Total: 26.93	0	100,000,000	New RBS Facility

Part 3

Original Relevant Facility Agents

each Facility Agreement as defined in Schedule 3 or Schedule 4

1                                ABN AMRO Bank N.V. (under the ABN AMRO Facility Agreement)

2                                Deutsche Bank AG Filiale Deutschlandgeschäft (under the Deutsche Bank Facility Agreement)

3                                Deutsche Schiffsbank Aktiengesellschaft (under the DSB Facility Agreement)

4                                Aegean Baltic Bank S.A. (under the HSH Facility Agreement)

5                                Aegean Baltic Bank S.A. (under the HSH US$60 million Facility Agreement)

6                                The Royal Bank of Scotland plc (under the RBS Facility Agreement)

7                                ABN AMRO Bank N.V.  (under the New ABN AMRO Club Facility Agreement)

8                                Citibank International plc (under the Citi/Eurobank Facility Agreement)

9                                Aegean Baltic Bank S.A. (under the New HSH Facility Agreement)

10                          Deutsche Schiffsbank Aktiengesellschaft (under the New Club Facility Agreement)

11                          Royal Bank of Scotland plc (under the New RBS Facility Agreement)

Part 4

Original Relevant Security Trustees

each Facility Agreement as defined in Schedule 3 or Schedule 4

1                                ABN AMRO Bank N.V. (under the ABN AMRO Facility Agreement)

2                                Deutsche Bank AG Filiale Deutschlandgeschäft (under the Deutsche Bank Facility Agreement)

3                                Deutsche Schiffsbank Aktiengesellschaft (under the DSB Facility Agreement)

4                                Aegean Baltic Bank S.A. (under the HSH Facility Agreement)

5                                HSH Nordbank AG (under the HSH US$60 million Facility Agreement)

6                                The Royal Bank of Scotland plc (under the RBS Facility Agreement)

7                                ABN AMRO Bank N.V. (under the New ABN AMRO Club Facility Agreement)

8                                Citibank, N.A., London Branch (under the Citi/Eurobank Facility Agreement)

9                                Aegean Baltic Bank S.A. (under the New HSH Facility Agreement)

10                          Deutsche Schiffsbank Aktiengesellschaft (under the New Club Facility Agreement)

11                          Royal Bank of Scotland plc (under the New RBS Facility Agreement)

Part 5

Original Hedge Counterparties

each Facility Agreement as defined in Schedule 3 or Schedule 4

1                                Citibank, N.A. (under the Citi ISDA Agreement)

2                                EFG Eurobank Ergasias S.A. (under the EFG ISDA Agreement)

3                                Royal Bank of Scotland plc (in relation to the RBS Facility Agreement)

4                                HSH Nordbank AG (in relation to the HSH Facility Agreement)

5                                HSH Nordbank AG (in relation to the HSH $60 million Facility Agreement)

6                                Credit Suisse AG (in relation to the Credit Suisse Facility Agreement)

7                                Credit Suisse AG (in relation to the DSB Facility Agreement)

8                                Deutsche Schiffsbank Aktiengesellschaft (in relation to the DSB Facility Agreement)

9                                Deutsche Bank AG (in relation to the Deutsche Bank Facility Agreement)

10                          Emporiki Bank of Greece S.A. (in relation to the DSB Facility Agreement)

11                          Emporiki Bank of Greece S.A. (in relation to the Emporiki Facility Agreement)

12                          ABN AMRO Bank N.V. (in relation to the ABN AMRO Facility Agreement)

13                          Lloyds TSB Bank Plc (in relation to the ABN AMRO Facility Agreement)

14                          National Bank of Greece S.A. (in relation to the ABN AMRO Facility Agreement)

15                          ABN AMRO Bank N.V. (in relation to the New ABN AMRO Club Facility Agreement)

16                         Lloyds TSB Bank Plc (in relation to the New ABN AMRO Club Facility Agreement)

17                          Citibank, N.A. (in relation to the Citi/Eurobank Facility Agreement)

18                          EFG Eurobank Ergasias S.A. (in relation to the Citi/Eurobank Facility Agreement)

19                          HSH Nordbank AG (in relation to the New HSH Facility Agreement)

20                          Aegean Baltic Bank S.A. (in relation to the New HSH Facility Agreement)

21                          Piraeus Bank A.E. (in relation to the New HSH Facility Agreement)

22                          Deutsche Schiffsbank Aktiengesellschaft (in relation to the New Club Facility Agreement)

23                          Credit Suisse AG (in relation to the New Club Facility Agreement)

24                          Emporiki Bank of Greece S.A. (in relation to the New Club Facility Agreement)

25                          Deutsche Bank AG (in relation to the New Club Facility Agreement)

Part 6

Original Further Finance Parties

each Facility Agreement as defined in Schedule 3 or Schedule 4

1                                ABN AMRO Bank N.V. (as Lead Arranger and Account Bank under the under the ABN AMRO Facility Agreement)

2                                Deutsche Bank AG Filiale Deutschlandgeschäft (as Account Bank under the Deutsche Bank Facility Agreement)

3                                Credit Suisse AG (as Account Bank in relation to the DSB Facility Agreement)

4                                Emporiki Bank of Greece S.A. (as Account Bank under the Emporiki Facility Agreement)

5                                Lloyds TSB Bank Plc (as Co-Arranger under the ABN AMRO Facility Agreement)

6                                National Bank of Greece S.A. (as Co-Arranger under the ABN AMRO Facility Agreement)

7                                Aegean Baltic Bank S.A. (as Arranger under the HSH Facility Agreement)

8                                HSH Nordbank AG (as Arranger under the HSH Facility Agreement)

9                                Aegean Baltic Bank S.A. and HSH Nordbank AG (as assignees in relation to the earnings account pledge under the HSH Facility Agreement)

10                          HSH Nordbank AG (as Paying Agent under the HSH US$60 million Facility Agreement)

11                          The Royal Bank of Scotland plc (as Account Bank and Issuing Bank under the RBS Facility Agreement)

12                          Deutsche Schiffsbank Aktiengesellschaft (as Account Bank under the New Club Facility Agreement)

13                          The Account Bank (as defined in the ABN AMRO Club Facility Agreement)

14                          The Account Bank (as defined in the Citi/Eurobank Facility Agreement)

15                          The Account Bank (as defined in the New HSH Facility Agreement)

16                          The Account Bank (as defined in the New RBS Facility Agreement)

Schedule 2

Fixed Amortisation Schedule

Quarter Date	Citi/ Eurobank Facility Agreement	New Club Facility Agreement	Credit Suisse Facility Agreement	Deutsche Bank Facility Agreement	DSB Facility Agreement	Emporiki Facility Agreement	ABN-AMRO Facility Agreement	ABN-AMRO Club Facility Agreement	HSH US$60 million Facility Agreement	RBS Facility Agreement	New RBS Facility Agreement	HSH Facility Agreement	New HSH Facility Agreement	Amortization Totals
May 15, 2013	2.277.881	0	1.752.335	935.820	3.214.434	1.504.687	1.781.049	2.511.349	251.454	202.087	1.821.515	0	3.228.784	19.481.395
August 15, 2013	0	5.898.894	1.826.680	982.329	3.338.709	1.564.676	1.859.975	0	262.573	464.378	1.762.229	0	3.206.660	21.167.103
November 15, 2013	2.402.983	0	1.906.545	0	3.471.018	1.628.985	1.944.781	2.634.102	274.636	1.420.886	2.151.766	0	3.646.467	21.482.169
February 15, 2014	0	6.113.632	1.962.767	0	3.561.938	1.673.492	2.005.172	0	283.189	1.520.787	2.036.788	0	3.565.205	22.722.970
May 15, 2014	2.459.713	0	1.934.127	1.005.666	3.503.985	1.642.748	1.957.411	2.646.762	252.671	408.850	2.295.108	0	3.835.489	21.942.530
August 15, 2014	0	6.222.914	1.974.129	1.079.861	2.655.832	1.726.812	1.017.232	0	130.397	1.599.688	2.251.855	0	3.831.512	22.490.232
November 15, 2014	2.588.228	206.592	1.154.888	1.115.206	3.767.421	1.727.177	2.122.787	2.768.000	1.191.380	1.098.367	2.642.804	0	4.271.190	24.654.040
February 15, 2015	0	6.433.528	2.163.372	1.166.894	3.881.310	736.764	2.203.362	0	1.217.343	2.200.848	2.535.595	0	4.197.631	26.736.647
May 15, 2015	2.635.364	436.598	2.121.152	1.125.534	3.803.566	627.217	2.140.047	2.767.882	2.074.934	2.065.351	2.780.954	0	4.443.151	27.021.750
August 15, 2015	0	6.526.737	1.133.116	1.245.113	3.039.990	1.880.229	2.318.947	44.101	2.144.479	1.150.012	2.754.782	0	3.303.674	25.541.180
November 15, 2015	2.764.606	932.566	2.290.479	1.248.117	4.086.797	1.905.310	2.339.250	2.886.096	2.196.255	0	5.841.106	0	7.568.520	34.059.102
February 15, 2016	3.807	6.760.656	2.316.715	1.259.682	3.136.637	1.928.339	2.364.872	2.950.852	2.228.804	0	3.131.331	0	4.891.276	30.972.971
May 15, 2016	2.837.312	1.217.042	2.311.093	1.241.754	3.908.756	1.915.740	2.340.234	2.328.178	2.216.935	2.257.871	5.968.038	0	7.735.129	36.278.082
August 15, 2016	117.046	6.781.480	2.363.005	1.275.490	3.130.620	1.956.307	1.336.190	2.269.397	2.251.304	2.354.111	3.330.061	0	5.110.587	32.275.598
November 15, 2016	2.915.450	6.957.119	2.501.102	1.560.666	4.351.101	2.000.241	2.429.681	3.051.335	2.309.237	1.607.407	6.171.021	0	7.998.153	43.852.513
February 15, 2017	2.949.831	7.059.478	2.506.824	1.558.878	4.375.985	2.007.583	2.427.351	883.056	2.341.971	3.747.720	6.174.407	875.651	8.029.857	44.938.592
May 15, 2017	2.903.578	0	2.426.834	1.486.743	4.248.812	1.939.504	4.640.760	0	2.301.575	2.464.448	6.217.359	0	8.061.178	36.690.791
August 15, 2017	2.850.551	0	3.362.623	2.234.843	5.590.448	2.608.829	5.612.147	0	2.363.784	3.684.247	4.923.636	842.527	1.264.669	35.338.304
November 15, 2017	1.587.057	0	4.360.354	3.034.030	7.026.905	3.322.438	5.599.248	0	2.426.015	3.765.512	750.550	0	0	31.872.109
February 15, 2018	0	0	4.405.765	3.063.339	7.108.066	3.358.201	3.698.803	0	1.570.181	4.458.377	0	6.489.279	0	34.152.011
May 15, 2018	0	0	4.307.337	2.975.581	6.955.535	3.277.066	5.643.993	0	0	5.159.159	0	9.266.635	0	37.585.306

Quarter Date	Citi/ Eurobank Facility Agreement	New Club Facility Agreement	Credit Suisse Facility Agreement	Deutsche Bank Facility Agreement	DSB Facility Agreement	Emporiki Facility Agreement	ABN-AMRO Facility Agreement	ABN-AMRO Club Facility Agreement	HSH US$60 million Facility Agreement	RBS Facility Agreement	New RBS Facility Agreement	HSH Facility Agreement	New HSH Facility Agreement	Amortization Totals
August 15, 2018	0	0	4.454.943	3.081.398	7.180.386	3.387.329	5.833.503	0	0	9.811.071	0	10.650.028	0	44.398.658
November 15, 2018	0	0	4.578.207	2.147.676	7.376.901	3.480.878	5.952.416	0	0	11.966.272	0	9.831.268	0	45.333.618
December 31, 2018	0	0	6.371.131	2.627.018	9.499.165	4.735.698	8.014.701	0	0	19.559.474	0	15.162.087	0	65.969.274
Totals per Facility	31.293.407	61.547.236	66.485.523	37.451.638	112.214.317	52.536.250	77.583.912	27.741.110	30.289.117	82.966.923	65.540.905	53.117.475	88.189.132	786.956.945

Schedule 1

Schedule 3

Existing Facility Agreements and Existing Hedging Agreements

Part 1

Existing Facility Agreement	Current Commitment US$ (dollars)	Vessel(s)	Lenders	Other Parties
US$253,200,000 Loan Agreement dated 29 July 2008 (the ABN AMRO Facility Agreement)	253,200,000	YM Seattle YM Vancouver YM Colombo YM Singapore	ABN AMRO Bank N.V. Lloyds TSB Bank Plc National Bank of Greece S.A.	ABN AMRO Bank N.V. as Lead Arranger, Agent, Security Trustee and Swap Bank Lloyds TSB Bank Plc as Co-Arranger and Swap Bank National Bank of Greece S.A. as Co-Arranger and Swap Bank
US$221,600,000 Secured Term Loan Facility dated 9 May 2008 (the Credit Suisse Facility Agreement)	221,100,000	Zim Luanda CMA CGM Nerval YM Mandate	Credit Suisse AG	N/A
US$180,000,000 Senior Secured Term Loan Facility dated 30 May 2008 (the Deutsche Bank Facility Agreement)	180,000,000	Zim Rio Grande Zim Sao Paolo Zim Kingston	Deutsche Bank AG Filiale Deutschlandgeschäft	Deutsche Bank AG Filiale Deutschlandgeschäft as Agent and Security Trustee Deutsche Bank AG as Swap Bank
US$299,000,000 Secured Term Loan Facility dated 2 February 2009 (the DSB Facility	298,500,000	Zim Dalian Hanjin Santos Builder’s Hull	Deutsche Schiffsbank Aktiengesellschaft Credit Suisse AG Emporiki Bank of	Deutsche Schiffsbank Aktiengesellschaft as Agent, Security Trustee and Swap Bank

Existing Facility Agreement	Current Commitment US$ (dollars)	Vessel(s)	Lenders	Other Parties
Agreement)		No. N-223 Builder’s Hull No. Z00001 YM Maturity	Greece S.A.	Credit Suisse AG and Emporiki Bank of Greece S.A as Swap Banks
US$156,800,000 Loan Facility Dated 15 February 2008 (the Emporiki Facility Agreement)	156,800,000	CMA CGM Moliere CMA CGM Musset	Emporiki Bank of Greece S.A.	N/A
Revolving Credit and Term Loan Facility of up to US$700,000,000 dated 14 November 2006 (the HSH Facility Agreement)	664,325,000	Shenzhen Dragon Hyundai Duke California Dragon Independence Jiangsu Dragon Marathonas Maersk Messologi Maersk Mytilini SCI Pride YM Yantian	HSH Nordbank AG Aegean Baltic Bank S.A. Piraeus Bank A.E.	Aegean Baltic Bank S.A. as Arranger, Agent and Security Trustee HSH Nordbank AG as Arranger and Swap Bank

Existing Facility Agreement	Current Commitment US$ (dollars)	Vessel(s)	Lenders	Other Parties

Hyundai Vladivostock

Hyundai Advance

Hyundai Stride

Hyundai Sprinter

Hyundai Future

Lotus

Builder’s Hull No. Z00002

Builder’s Hull No. Z00003

Builder’s Hull No. Z00004

Henry

Hyundai Commodore

Hanjin Montreal

Al Rayyan

Existing Facility Agreement	Current Commitment US$ (dollars)	Vessel(s)	Lenders	Other Parties
The Short and Long Term Loan Facilities of up to US$60,000,000 dated 17 December 2002 (the HSH US$60 million Facility Agreement)	35,000,000	Deva (formerly Bunga Raya Tujuh) Bunga Raya Tiga	HSH Nordbank AG Commerzbank AG, Filiale Luxembourg	Aegean Baltic Bank S.A. as Agent HSH Nordbank AG as Paying Agent, Security Trustee and Swap Agent
The Revolving Credit Facility of up to US$700 million dated 20 February 2007 (the RBS Facility Agreement)	686,800,000

CMA CGA RACINE (formerly Builder’s Hull No. S4005)

Hanjin Buenos Aires

Builder’s Hull No. N-221

Builder’s Hull No. N-222

Hyundai Progress

Hyundai Highway

Hyundai Bridge

Builder’s Hull No. H1022A

ZIM Monaco

Hyundai Federal

			The Royal Bank of Scotland plc	The Royal Bank of Scotland plc as Issuing Bank, Swap Bank, Agent and Security Trustee

Part 2

Existing Hedging Agreements

1                                2002 ISDA Master Agreement dated 5 December 2007 as amended on 21 January 2008 between Citibank, N.A. and Danaos Corporation (the Citi ISDA Agreement).

2                                1992 ISDA Master Agreement dated 5 December 2007 between EFG Eurobank Ergasias S.A. and Danaos Corporation (the EFG ISDA Agreement).

3                                1992 ISDA Master Agreement dated 15 July 2008 between HSH Nordbank AG and Danaos Corporation (the HSH ISDA Agreement).

4                                1992 ISDA Master Agreement dated 20 February 2007 between Royal Bank of Scotland plc and Danaos Corporation.  ISDA Novation Agreement dated 29 June 2007 and effective from 15 June 2007, relating to ISDA Master Agreement dated 9 October 2003 between Royal Bank of Scotland plc, Danaos Shipping Company Limited and Danaos Corporation. ISDA Novation Agreement dated 29 June 2007 and effective from 15 June 2007 relating to ISDA Master Agreement dated 9 October 2003 between Royal Bank of Scotland plc, Danaos Shipping Company Limited and Danaos Corporation, as amended and novated from time to time (the RBS ISDA Agreements).

5                               1992 ISDA Master Agreement dated 15 June 2007 between Royal Bank of Scotland plc and Danaos Corporation

6                                1992 ISDA Master Agreement dated 14 November 2006 between HSH Nordbank AG and Danaos Corporation

7                                2002 ISDA Master Agreement dated 26 March 2009 between Credit Suisse AG and Danaos Corporation (in relation to the DSB Facility Agreement)

8                                2002 ISDA Master Agreement dated 9 May 2008 between Credit Suisse AG and Danaos Corporation (in relation to the Credit Suisse Facility Agreement)

9                                2002 ISDA Master Agreement dated 26 March 2009 between Deutsche Schiffsbank Aktiengesellschaft and Danaos Corporation (in relation to the DSB Facility Agreement)

10                          2002 Master Agreement dated 2 July 2008 between Deutsche Bank AG and Danaos Corporation (in relation to the Deutsche Bank AG Facility Agreement)

11                          2002 ISDA Master Agreement dated 26 March 2009 between Emporiki Bank of Greece S.A. and Danaos Corporation (in relation to the DSB Facility Agreement)

12                          1992 ISDA Master Agreement dated 15 February 2008 between Emporiki Bank of Greece S.A. and Danaos Corporation (in relation to the Emporiki Facility Agreement)

13                          2002 ISDA Master Agreement dated 29 July 2008 between ABN AMRO Bank N.V. and Danaos Corporation (in relation to the ABN AMRO Facility Agreement)

14                          2002 ISDA Master Agreement dated 29 July 2008 between Lloyds TSB Bank Plc and Danaos Corporation (in relation to the ABN AMRO Facility Agreement)

15                          2002 ISDA Master Agreement dated 29 July 2008 between National Bank of Greece S.A. and Danaos (in relation to the ABN AMRO Facility Agreement)

Part 3   Existing Hedging Transactions

Interest rate swap agreements converting floating interest rate exposure into fixed are as follows (in thousands):

Counter-party	Contract Trade Date	Effective Date	Termination Date	Notional Amount on Effective Date	Fixed Rate (Danaos pays)	Floating Rate (Danaos receives)	Fair Value September 30, 2010	Fair Value December 31, 2009
RBS	03/09/2007	3/15/2010	3/15/2015	$200,000	5.07% p.a.	USD LIBOR 3M BBA	$(33,277)	$(19,100)
RBS	03/16/2007	3/20/2009	3/20/2014	$200,000	4.922% p.a.	USD LIBOR 3M BBA	$(27,270)	$(19,264)
RBS	11/28/2006	11/28/2008	11/28/2013	$100,000	4.855% p.a.	USD LIBOR 3M BBA	$(12,545)	$(9,234)
RBS	11/28/2006	11/28/2008	11/28/2013	$100,000	4.875% p.a.	USD LIBOR 3M BBA	$(12,608)	$(9,310)
RBS	12/01/2006	11/28/2008	11/28/2013	$100,000	4.78% p.a.	USD LIBOR 3M BBA	$(12,307)	$(8,947)
HSH Nordbank	12/06/2006	12/8/2009	12/8/2014	$400,000	4.855% p.a.	USD LIBOR 3M BBA	$(60,570)	$(37,850)
CITI	04/17/2007	4/17/2008	4/17/2015	$200,000	5.124% p.a.	USD LIBOR 3M BBA	$(34,113)	$(21,650)
CITI	04/20/2007	4/20/2010	4/20/2015	$200,000	5.1775%p.a.	USD LIBOR 3M BBA	$(34,629)	$(19,210)

Counter-party	Contract Trade Date	Effective Date	Termination Date	Notional Amount on Effective Date	Fixed Rate (Danaos pays)	Floating Rate (Danaos receives)	Fair Value September 30, 2010	Fair Value December 31, 2009
RBS	09/13/2007	10/31/2007	10/31/2012	$500,000	4.745% p.a.	USD LIBOR 3M BBA	$(43,445)	$(40,333)
RBS	09/13/2007	9/15/2009	9/15/2014	$200,000	4.9775%p.a.	USD LIBOR 3M BBA	$(30,230)	$(20,011)
RBS	11/16/2007	11/22/2010	11/22/2015	$100,000	5.07% p.a.	USD LIBOR 3M BBA	$(17,261)	$(6,561)
RBS	11/15/2007	11/19/2010	11/19/2015	$100,000	5.12% p.a.	USD LIBOR 3M BBA	$(17,529)	$(6,828)
Eurobank	12/06/2007	12/10/2010	12/10/2015	$200,000	4.8125%p.a.	USD LIBOR 3M BBA	$(31,683)	$(10,348)
Eurobank	12/06/2007	12/10/2007	12/10/2010	$200,000	3.8925% p.a.	USD LIBOR 3M BBA	$(1,419)	$(6,306)
CITI	10/23/2007	10/25/2009	10/27/2014	$250,000	4.9975% p.a.	USD LIBOR 3M BBA	$(38,639)	$(25,290)
CITI	11/02/2007	11/6/2010	11/6/2015	$250,000	5.1% p.a.	USD LIBOR 3M BBA	$(43,778)	$(17,128)
CITI	11/26/2007	11/29/2010	11/30/2015	$100,000	4.98% p.a.	USD LIBOR 3M BBA	$(16,764)	$(6,070)
CITI	01/8/2008	1/10/2008	1/10/2011	$300,000	3.57% p.a.	USD LIBOR 3M	$(2,757)	$(9,090)

Counter-party	Contract Trade Date	Effective Date	Termination Date	Notional Amount on Effective Date	Fixed Rate (Danaos pays)	Floating Rate (Danaos receives)	Fair Value September 30, 2010	Fair Value December 31, 2009
						BBA
CITI	02/07/2008	2/11/2011	2/11/2016	$200,000	4.695% p.a.	USD LIBOR 3M BBA	$(29,479)	$(8,035)
Eurobank	02/11/2008	5/31/2011	5/31/2015	$200,000	4.755% p.a.	USD LIBOR 3M BBA	$(25,277)	$(6,993)
Total fair value							$(452,499)	$(307,558)

The interest rate swap agreements converting fixed interest rate exposure into floating are as follows (in thousands):

Counter party	Contract trade Date	Effective Date	Termination Date	Notional Amount on Effective Date	Fixed Rate (Danaos receives)	Floating Rate (Danaos pays)	Fair Value September 30, 2010	Fair Value December 31 2009
RBS	11/15/2004	12/15/2004	8/27/2016	$60,528	5.0125% p.a.	USD LIBOR 3M BBA + 0.835% p.a.	$2,803	$1,865
RBS	11/15/2004	11/17/2004	11/2/2016	$62,342	5.0125% p.a.	USD LIBOR 3M BBA + 0.855% p.a.	$2,930	$1,897
Total fair value							$5,733	$3,762

Schedule 4

New Money Facility Agreements

Facility Agreement	Current Commitment US$ (dollars)	Vessel(s)	Lenders	Borrowers/ Guarantors	Other Parties
US$37,100,000 Facility (the ABN AMRO Club Facility Agreement)	37,100,000	Vessel No. S463	ABN AMRO Bank N.V. Lloyds TSB Bank Plc National Bank of Greece S.A.	Borrower: Danaos Corporation Guarantor: The wholly owned subsidiaries of Danaos Corporation which at any time have the full ownership of S463	ABN AMRO Bank N.V. as Agent and Security Trustee Each Lender (other than National Bank of Greece S.A.) as Swap Banks

US$80,000,000 Facility (the Citi/Eurobank Facility Agreement)	80,000,000	Vessel No. S460	Citibank, N.A., London Branch EFG Eurobank Ergasias S.A.	Borrower: Danaos Corporation Guarantor: The wholly owned subsidiaries of Danaos Corporation which at any time have the full ownership of S460	Citibank International plc as Agent and Citibank N.A. London Branch as Security Trustee Citibank, N.A. and EFG Eurobank Ergasias S.A. as Swap Banks

US$125,000,000 Facility (the New HSH Facility Agreement)	125,000,000	Vessel No. S459 Vessel No. S462	HSH Nordbank AG Piraeus Bank A.E.	Borrower: Danaos Corporation	Aegean Baltic Bank S.A. as Agent and Security Trustee Each Lender as

Facility Agreement	Current Commitment US$ (dollars)	Vessel(s)	Lenders	Borrowers/ Guarantors	Other Parties
		CMA CGM RABELAIS (formerly Vessel No. S4004)	Aegean Baltic Bank S.A.	Guarantors: The wholly owned subsidiaries of Danaos Corporation which at any time have the full ownership of CMA CGM RABELAIS (formerly Vessel No. S4004), S462 and S459	Swap Bank

US$83,900,000 Facility (the New Club Facility Agreement)	83,900,000	Vessel No. S456 Vessel No. S457	Deutsche Schiffsbank Aktiengesellschaft Credit Suisse AG Emporiki Bank of Greece S.A. Deutsche Bank AG Filiale Deutschlandgeschäft	Borrower: Danaos Corporation Guarantors: The wholly owned subsidiaries of Danaos Corporation which at any time have the full ownership of S456 and S457	Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee Each Lender as Swap Bank, other than Deutsche Bank AG Filiale Deutschlandgeschäft, where it shall be Deutsche Bank AG

US$100,000,000 Facility (the New RBS Facility Agreement)	100,000,000	Vessel No. S458 Vessel No. S461	The Royal Bank of Scotland plc	Borrower: Danaos Corporation Guarantors: The wholly owned subsidiaries of Danaos Corporation which at any	The Royal Bank of Scotland plc as Agent and Security Trustee Each Lender as Swap Bank

Facility Agreement	Current Commitment US$ (dollars)	Vessel(s)	Lenders	Borrowers/ Guarantors	Other Parties
time have the full ownership of S458 and S461

Schedule 5

Conditions Precedent

Part I

1                               Group Companies

(a)                        A copy of the constitutional documents of each Group Company.

(b)                       A copy of a resolution of the board of directors of each Group Company:

(i)                          approving the terms of, and the transactions contemplated by, the Restructuring Documents to which it is a party and resolving that it execute the Restructuring Documents to which it is a party;

(ii)                       authorising a specified person or persons to execute the Restructuring Documents to which it is a party on its behalf; and

(iii)                    authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Restructuring Documents to which it is a party.

(c)                        A specimen of the signature of each person authorised by the resolution referred to in paragraph (ii) above.

(d)                       A certificate of the Company confirming that guaranteeing or securing, as appropriate, the amounts under the Restructuring Documents would not cause any guarantee, security or similar limit binding on any Group Company to be exceeded.

(e)                        A certificate of an authorised signatory of the Company certifying that each copy document relating to it and each Group Company specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2                               Transaction Documents

(a)                        This Agreement executed by the Group Companies party to this Agreement.

(b)                       The Restructuring Documents, other than this Agreement, executed by the Group Companies parties to those Restructuring Documents.

(c)                        The Security Documents set out in Schedule 14 and the Shared Security Documents, in each case executed by the Group Companies party to those Security Documents and Shared Security Documents, or, if a document is not capable of execution until the delivery of the relevant Vessel, such document is otherwise in an agreed form and a certificate of an authorised signatory of the Company has been provided to the Participating Lenders that the Company will, or will procure that the relevant Group Company will, enter into such form of document upon delivery, and, in the case of any document that amends an existing mortgage, evidence that such document has been registered against the relevant mortgage over the relevant Vessel through the relevant Registry under the laws and flag of the relevant state in which the Vessel is registered.

(d)                       Each New Money Facility Agreement duly executed by the parties thereto.

(e)                        Each Vendor Finance Facility Agreement duly executed by the parties thereto, any Security required to be entered into thereunder and the Vendor Finance Intercreditor Agreement duly executed by the parties thereto, or, if not capable of execution until the delivery of the relevant Vessel, is otherwise in an agreed form and a certificate of an authorised signatory of the Company has been provided to the Participating Lenders that the Company will, or will procure that the relevant Group Company will, enter into upon delivery.

(f)                          Evidence of the conditional release of any pre-delivery security over the Sinosure Vessels and the Vendor Finance Vessels, and the related owners (if any), securing either the RBS Facility Agreement or the HSH Facility Agreements over hull numbers S456, 457, 459, 460 or Z00002-4.

3                               Legal Opinions

The following legal opinions, each addressed to the Intercreditor Agent, the Participating Lenders and the other Finance Parties in form and substance satisfactory to all of the Participating Lenders:

(a)                        A legal opinion of Norton Rose LLP in England.

(b)                       Legal opinions from lawyers on such matters concerning the laws of the Marshall Islands, Liberia, Panama, Greece, the US, Cyprus and such other relevant jurisdictions as the Participating Lenders may require.

4                               Other documents and evidence

(a)                        Evidence that any process agent referred to in clause 49.4 (Service of process) has accepted its appointment.

(b)                       Evidence that the fees, costs and expenses due from the Group Companies pursuant to the Restructuring Documents have been paid before the Closing Date.

(c)                        Evidence that the Company has received the proceeds of the Required Equity Issue.

(d)                       Evidence that the Coustas Family has contributed (directly or through any company or legal entity) at least 50% to the Required Equity Issue.

(e)        Settlement agreement duly executed by the parties thereto in respect of the cancellation of the 3 vessels “HN N-216”, “HN N-217” and “HN N-218” which were scheduled to be built at Hanjin Heavy shipyard

(f)                          An up-to-date structure chart of the Group.

(g)                       Waiver and margin adjustment fees equal to 1.55 per cent. calculated for the period from 1 July 2009 to the Closing Date have been paid to the Participating Lenders who are party to the HSH Facility Agreement to share amongst themselves.

(h)                       The Company provides evidence that it is able to comply with the provisions of clause 20 as at the date of the Agreement (by reference to the most recent Financial Statements) together with a certificate of an authorised signatory of the Company certifying that the Company will be able to comply with such provisions immediately following the execution of this Agreement.

(i)                           Updated financial projections incorporating latest re-charterings and changes to the fleet (if any).

(j)                           Evidence that the sale of the Sinosure Vessels or entry into the Sinosure Vessels Alternative Financing would not result in a breach of this Agreement, including, without limitation, the financial covenants and fixed amortisation schedule;

(k)                        Evidence satisfactory to the Relevant Finance Parties of the release of any corporate guarantee or similar assurance against loss granted by the Company to the Jiangnan

Changxing Heavy Industry Company Limited yard (the Yard) in respect of the Sinosure Vessels;

(l)                           Evidence of the deferment of instalments due to the Yard in respect of the Sinosure Vessels has been completed such that there is no obligation to pay any further instalments due to the Yard in respect of the Sinosure Vessels prior to delivery;

(m)                     The budget for the period until 31 December 2011.

(n)                       List of all Existing Finance Document Defaults.

(o)                       A copy of the Employee Share Plan.

(p)                       The Additional Second Lien Intercreditor Agreements duly executed by the parties thereto.

(q)                       Copies of Zim Addenda.

(r)                          Each amendment and restatement of the Existing Hedging Agreements (as set out in Schedule 16) has been duly executed by each of the parties to such agreement and the amendments and restatements have become effective or will become effective on the Closing Date.

(s)                        The Sinosure Intercreditor Agreement as defined in clause 23.10(c) (viii).

Part II

1                               An accession of a Group Company

(a)                        A Group Company Accession Deed, duly executed by the additional Group Company and the Company.

(b)                       A copy of the constitutional documents of the additional Group Company.

(c)                        A copy of a resolution of the board of directors of the additional Group Company:

(i)                          approving the terms of, and the transactions contemplated by, the Group Company Accession Deed and resolving that it execute the Group Company Accession Deed;

(ii)                       authorising a specified person or persons to execute the Accession Letter on its behalf; and

(iii)                    authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement

(d)                       A specimen of the signature of each person authorised by the resolution referred to in paragraph (ii) above

(e)                        A certificate of an authorised signatory of the Group Company certifying that each copy document relating to it specified in this Schedule, Part II is correct, complete and in full force and effect as at a date no earlier than the date of the Group Company Accession Deed.

2                               Legal Opinions

The following legal opinions, each addressed to the Intercreditor Agent, the Participating Lenders and the other Finance Parties each substantially in the form distributed to the Intercreditor Agent:

(a)                        A legal opinion of Norton Rose LLP, legal advisers to the Intercreditor Agent in England; and

(b)                       If the Group Company is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Intercreditor Agent in the jurisdiction in which the Group Company is incorporated.

3                               Other Documents

(a)                        If the proposed Group Company is incorporated in a jurisdiction other then England and Wales, evidence that the process agent referred to in clause 49.4 (Service of process) has accepted its appointment in relation to the proposed additional Group Company.

(b)                       A copy of any other authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration or other document, opinion or assurance which the Intercreditor Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Group Company Accession Deed or for the validity and enforceability of any Finance Document.

Schedule 6

Form of Group Company Accession Deed

THIS AGREEMENT is made on [    ] and made between:

(1)                        [Insert Full Name of New Group Company] (the Acceding Group Company); and

(2)                        [Insert Full Name of Current Intercreditor Agent] (the Intercreditor Agent), for itself and each of the other parties to the restructuring agreement referred to below.

This agreement is made on [date] by the Acceding Group Company in relation to a restructuring agreement (the Restructuring Agreement) dated [    ] between, amongst others Danaos Corporation as Company, [    ] as intercreditor agent and the other Group Companies (each as defined in the Restructuring Agreement).

The Acceding Group Company intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the Relevant Documents.

IT IS AGREED as follows:

1                                Terms defined in the Restructuring Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

2                                The Acceding Group Company and the Intercreditor Agent agree that the Intercreditor Agent shall hold:

(a)                        [any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(b)                       all proceeds of that Security; and]*

(c)                        all obligations expressed to be undertaken by the Acceding Group Company to pay amounts in respect of the Liabilities to the Intercreditor Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Security under the Shared Security Documents together with all representations and warranties expressed to be given by the Acceding Group Company (in the Relevant Documents or otherwise) in favour of the Intercreditor Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Restructuring Agreement.

3                                The Acceding Group Company confirms that it intends to be party to the Restructuring Agreement as a Group Company, undertakes to perform all the obligations expressed to be assumed by a Group Company under the Restructuring Agreement and agrees that it shall be bound by all the provisions of the Restructuring Agreement as if it had been an original party to the Restructuring Agreement.

4                                This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, English law.

*                               Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.

THIS AGREEMENT has been signed on behalf of the Intercreditor Agent and executed as a deed by the Acceding Group Company and is delivered on the date stated above.

The Acceding Group Company

[EXECUTED AS A DEED

)

By: [Full Name of Acceding Group Company]	)

Director

Director/Secretary

OR

[EXECUTED AS A DEED

By: [Full name of Acceding Group Company]

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness]

Address for notices:

Address:

Fax:

The Intercreditor Agent

[Full Name of Current Intercreditor Agent]

By:

Date:

Schedule 7

Form of Creditor/Agent Accession Undertaking

To:                  [Insert full name of current Intercreditor Agent] for itself and each of the other parties to the Restructuring Agreement referred to below.

From:              [Acceding Participating Lender/Intercreditor Agent/Relevant Facility Agent/Relevant Security Trustee/Relevant Finance Party]

THIS UNDERTAKING is made on [date] by [insert full name of new Participating Lender/Relevant Facility Agent/ Relevant Security Trustee/Relevant Finance Party] (the Acceding Party) in relation to the restructuring agreement (the Restructuring Agreement) dated [    ] between, among others, Danaos Corporation as company, [ ] as intercreditor agent, and the other Group Companies (each as defined in the Restructuring Agreement).  Terms defined in the Restructuring Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

In consideration of the Acceding Party being accepted as a [Participating Lender/Facility Agent/Relevant Security Trustee/Relevant Finance Party] for the purposes of the Restructuring Agreement, the Acceding Party confirms that, as from [date], it intends to be party to the Restructuring Agreement as a [Participating Lender/Facility Agent/Relevant Security Trustee/Relevant Finance Party] and undertakes to perform all the obligations expressed in the Restructuring Agreement to be assumed by a [Participating Lender/Facility Agent/Relevant Security Trustee/Relevant Finance Party] and agrees that it shall be bound by all the provisions of the Restructuring Agreement, as if it had been an original party to the Restructuring Agreement.

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS UNDERTAKING has been entered into on the date stated above [and is executed as a deed by the Acceding Party, if it is acceding as [Participating Lender/Facility Agent/Relevant Security Trustee/Relevant Finance Party] and is delivered on the date stated above].

Acceding Party

[EXECUTED as a DEED]

[insert full name of Acceding Party]

By:

Address:

Fax:

Accepted by the Intercreditor Agent

for and on behalf of

[Insert full name of current Intercreditor Agent]

Date:

Schedule 8

Intercreditor Voting Schedule

In this Agreement:

Majority Participating Lenders means a Participating Lender or Participating Lenders whose Commitments aggregate more than 66 2/3per cent. of the Total Commitments.

Required consents

1           Subject to paragraph 2 to paragraph 5 (Exceptions) of this Schedule, any term of the Restructuring Documents may be amended or waived only with the consent of the Majority Participating Lenders and the Company and any such amendment or waiver will be binding on all Parties.

Exceptions

2           An amendment or waiver that has the effect of changing or which relates to:

(a)        the definitions of “Majority Participating Lenders”, “Restructuring Termination Date” in clause 1 (Definitions) and the definition of “Majority Participating Lenders” in this Schedule;

(b)        subject to paragraph 3 below, the definition of Enforcement Standstill Period in clause 1 (Definitions) and the provisions of clauses 26.3, 26.5 and 26.6;

(c)        any matter relating to the effectiveness of the Restructuring Documents;

(d)        clauses 3 (Restructuring), 4 (Termination), 5 (Variation of Finance Documents), 6 (Amendments and Most Favoured Lender), 7 (New Money Facilities and Existing Hedging Agreements), 15 (Repayment), 17 (Illegality, voluntary prepayment and cancellation), 18 (Mandatory prepayment), 27 (Application of proceeds of Shared Security Document), 32 (Changes to the Parties), 45 (Amendments and waivers) and this Schedule 8 (Intercreditor Voting Schedule);

(e)        a reduction in the Margin or any other amounts payable under a Restructuring Document;

(f)         any provision which expressly requires the consent of all Participating Lenders;

(g)        any amendment to the order of priority or subordination under the Agreement;

(h)        subject to paragraph 3 below, any amendment to the terms of the standstill provisions set out in clause 26 (Consequences of an Event of Default); or

(i)         the release of any Security under a Shared Security Document unless permitted under, or contemplated by, this Agreement,

shall not be made without the prior consent of all the Participating Lenders.

3           The first extension to the period in relation to which the Enforcement Standstill Period applies will, provided that such extension is for a period of no more than 15 days, only require the consent of a Participating Lender or Participating Lenders whose Commitments aggregate more than 75 per cent. of the Total Commitments.

4           An amendment or waiver that has the effect of changing or which relates to:

(a)        other than as expressly permitted by the provisions of any Restructuring Document, the nature or scope of:

(i)         the assets and property secured or purported to be secured under the Shared Security Documents; or

(ii)        the manner in which the proceeds of enforcement of the Security under the Shared Security Documents are distributed,

(except in the case of paragraph (i) and paragraph (ii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Security under a Shared Security Document where such sale or disposal is expressly permitted under this Agreement or any other Restructuring Document);

(b)        any amendment to the order of priority or subordination under this Agreement or a Restructuring Document; or

(c)        changes to the pro rata sharing arrangements between the Finance Parties under the Restructuring Documents,

(d)        any changes to voting under this Schedule;

(e)        any amendment to any payment waterfalls;

(f)         any amendment to enforcement rights

shall not be effected without the prior written consent of all Finance Parties affected by such amendments or waivers.

5           An amendment or waiver that has the effect of changing or which relates to additional Security over assets already secured in favour of a Finance Party which is not granted for the benefit of all Participating Lenders shall not be effected without the prior written consent of all Finance Parties who already benefit from Security over that asset.

6           An amendment or waiver that has the effect of changing any of the rights, duties and exclusions of liability of the Intercreditor Agent shall not be effected without the prior written consent of the Intercreditor Agent.

7           Any amendment or waiver that has the effect of changing any of the provisions relating to Cash Cover shall not be effected without the prior written consent of the Hedge Counterparties affected by such amendments or waivers.

8           For the avoidance of doubt, unless specified in this Schedule, decisions relating to provisions of a Finance Document (other than a Restructuring Document) which do not have a similar or equivalent provision in this Agreement shall be governed by the relevant Finance Documents.

Schedule 9

Intercreditor Agent

1          The Intercreditor Agent

Appointment of the Intercreditor Agent

1.1       Each Participating Lender and other Finance Party appoints the Intercreditor Agent to act as its intercreditor agent and security trustee under and in connection with the Restructuring Documents.

1.2       Each Participating Lender and other Finance Party authorises the Intercreditor Agent to exercise the rights, powers, authorities and discretions specifically given to the Intercreditor Agent under or in connection with the Restructuring Documents together with any other incidental rights, powers, authorities and discretions and to execute each of the Shared Security Documents and all other documents that may be approved by the Intercreditor Agent for execution by it.

Duties of the Intercreditor Agent

1.3       The Intercreditor Agent shall promptly forward to a Party the original or a copy of any document or notice which is delivered to the Intercreditor Agent for that Party by any other Party or any other document received by it from a Group Company.

1.4       The Intercreditor Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

1.5       If the Intercreditor Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

1.6       If the Intercreditor Agent is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Intercreditor Agent) under this Agreement it shall promptly notify the other Finance Parties.

1.7       The Intercreditor Agent’s duties under the Restructuring Documents are solely mechanical and administrative in nature.

No fiduciary duties

1.8       Except as provided in paragraph 2 of this Schedule 9, nothing in this Agreement constitutes the Intercreditor Agent as a trustee or fiduciary of any other person.

1.9       The Intercreditor Agent shall not be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

Business with the Group

1.10     The Intercreditor Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

Rights and discretions of the Intercreditor Agent

1.11     The Intercreditor Agent may rely on:

(a)        any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)        any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

1.12     The Intercreditor Agent may assume (unless it has received notice to the contrary in its capacity as security trustee or intercreditor agent) that:

(a)        no default, event of default or potential event of default, howsoever described, has occurred under a Restructuring Document or a Finance Document;

(b)        any right, power, authority or discretion vested in any Party has not been exercised;

(c)        any notice or request made by the Company is made on behalf of and with the consent and knowledge of all the Group Companies; and

(d)        no Notifiable Debt Purchase Transaction:

(i)         has been entered into;

(ii)        has been terminated; or

(iii)       has ceased to be with a Company Affiliate.

1.13     The Intercreditor Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

1.14     The Intercreditor Agent may act in relation to the Restructuring Documents through its personnel and agents.

1.15     The Intercreditor Agent may disclose to any other Party any information it reasonably believes it has received as security trustee or intercreditor agent under this Agreement.

1.16     Without prejudice to the generality of paragraph 1.15 of this Schedule, the Intercreditor Agent may disclose the identity of a Defaulting Participating Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Participating Lenders.

1.17     Notwithstanding any other provision of any Restructuring Document to the contrary, the Intercreditor Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

1.18     The Intercreditor Agent shall be at liberty to disclose to any Finance Party the details provided by a Participating Lender pursuant to clause 11.5(b)(ii)(B) (Market Disruption).

1.19     The Intercreditor Agent has all the rights, privileges and immunities which gratuitous trustees have or may have in England, even though it is entitled to remuneration.

Majority Participating Lenders’ instructions

1.20     Unless a contrary indication appears in a Restructuring Document, the Intercreditor Agent shall (i) exercise any right, power, authority or discretion vested in it as Intercreditor Agent in accordance with any instructions given to it by the Majority Participating Lenders (or, if so instructed by the Majority Participating Lenders, refrain from exercising any right, power, authority or discretion vested in it as Intercreditor Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Participating Lenders.

1.21     Unless a contrary indication appears in a Restructuring Document, any instructions given by the Majority Participating Lenders will be binding on all the Finance Parties other than the Intercreditor Agent in its capacity as security trustee.

1.22     The Intercreditor Agent may refrain from acting in accordance with the instructions of the Majority Participating Lenders (or, if appropriate, the Participating Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

1.23     In the absence of instructions from the Majority Participating Lenders, (or, if appropriate, the Participating Lenders) the Intercreditor Agent may act (or refrain from taking action) as it considers to be in the best interest of the Participating Lenders.

Responsibility for documentation

1.24     The Intercreditor Agent is not responsible for:

(a)        the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Intercreditor Agent, a Group Company or any other person given in or in connection with any Restructuring Document or the transactions contemplated in the Restructuring Documents;

(b)        the legality, validity, effectiveness, adequacy or enforceability of any Restructuring Document or the Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Restructuring Document or the Security;

(c)        (without prejudice to the following provisions) any failure or omission to perfect, or defect in perfecting, the Security, including:

(i)         failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Shared Security Document; or

(ii)        failure to effect or procure registration of or otherwise protect or perfect any of the Security under any laws in any territory;

(d)        ascertaining whether all deeds and documents that should have been deposited with it (or the relevant Agents) under or in connection with the Shared Security Documents have been so deposited;

(e)        investigating or making any enquiry into the title of any Group Company to any of the Security;

(f)         the failure to register any of the Shared Security Documents with the Registrar of Companies, any relevant ship registry or any other public office;

(g)        the failure to register any of the Shared Security Documents in accordance with the documents of title of any Group Company to any of the Security;

(h)        the failure to take or require the Company or any other Group Company to take any steps to render any of the Shared Security Documents effective as regards property or assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned; or

(i)         (save as otherwise provided in this paragraph 1.24) taking or omitting to take any other action under or in relation to the Shared Security Documents.

Exclusion of liability

1.25     Without limiting paragraph 1.26 of this Schedule, the Intercreditor Agent will not be liable for any action taken by it under or in connection with any Restructuring Document or the Security, unless directly caused by its gross negligence or wilful misconduct.

1.26     No Party (other than the Intercreditor Agent) may take any proceedings against any officer, employee or agent of the Intercreditor Agent in respect of any claim it might have against the Intercreditor Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Restructuring Document or any Transaction Document and any officer, employee or agent of the Intercreditor Agent may rely on this paragraph subject to clauses 1.5 and 1.6 (Third party rights) and the provisions of the Third Parties Act.

1.27     The Intercreditor Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Restructuring Documents to be paid by the Intercreditor Agent if the Intercreditor Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Intercreditor Agent for that purpose.

1.28     Nothing in this Agreement shall oblige the Intercreditor Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Participating Lender and each Participating Lender confirms to the Intercreditor Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Intercreditor Agent.

Participating Lenders’ indemnity to the Intercreditor Agent

1.29     Each Participating Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Intercreditor Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Intercreditor Agent (otherwise than by reason of the Intercreditor Agent’s gross negligence or wilful misconduct) in acting as Intercreditor Agent under the Restructuring Documents (unless the Intercreditor Agent has been reimbursed by a Group Company pursuant to a Restructuring Document).

Confidentiality

1.30     The Intercreditor Agent in acting as such shall be regarded as acting through its security trustee, security agency or agency division which shall be treated as a separate entity from any other of its divisions or departments.

1.31     If information is received by another division or department of the Intercreditor Agent, it may be treated as confidential to that division or department and the Intercreditor Agent shall not be deemed to have notice of it.

1.32     Notwithstanding any other provision of any Restructuring Document to the contrary, the Intercreditor Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

Relationship with the Participating Lenders

1.33     The Intercreditor Agent may treat the person shown in its records as Participating Lender at the opening of business (in the place of the Intercreditor Agent’s principal office as notified to the Finance Parties from time to time) as the Participating Lender acting through its Facility Office:

(a)        entitled to or liable for any payment due under any Restructuring Document on that day; and

(b)        entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Restructuring Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Participating Lender to the contrary in accordance with the terms of this Agreement.

1.34     Each Participating Lender shall supply the Intercreditor Agent with any information that the Intercreditor Agent may reasonably specify as being necessary or desirable to enable it to perform its functions as security trustee.

1.35     Any Participating Lender may by notice to the Intercreditor Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Participating Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 41.9 and 41.10 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Participating Lender for the purposes of clause 41.2 (Addresses) and clause 41.9(c) (Electronic communication) and the Intercreditor Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Participating Lender.

Credit appraisal by the Participating Lenders

1.36     Without affecting the responsibility of any Group Company for information supplied by it or on its behalf in connection with any Transaction Document, each Participating Lender confirms to the Intercreditor Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Transaction Document including but not limited to:

(a)        the financial condition, status and nature of each Group Company;

(b)        the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and the Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security;

(c)        whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Transaction Document, the Security, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(d)        the adequacy, accuracy and/or completeness of any information provided by the Intercreditor Agent, any Party or by any other person under or in connection with any Transaction Document, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)        the right or title of any person in or to, or the value or sufficiency of any part of the assets secured under the Shared Security Documents, the priority of any of the or the existence of any Security affecting those assets.

Deduction from amounts payable by the Intercreditor Agent

1.37     If any Party owes an amount to the Intercreditor Agent under the Finance Documents the Intercreditor Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Intercreditor Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

Intercreditor Agent’s management time

1.38     Any amount payable to the Intercreditor Agent under clauses 13.5 to 13.7 (Indemnity to the Intercreditor Agent), clause 14 (Costs and expenses) and paragraph 1.29 of this Schedule (Participating Lenders’ indemnity to the Intercreditor Agent) shall include the cost of utilising the Intercreditor Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Intercreditor Agent may notify to the Company and the Participating Lenders, and is in addition to any fee paid or payable to the Intercreditor Agent under, or in relation to, the Restructuring Documents.

1.39     Any cost of utilising the Intercreditor Agent’s management time or other resources shall include, without limitation, any such costs in connection with clauses 34.2 to 34.5 (Disenfranchisement on Debt Purchase Transactions entered into by Company Affiliates).

2          Security trust

Definitions

2.1       In this paragraph 2 Security Property means all right, title and interest in, to and under any Shared Security Document, including:

(a)        the assets over which Security is expressed to be created pursuant to any Shared Security Document (the Charged Assets);

(b)        the benefit of the undertakings in any Shared Security Document; and

(c)        all sums received or recovered by the Intercreditor Agent under or in connection with any Shared Security Document and any assets representing the same.

Declaration of trust

2.2       The Intercreditor Agent and each other Finance Party agree that the Intercreditor Agent shall hold the Security Property on trust for the benefit of the Finance Parties on the terms of this Agreement. This paragraph binds each Party.

2.3       Subject to paragraph 2.4, paragraph 2.2 shall not apply to any Shared Security Document that is expressed to be or is construed to be governed by any law other than English law or any other law from time to time designated by the Intercreditor Agent and the Company or any Security Property arising under any such Shared Security Document.

2.4       Paragraph 2.3 shall not affect or limit the applicability of the other provisions of this paragraph 2 with respect to any Shared Security Document that is expressed to be or is construed to be governed by any law other than English law or any other law from time to time designated by the Intercreditor Agent and the Company or any Security Property arising under any such Shared Security Document.

Retention of documents

2.5       The Intercreditor Agent may hold title deeds and other documents relating to any of the Charged Assets in such manner as it sees fit (including allowing any Group Company to retain them), having regard, to the extent it is aware, as to the provisions of the relevant Security relating to the holding of such deeds and other documents.

Indemnity out of Security Property

2.6       The Intercreditor Agent and every receiver, delegate, attorney, agent or other similar person appointed under any Shared Security Document may indemnify itself out of the proceeds of realisation of the Security Property against any cost, loss or liability incurred by it in that capacity (otherwise than by reason of its own gross negligence, wilful misconduct or fraud).

Basis of distribution

2.7       To enable it to make a distribution, the Intercreditor Agent may fix a date as at which the amount of the Liabilities is to be calculated and may require, and rely on, a certificate from any Party giving details of:

(a)        any sums due or owing to any Party as at that date; and

(b)        such other matters as it thinks fit,

PROVIDED THAT if a certificate relating to the same Liabilities is provided by a Finance Party and a Group Company, the certificate provided by the Finance Party shall be binding in the absence of manifest error.

2.8       The Finance Parties shall provide the Intercreditor Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Shared Security Documents and, in particular, with such necessary directions in writing so as to enable the Intercreditor Agent to make the calculations and applications contemplated by clause 27 (Application of proceeds of Shared Security Document) and to apply amounts received under, and the proceeds of realisation of, the Shared Security Documents as contemplated by the Shared Security Documents and clause 27 (Application of proceeds of Shared Security Document).

No duty to collect payments

2.9       Except as otherwise stated in this Agreement, the Intercreditor Agent has no duty:

(a)        to ensure that any payment or other financial benefit in respect of any of the Charged Assets or any Liabilities is duly and punctually paid, received or collected; or

(b)        to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Charged Assets or any Liabilities.

Appropriation

2.10     Each Party irrevocably waives any right to appropriate any payment to, or other sum received, recovered or held by, the Intercreditor Agent in or towards payment of any particular part of the Liabilities and agrees that the Intercreditor Agent has the exclusive right to do so.

2.11     Paragraph 2.10 will override any application made or purported to be made by any other person.

Investments

2.12     All money received or held by the Intercreditor Agent under the trusts in this Agreement in the name of, or under the control of, the Intercreditor Agent shall be deposited with the Account Bank.

Suspense account

2.13     Subject to Paragraph 2.14 (Timing of distributions), the Intercreditor Agent may (but without obligation to do so) hold in an interest bearing suspense account any moneys received by it from any Party.

Timing of distributions

2.14     Distributions by the Intercreditor Agent shall be made as and when determined by it.

Delegation

2.15     The Intercreditor Agent may:

(a)        employ and pay an agent selected by it to transact or conduct any business and to do all acts required to be done by it (including the receipt and payment of money);

(b)        delegate to any person on any terms (including power to sub-delegate) all or any of its functions; and

(c)        with the prior consent of Majority Participating Lenders, appoint, on such terms as it may determine, or remove, any person to act either as separate or joint security trustee or agent with those rights and obligations vested in the Intercreditor Agent by this Agreement or any Shared Security Document.

2.16     The Intercreditor Agent will not be:

(a)        responsible to anyone for any misconduct or omission by any agent, delegate or security trustee or security agent appointed by it under paragraph 2.15; or

(b)        bound to supervise the proceedings or acts of any such agent, delegate or security trustee or security agent,

provided that it exercises reasonable care in selecting that agent, delegate or security trustee or security agent.

Intercreditor Agent expenses

2.17     The Company shall promptly on demand pay the Intercreditor Agent the amount of all reasonable costs and expenses (including legal fees) incurred by it in connection with the administration or release of any Security created pursuant to any Shared Security Document.

Winding up of trust

2.18     If the Intercreditor Agent, with the approval of each of the Relevant Facility Agents determines that (a) all of the obligations secured by the Shared Security Documents have been fully and finally discharged and (b) none of the Finance Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Group Company pursuant to the Finance Documents:

(a)        the trusts set out in this Agreement shall be wound up and the Intercreditor Agent shall release, without recourse or warranty, all of the Security and the rights of the Intercreditor Agent under each of the Shared Security Documents; and

(b)        any retiring Intercreditor Agent shall release, without recourse or warranty, all of its rights under each of the Shared Security Documents.

Powers supplemental

2.19     The rights, powers and discretions conferred upon the Intercreditor Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Intercreditor Agent by general law or otherwise.

Disapplication

2.20     Section 1 of the Trustee Act 2000 shall not apply to the duties of the Intercreditor Agent in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

Schedule 10

Forms of Notifiable Debt Purchase Transaction Notice

Part 1

Form of Notice on Entering into Notifiable Debt Purchase Transaction

To:	[ ] as Intercreditor Agent

From:	[The Participating Lender]

Dated:

Danaos Corporation — Restructuring Agreement

dated [      ] (the Restructuring Agreement)

1           We refer to clause 34.2 (Disenfranchisement on Debt Purchase Transactions entered into by Company Affiliates) of the Restructuring Agreement. Terms defined in the Restructuring Agreement have the same meaning in this notice unless given a different meaning in this notice.

2           We have entered into a Notifiable Debt Purchase Transaction.

3           The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment/ Facility Agreement	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates

[•]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Participating Lender]

By:

Part 2

Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction ceasing to be with Company Affiliate

To:	[ ] as Intercreditor Agent

From:	[The Lender]

Dated:

Danaos Corporation — Restructuring Agreement

dated [     ] (the Restructuring Agreement)

1           We refer to clause 34.2 (Disenfranchisement on Debt Purchase Transactions entered into by Company Affiliates) of the Restructuring Agreement. Terms defined in the Restructuring Agreement have the same meaning in this notice unless given a different meaning in this notice.

2           A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ ] has [terminated]/[ceased to be with a Company Affiliate].*

3          The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment/Facility Agreement	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates)

[•]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender] By:

Schedule 11

Timetables

Loans

LIBOR is fixed	Quotation Day as of 11:00 a.m. in respect of LIBOR

“U” =	date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan.

“U - X” =	X Business Days prior to date of utilisation

Schedule 12

Form of Compliance Certificate

To:	[The Relevant Finance Parties]

From:	[Parent]

Dated:

Dear Sirs

Danaos Corporation - Restructuring Agreement

dated [             ] (the Restructuring Agreement)

1

We refer to the Restructuring Agreement. This is a Compliance Certificate. Terms defined in the Restructuring Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:

[Insert details of covenants to be certified. Quantum of Actual Free Cash Flow to be included.]

3	[We confirm that no Default and no Finance Document Default is continuing.]

Signed

	Director	Director

	Of	Of

	[Parent]	[Parent]

[insert applicable certification language]

for and on behalf of

NOTES:

*                               If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Schedule 13

Mandatory Cost formula

1                                The Mandatory Cost is an addition to the interest rate to compensate Participating Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions), (b) the requirements of the European Central Bank, or (c) if applicable the requirements of the Swiss National Bank.

2                                On the first day of each Interest Period (or as soon as possible thereafter) the Relevant Finance Party shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Participating Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Relevant Finance Party as a weighted average of the Participating Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Participating Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3                                The Additional Cost Rate for any Participating Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Participating Lender to the Relevant Finance Party.  This percentage will be certified by that Participating Lender in its notice to the Relevant Finance Party to be its reasonable determination of the cost (expressed as a percentage of that Participating Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office or, if applicable, the Swiss National Bank.

4                                The Additional Cost Rate for any Participating Lender lending from a Facility Office in the United Kingdom will be calculated by the Relevant Finance Party as follows:

per cent. per annum.

Where:

E                                         is designed to compensate Participating Lenders for amounts payable under the Fees Rules and is calculated by the Relevant Finance Party as being the average of the most recent rates of charge supplied by the Reference Banks to the Relevant Finance Party pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5                                For the purposes of this Schedule:

(a)                        Fees Rules means the rules on periodic fees contained in the Financial Services Authority Fees  Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)                       Fee Tariffs means the fee tariffs specified in the Fees Rules under Column 1 of the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(c)                        Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England; and

(d)                       Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6                                If requested by the Relevant Finance Party, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Relevant Finance Party, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority

(calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7                                Each Participating Lender shall supply any information required by the Relevant Finance Party for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Participating Lender shall supply the following information on or prior to the date on which it becomes a Participating Lender:

(a)                        the jurisdiction of its Facility Office; and

(b)                       any other information that the Relevant Finance Party may reasonably require for such purpose.

Each Participating Lender shall promptly notify the Relevant Finance Party of any change to the information provided by it pursuant to this paragraph.

8                                The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Relevant Finance Party based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Participating Lender notifies the Relevant Finance Party to the contrary, each Participating Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9                                The Relevant Finance Party shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Participating Lender and shall be entitled to assume that the information provided by any Participating Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10                          The Relevant Finance Party shall distribute the additional amounts received as a result of the Mandatory Cost to the Participating Lenders on the basis of the Additional Cost Rate for each Participating Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11                          Any determination by the Relevant Finance Party pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Participating Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12                          The Relevant Finance Party may from time to time, after consultation with the Company and the Participating Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) or if applicable the Swiss National Bank and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

Schedule 14

Security Documents

Part 1

Existing Facility Agreement (Restructuring) Security Documents

Document		Parties
Deutsche Bank Facility Agreement

1	Amendment to mortgage over m/v Zim Kingston (Malta)	Balticsea Marine Inc. (Liberia) Deutsche Bank AG Filiale Deutschlandgeschäft as Agent and Security Trustee

2	Amendment to mortgage over m/v Zim Rio Grande (Malta)	Bayview Shipping Inc. (Liberia) Deutsche Bank AG Filiale Deutschlandgeschäft as Agent and Security Trustee

3	Amendment to mortgage over m/v Zim Sao Paolo (Malta)	Channelview Marine Inc. (Liberia) Deutsche Bank AG Filiale Deutschlandgeschäft as Agent and Security Trustee

4	Pledge over shares in Balticsea Marine Inc. (Liberia)	Lydia Inc. (Liberia) Deutsche Bank AG Filiale Deutschlandgeschäft as Agent and Security Trustee

5	Pledge over shares in Bayview Shipping Inc. (Liberia)	Westwood Marine S.A. (Liberia) Deutsche Bank AG Filiale Deutschlandgeschäft as Agent and Security Trustee

6	Pledge over shares in Channelview Marine Inc. (Liberia)	Baker International S.A. (Liberia) Deutsche Bank AG Filiale Deutschlandgeschäft as Agent and Security Trustee

7	Second German Account Pledge	Danaos Corporation Deutsche Bank AG Filiale Deutschlandgeschäft as Security Trustee, Account Bank and Pledgor Deutsche Bank AG as Swap Bank and Pledgor

DSB Facility Agreement

8	Amendment to mortgage over m/v Zim Dalian (Malta)	Medsea Marine Inc. Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

Document		Parties
9	Amendment to mortgage over m/v Hanjin Santos (Malta)	Cellcontainer (No.2) Corp. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

10	Mortgage amendment amending the mortgage over m/v YM Maturity (Liberia)	Expresscarrier (No.2) Corp. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

11	Pledge over shares in Medsea Marine Inc. (Liberia)	Bounty Investment Inc. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

12	Pledge over shares in Cellcontainer (No.2) Corp. (Liberia)	Lito Navigation Inc. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

13	Pledge over shares in Expresscarrier (No.2) Corp. (Liberia)	Lito Navigation Inc. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

14	Pledge over shares in Teucarrier (No.1) Corp. (Liberia)	Sapfo Navigation Inc. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

15	Pledge over shares in Cellcontainer (No.5) Corp. (Liberia)	Bayard Maritime Limited (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

Credit Suisse Facility Agreement

16	Amendment to mortgage over m/v Zim Luanda (Malta)	Blacksea Marine Inc. (Liberia) Credit Suisse AG

17	Amendment to mortgage over m/v CMA CGM Nerval (Malta)	Boxcarrier (No.3) Corp. (Liberia) Credit Suisse AG

18	Mortgage amendment amending the mortgage over m/v YM Mandate (Liberia)	Expresscarrier (No.1) Corp. (Liberia) Credit Suisse AG

19	Pledge over shares in Blacksea Marine Inc. (Liberia)	Westwood Marine S.A. Credit Suisse AG

20	Pledge over shares in Boxcarrier (No.3) Corp. (Liberia)	Lydia Inc. (Liberia)

Document		Parties
Credit Suisse AG

21	Pledge over shares in Expresscarrier (No.1) Corp. (Liberia)	Sapfo Navigation Inc. (Liberia) Credit Suisse AG

Emporiki Facility Agreement

22	Amendment to mortgage over m/v CMA CGM Moliere (Malta)	Boxcarrier (No.1) Corp. Emporiki Bank of Greece S.A.

23	Amendment to mortgage over m/v CMA CGM Musset (Malta)	Boxcarrier (No.2) Corp. Emporiki Bank of Greece S.A.

24	Pledge over shares in Boxcarrier (No.1) Corp. (Liberia)	Sapfo Navigation Inc. (Liberia) Emporiki Bank of Greece S.A.

25	Pledge over shares in Boxcarrier (No.2) Corp. (Liberia)	Bounty Investment Inc. (Liberia) Emporiki Bank of Greece S.A.

HSH Facility Agreement

26	Mortgage addenda amending the mortgage over m/v Shenzhen Dragon (Greece)	Appleton Navigation S.A. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

27	Mortgage addenda amending the mortgage over m/v Marathonas (Panama)	Boxcarrier (No. 6) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

28	Mortgage addenda amending the mortgage over m/v Maersk Messologi (Panama)	Boxcarrier (No. 7) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

29	Mortgage addenda amending the mortgage over m/v Maersk Mytilini (Panama)	Boxcarrier (No.8) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

30	Mortgage addenda amending the mortgage over m/v California Dragon (Greece)	Geoffrey Shipholding Limited (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

31	Mortgage addenda amending the mortgage over m/v Jiangsu Dragon (Greece)	Lacey Navigation Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

32	Mortgage addenda amending the mortgage over m/v SCI Pride (Greece)	Saratoga Trading S.A (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

33	Mortgage addenda amending the mortgage over m/v Hyundai Vladivostok	Speedcarrier (No.1) Corp. (Liberia)

Document		Parties
	(Panama)	Aegean Baltic Bank S.A. as Agent and Security Trustee

34	Mortgage addenda amending the mortgage over m/v Hyundai Advance (Panama)	Speedcarrier (No.2) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

35	Mortgage addenda amending the mortgage over m/v Hyundai Stride (Panama)	Speedcarrier (No.3) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

36	Mortgage addenda amending the mortgage over m/v Hyundai Sprinter (Panama)	Speedcarrier (No.4) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

37	Mortgage addenda amending the mortgage over m/v Hyundai Future (Panama)	Speedcarrier (No.5) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

38	Mortgage addenda amending the mortgage over m/v Henry (Malta)	Tyron Enterprises S.A. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

39	Mortgage addenda amending the mortgage over m/v Lotus (Malta)	Victory Shipholding Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

40	Pledge over shares in Appleton Navigation S.A. (Liberia)	Bayard Maritime Limited (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

41	Pledge over shares in Boxcarrier (No. 6) Corp. (Liberia)	Bayard Maritime Limited (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

42	Pledge over shares in Boxcarrier (No. 7) Corp. (Liberia)	Westwood Marine S.A. Aegean Baltic Bank S.A. as Agent and Security Trustee

43	Pledge over shares in Boxcarrier (No.8) Corp. (Liberia)	Lito Navigation Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

44	Pledge over shares in Commodore Marine Inc. (Liberia)	Erato Navigation Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

45	Pledge over shares in Duke Marine Inc. (Liberia)	Erato Navigation Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

46	Pledge over shares in Geoffrey Shipholding Limited (Liberia)	Lydia Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

47	Pledge over shares in Independence	Sapfo Navigation Inc. (Liberia)

Document		Parties
	Navigation Inc. (Liberia)	Aegean Baltic Bank S.A. as Agent and Security Trustee

48	Pledge over shares in Lacey Navigation Inc. (Liberia)	Lito Navigation Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

49	Pledge over shares in Saratoga Trading S.A. (Liberia)	Bounty Investment Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

50	Charge over shares in Seasenator Shipping Limited (Cyprus)	Tully Enterprises S.A. (Liberia) Baker International S.A. Aegean Baltic Bank S.A. as Agent and Security Trustee

51	Pledge over shares in Speedcarrier (No.1) Corp. (Liberia)	Sapfo Navigation Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

52	Pledge over shares in Speedcarrier (No.2) Corp. (Liberia)	Lito Navigation Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

53	Pledge over shares in Speedcarrier (No.3) Corp. (Liberia)	Westwood Marine S.A. Aegean Baltic Bank S.A. as Agent and Security Trustee

54	Pledge over shares in Speedcarrier (No.4) Corp. (Liberia)	Baker International S.A. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

55	Pledge over shares in Speedcarrier (No.5) Corp. (Liberia)	Bayard Maritime Limited (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

56	Pledge over shares in Tyron Enterprises S.A. (Liberia)	Tully Enterprises S.A. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

57	Pledge over shares in Victory Shipholding Inc. (Liberia)	Bounty Investment Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

58	Charge over shares in Seacaravel Shipping Limited (Cyprus)	Bayard Maritime Limited (Liberia) Tully Enterprises S.A. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

59	Charge over shares in Deleas Shipping Limited (Cyprus)	Tully Enterprises S.A. (Liberia) Westwood Marine S.A. Aegean Baltic Bank S.A. as Agent and Security Trustee

Document		Parties
RBS Facility Agreement

60	Mortgage addenda amending the mortgage over m/v Hyundai Progress (Panama)	Speedcarrier (No.6) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

61	Mortgage addenda amending the mortgage over m/v Hyundai Highway (Panama)	Speedcarrier (No.7) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

62	Mortgage addenda amending the mortgage over m/v Hyundai Bridge (Panama)	Speedcarrier (No.8) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

63	Amendment to mortgage over m/v Zim Monaco (Malta)	Continent Marine Inc. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

64	Amendment to mortgage over m/v CMA CGM Racine (Malta)	Boxcarrier (No. 5) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

65	Amendment to mortgage over m/v Hanjin Buenos Aires (Malta)	Cellcontainer (No.1) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

66	Amendment to mortgage over m/v MV Hanjin Versailles (Malta)	Cellcontainer (No.3) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

67	Pledge over shares in Speedcarrier (No.6) Corp. (Liberia)	Baker International S.A. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

68	Pledge over shares in Speedcarrier (No.7) Corp. (Liberia)	Lydia Inc. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

69	Pledge over shares in Speedcarrier (No.8) Corp. (Liberia)	Bounty Investment Inc. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

70	Pledge over shares in Continent Marine Inc. (Liberia)	Tully Enterprises S.A. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

Document		Parties
71	Pledge over shares in Federal Marine Inc. (Liberia)	Erato Navigation Inc. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

72	Pledge over shares in Boxcarrier (No. 5) Corp. (Liberia)	Baker International S.A. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

73	Pledge over shares in Cellcontainer (No.1) Corp. (Liberia)	Sapfo Navigation Inc. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

74	Pledge over shares in Cellcontainer (No.3) Corp. (Liberia)	Westwood Marine S.A. The Royal Bank of Scotland plc as Agent and Security Trustee

75	Pledge over shares in Cellcontainer (No.4) Corp. (Liberia)	Baker International S.A. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

76	Pledge over shares in Teucarrier (No.5) Corp. (Liberia)	Baker International S.A. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

ABN AMRO Facility Agreement

77	Mortgage amendment amending the mortgage over m/v YM Singapore (Liberia)	Wellington Marine Inc. (Liberia) ABN AMRO Bank N.V. as Agent and Security Trustee

78	Mortgage amendment amending the mortgage over m/v YM Colombo (Liberia)	Auckland Marine Inc. (Liberia) ABN AMRO Bank N.V. as Agent and Security Trustee

79	Pledge over shares in Seacarriers Services Inc (Liberia)	Baker International S.A. (Liberia) ABN AMRO Bank N.V. as Agent and Security Trustee

80	Pledge over shares in Wellington Marine Inc (Liberia)	Lydia Inc. (Liberia) ABN AMRO Bank N.V. as Agent and Security Trustee

81	Pledge over shares in Seacarriers Lines Inc (Liberia)	Tully Enterprises S.A. (Liberia) ABN AMRO Bank N.V. as Agent and Security Trustee

82	Pledge over shares in Auckland Marine Inc (Liberia)	Westwood Marine S.A. ABN AMRO Bank N.V. as Agent and Security Trustee

Document		Parties
83	Dutch account pledge	Seacarriers Services Inc. Seacarriers Lines Inc. Auckland Marine Inc. Wellington Marine Inc. ABN AMRO Bank N.V. (as Account Bank and Pledgee)

HSH US$60 million Facility Agreement

84	Mortgage amendment amending the mortgage over m/v Deva (Liberia)	Fastcarrier (No. 1) Corp. (Liberia) HSH Nordbank AG as Security Trustee

85	Mortgage amendment amending the mortgage over m/v Bunga Raya Tiga (Liberia)	Fastcarrier (No. 2) Corp. (Liberia) HSH Nordbank AG as Security Trustee

86	Pledge over shares in Fastcarrier (No. 1) Corp. (Liberia)	Bounty Investment Inc. (Liberia) HSH Nordbank AG as Security Trustee

87	Pledge over shares in Fastcarrier (No. 2) Corp. (Liberia)	Baker International S.A. (Liberia) HSH Nordbank AG as Security Trustee

Part 2

New Security Documents

New Club Facility Agreement (Vessels S456 and S457)

1	Owners’ Guarantee for vessel S456 and vessel S457	Megacarrier (No.1) Corp. (Liberia) Megacarrier (No.2) Corp. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

2	Vessel S456 Mortgage (Liberia)	Megacarrier (No.1) Corp. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

3	Vessel S457 Mortgage (Liberia)	Megacarrier (No.2) Corp. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

4	Earnings Account Pledge

Danaos Corporation

Deutsche Schiffsbank Aktiengesellschaft, Credit Suisse AG, Deutsche Bank AG Filiale Deutschlandgeschäft, Deutsche Bank AG and Emporiki Bank of Greece S.A. as Pledgees

Deutsche Schiffsbank Aktiengesellschaft as Account Bank, Agent and Security Trustee

5	Vessel S456 General Assignment	Megacarrier (No.1) Corp. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

6	Vessel S457 General Assignment	Megacarrier (No.2) Corp. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

7	Vessel S456 Charter Assignment	Megacarrier (No.1) Corp. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

8	Vessel S457 Charter Assignment	Megacarrier (No.2) Corp. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

9	Vessel S456 Pre-delivery Security Assignment	Megacarrier (No.1) Corp. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

10	Vessel S457 Pre-delivery Security Assignment	Megacarrier (No.2) Corp. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

11	Vessel S456 Owner Share Pledge (Liberia)	Lydia Inc. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

12	Vessel S457 Owner Share Pledge (Liberia)	Sapfo Navigation Inc. (Liberia) Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

13	Master Swap Agreements Security Deed	Danaos Corporation Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

14	Vessel S456 Manager’s Undertaking	Danaos Shipping Company Limited Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

15	Vessel S457 Manager’s Undertaking	Danaos Shipping Company Limited Deutsche Schiffsbank Aktiengesellschaft as Agent and Security Trustee

New RBS Facility Agreement (Vessels S458 and S461)

16	Owners’ Guarantee for vessel S458 and vessel S461	Megacarrier (No.3) Corp. (Liberia) Cellcontainer (No.6) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

17	Vessel S458 Mortgage (Liberia)	Megacarrier (No.3) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

18	Vessel S461 Mortgage (Liberia)	Cellcontainer (No.6) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

19	Earnings Account Charge	Danaos Corporation The Royal Bank of Scotland plc as Account Bank, Pledgee, Agent

20	Vessel S458 General Assignment	Megacarrier (No.3) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

21	Vessel S461 General Assignment	Cellcontainer (No.6) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

22	Charter Assignment vessel S458	Megacarrier (No.3) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

23	Charter Assignment vessel S461	Cellcontainer (No.6) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

24	Vessel S458 Pre-delivery Security Assignment	Megacarrier (No.3) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

25	Vessel S461 Pre-delivery Security Assignment	Cellcontainer (No.6) Corp. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

26	Vessel S458 Owner Share Pledge (Liberia)	Bounty Investment Inc. (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

27	Vessel S461 Owner Share Pledge (Liberia)	Westwood Marine S.A (Liberia) The Royal Bank of Scotland plc as Agent and Security Trustee

28	Master Swap Agreements Security Deed	Danaos Corporation The Royal Bank of Scotland plc as Agent and Security Trustee

29	Vessel S458 Manager’s Undertaking	Danaos Shipping Company Limited The Royal Bank of Scotland plc as Agent and Security Trustee

30	Vessel S461 Manager’s Undertaking	Danaos Shipping Company Limited The Royal Bank of Scotland plc as Agent and Security Trustee

New HSH Facility Agreement (Vessels S459 and S462 and CMA CGM Rabelais

31	Owners’ Guarantee	Megacarrier (No.4) Corp. (Liberia) Boxcarrier (No.4) Corp. (Liberia) Cellcontainer (No. 7) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security

Trustee

32	Mortgage over vessel S459 (Liberia)	Megacarrier (No.4) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

33	Mortgage over vessel S462 (Liberia)	Cellcontainer (No.7) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

34	Mortgage over CMA CGM Rabelais Malta	Boxcarrier (No.4) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

35	Earnings Account Pledge	Danaos Corporation as Pledgor Aegean Baltic Bank S.A. as Agent Aegean Baltic Bank S.A., HSH Nordbank AG and Piraeus Bank A.E. as Pledgees Aegean Baltic Bank S.A. as the Account Bank

36	Vessel S459 General Assignment	Megacarrier (No.4) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

37	Vessel S462 General Assignment	Cellcontainer (No.7) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

38	CMA CGM Rabelais General Assignment	Boxcarrier (No.4) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

39	Vessel S459 Charter Assignment	Megacarrier (No.4) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

40	Vessel S462 Charter Assignment	Cellcontainer (No.7) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

41	CMA CGM Rabelais Charter Assignment	Boxcarrier (No.4) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

42	Vessel S459 Pre-delivery Security Assignment	Megacarrier (No.4) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security

Trustee

43	Vessel S462 Pre-delivery Security Assignment	Cellcontainer (No.7) Corp. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

44	Vessel S459 Owner Share Pledge (Liberia)	Tully Enterprises S.A. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

45	Vessel S462 Owner Share Pledge (Liberia)	Bayard Maritime Limited (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

46	CMA CGM Rabelais Owner Share Pledge (Liberia)	Lito Navigation Inc. (Liberia) Aegean Baltic Bank S.A. as Agent and Security Trustee

47	Master Swap Agreements Security Deed	Danaos Corporation Aegean Baltic Bank S.A. as Agent and Security Trustee

48	Vessel S459 Manager’s Undertaking	Danaos Shipping Company Limited Aegean Baltic Bank S.A. as Agent and Security Trustee

49	Vessel S462 Manager’s Undertaking	Danaos Shipping Company Limited Aegean Baltic Bank S.A. as Agent and Security Trustee

50	CMA CGM Rabelais Manager’s Undertaking	Danaos Shipping Limited Aegean Baltic Bank S.A. as Agent and Security Trustee

ABN AMRO Club Facility Agreement (Vessel S463)

51	Owner’s Guarantee	Cellcontainer (No.8) Corp. (Liberia) ABN AMRO Bank N.V. as Agent and Security Trustee

52	Vessel S463 Mortgage (Liberia)	Cellcontainer (No.8) Corp. (Liberia) ABN AMRO Bank N.V. as Agent and Security Trustee

53	Earnings Account Pledge	Danaos Corporation ABN AMRO Bank N.V. as Account Bank and Pledgee

54	Vessel S463 General Assignment	Cellcontainer (No.8) Corp. (Liberia) ABN AMRO Bank N.V. as Agent and Security Trustee

55	Vessel S463 Charter Assignment	Cellcontainer (No.8) Corp. (Liberia) ABN AMRO Bank N.V. as Agent and Security Trustee

56	Vessel S463 Pre-delivery Security Assignment	Cellcontainer (No.8) Corp. (Liberia) ABN AMRO Bank N.V. as Agent and Security Trustee

57	Vessel S463 Owner Share Pledge (Liberia)	Lito Navigation Inc. (Liberia) ABN AMRO Bank N.V. as Agent and Security Trustee

58	Master Swap Agreements Security Deed	Danaos Corporation ABN AMRO Bank N.V. as Agent and Security Trustee

59	Vessel S463 Manager’s Undertaking	Danaos Shipping Company Limited ABN AMRO Bank N.V. as Agent and Security Trustee

Citi/Eurobank Facility Agreement (Vessel S460)

60	Owner’s Guarantee	Megacarrier (No.5) Corp. (Liberia) Citibank International plc as Agent and Citibank N.A., London Branch as Security Trustee

61	Vessel S460 Mortgage (Liberia)	Megacarrier (No.5) Corp. (Liberia) Citibank International plc as Agent and Citibank N.A., London Branch as Security Trustee

62	Earnings Account Pledge	Danaos Corporation Citibank International plc as Agent Citibank N.A., London Branch as Account Bank and Security Trustee

63	General Assignment for vessel S460	Megacarrier (No.5) Corp. (Liberia) Citibank International plc as Agent and Citibank N.A., London Branch as Security Trustee

64	Charter Assignment for vessel S460	Megacarrier (No.5) Corp. (Liberia) Citibank International plc as Agent and Citibank N.A., London Branch as Security Trustee

65	Vessel S460 Pre-delivery Security Assignment	Megacarrier (No.5) Corp. (Liberia) Citibank International plc as Agent and Citibank N.A., London Branch as Security Trustee

66	Vessel S460 Owner’s Share Pledge (Liberia)	Bayard Maritime Limited (Liberia) Citibank International plc as Agent and Citibank N.A., London Branch as Security Trustee

67	Master Swap Agreements Security Deed	Danaos Corporation Citibank International plc as Agent and Citibank N.A., London Branch as Security Trustee

68	Vessel S460 Manager’s Undertaking	Danaos Shipping Company Limited Citibank International plc as Agent and Citibank N.A., London Branch as Security Trustee

Applicable Second Lien Vessel Security Documents

69	Each “Second Mortgage Document” (as that term is defined in each HSH Intercreditor Agreement)

70	Each “Second Mortgage Document” (as that term is defined in each RBS Intercreditor Agreement)

Schedule 15

Hedging Strategy

1                        Introduction

1.1                This Schedule constitutes the Hedging Strategy for the purposes of the Agreement.   Under clause 23.30 and clause 23.31 (Compliance with Hedging Strategy) of the Agreement, the Company is obliged to comply with the terms of this Hedging Strategy.

1.2                The objective of the hedging strategy is to mitigate the Group’s exposure to interest rate risk.

1.3                For the purposes of this Schedule, the following definitions shall apply:

(a)                                            Swap Exposure means, as at any relevant date, the amount certified by the Hedge Counterparty to be the aggregate net amount in Dollars, if any, which would be payable by the Company to the Hedge Counterparty under (and calculated in accordance with) Section 6(e) (Payments on Early Termination) of the 1992 ISDA Master Agreement or 2002 ISDA Master Agreement as applicable if an Early Termination Date (as defined in the ISDA Master Agreement) had occurred on the relevant date under the Master Agreement in place between the Company and such Hedge Counterparty.

(b)                                           Transaction has the meaning given to it in the applicable 1992 ISDA Master Agreement or 2002 ISDA Master Agreement entered into by the Hedge Counterparty in accordance with this Agreement.

1.4                The Company and the Participating Lenders agree that the Hedging Agreements are to be used solely as a risk management tool to protect the Company and the Group from adverse movements in financial markets.  The Company shall not enter into Hedging Agreements or derivative transactions as a means of speculating on movements in the underlying financial markets.

1.5                Any Transaction entered into by the Company shall be restricted to financial hedging contracts where the floating rate is determined on the basis of the underlying reference source of USD-LIBOR-BBA (as defined in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc.), and such financial hedging contracts shall also comply with the prescribed guidelines for maximum tenor and notional size as set out in paragraph 2 below.  These contracts shall take the form of plain vanilla interest rate swaps, interest rate caps or cash settled interest rate swaptions (an option to enter into a plain vanilla interest rate swap at a later stage).

1.6                Specifically with respect to interest rate caps and interest rate swaptions, these contracts must be bought by the Group for an up-front premium (and provided that such premium would not cause the Company to breach clause 20.7 (Mininum Liquidity Covenant) or otherwise result in a Default occurring) and which does not when aggregated with all premia paid for all such interest rate caps and interest rate swaptions after the date of this Agreement exceed US$5 million without the written consent of the Majority Participating Lenders and where to do so does not otherwise result in a breach of clause 20.7, and therefore be classified as ‘bought’ options from the borrower’s accounting point of view.  As such there is a one-way credit obligation under such products whereby at a future point in time, should they be exercised, the party selling the product will always be paying the Company and there will never be contingent future cashflows from the Company to the seller. Deferred premium options or combinations of bought and sold options and swaps with embedded options are not permissible without the express consent of the Majority Participating Lenders.

2                        Hedging Principles

2.1                For the period from the date of this Agreement until the date falling four years thereafter, the Company must at all times ensure that it maintains Hedging Agreements that provide for interest rate swaps with an aggregate notional amount equal to at least 80 per cent. of the aggregate principal amount then outstanding under the Facility Agreements.

2.2                The Company must on any date falling at least two years after the date of this Agreement ensure that it maintains Hedging Agreements that provide for interest rate swaps with an aggregate notional amount equal to at least 80 per cent. of the aggregate principal amount outstanding under the Facility Agreements at that time for a period ending on the earlier of the date which is two years from such date and the Final Maturity Date.

2.3                The Company is the only Group Company that may enter into Hedging Agreements and the Company shall procure that no other Group Company enters into Hedging Agreements or any similar agreements.

2.4                The interest rate swaps contemplated by paragraphs 2.1 and 2.2 shall provide for the Company to pay a fixed rate of interest in respect of the relevant notional amount.

2.5                The Company shall not enter into any new Hedging Agreements if the aggregate notional amount of the Transactions outstanding is equal to or more than 100% of the aggregate principal amount outstanding under the Facility Agreements.

2.6                The Company shall provide quarterly updates to the Participating Lenders of the notional amounts of the Hedging Agreements as a percentage of principal amounts then outstanding under the Facility Agreements, together with details as to the termination dates of such Hedging Agreement.

3                        Ranking of Hedging Agreements

3.1                The overriding principle is that in the case of Existing Hedging Transactions these will continue to be ranked in accordance with the Existing Finance Documents as will the ranking of any new Transaction save that in the case of any realisation arising from any New Security Documents over Joint Security Vessels, the  Swap Exposure under any Existing Hedging Transactions shall rank in right and priority of payment and security behind any New Money Facility Loan secured on the same Vessel but pari passu with any Existing Facility Loan and any Existing Hedging Transactions secured on the same Vessel if such Existing Hedging Transactions are ranked pari passu in accordance with the Existing Finance Document (Existing Pari Passu Hedging) but otherwise such Existing Hedging Transactions shall rank behind any Existing Facility Loan secured under the same Security Documents.

3.2                In the case of any new Transactions entered into under Existing Hedging Agreements these shall benefit from the Security granted under the Existing Finance Documents on the basis and ranking applicable to such hedging Transactions in accordance with the Existing Finance Documents and paragraph 3.1 above, where applicable.

3.3                The Swap Exposure under any new Transaction entered into under any new Hedging Agreement which is secured by any New Security Documents over Joint Security Vessels shall rank in right and priority of payment and security behind any New Money Facility Loan secured under the same Security Documents and behind any Existing Facility Loan and any Existing Pari Passu Hedging under the same Security Documents but otherwise shall rank pari passu with other Existing Hedging Transactions secured under the same Security Documents.

3.4                No Transaction shall be entered into which grants, or purports to grant, Security over a Vessel without the consent of the relevant Participating Lenders who hold Security over that Vessel.  The Participating Lenders who hold Security over a Vessel may provide for a different ranking from that set out in paragraphs 3.1 or 3.3 above but only with the consent of all those Participating Lenders who hold security over such vessel.

4                        Prepayment of amounts outstanding under the Facility Agreements

4.1                In relation to the Hedging Agreements, if the Company:

(a)                       makes a prepayment (whether voluntary or mandatory or in whole or in part) of any amounts outstanding under a Facility Agreement as permitted or required by a Facility Agreement and/or Finance Document; or

(b)                      cancels all or part of any of the commitments (however described) under a Facility Agreement,

then, subject to paragraph 4.3, the Company shall immediately close out and terminate sufficient Hedging Agreements (or part thereof) of its choosing as is necessary to ensure that the aggregate notional amount of the Hedging Agreements is no greater than 100 per cent. of the principal amounts outstanding under the Facility Agreements at any time.

4.2                Prior to the Company closing out and terminating Hedging Agreements under paragraph 4.1 the Company must deliver to each Relevant Finance Party information about which Hedging Agreements (or part thereof) it intends to terminate and the commercial rationale justifying such termination and shall in all circumstances be obliged to have regard to prevailing market conditions at the time, including as to whether prevailing sentiment is that its exposure under the Hedging Agreements would increase.

4.3                The provisions of paragraph 4.1 shall not apply to the extent that the Company would be required to make a net payment to the relevant Hedge Counterparty provided that:

(a)                       this provision is without prejudice to the obligation of the Company to post Cash Cover in accordance with this Agreement;

(b)                      in all circumstances the Company shall be obliged to comply with paragraph 4.2 above; and

(c)                       the Company shall act in a commercially prudent manner in considering whether to close out and/or terminate the Hedging Agreements.

4.4                The provisions of paragraph 4.3 shall override any provisions in an Existing Facility Agreement, which require the unwinding of Transactions on or prior to any repayment or prepayment.

5                        Requirements as to Hedging Agreements

5.1                The Company shall only enter into a Hedging Agreement which is:

(a)                       with a person who is a Participating Lender or an Affiliate of a Participating Lender and who is an Acceptable Bank (within the meaning given to such expression by limb (a) of the definition); or

(b)                      subject to clause 32.2 (Addition of or Change of a Hedge Counterparty), with a counterparty who is a party to the Agreement as a Hedge Counterparty or who has executed a Finance Party Accession Deed;

and in each case is in the form or substantially the form set out in Schedule 16 (Amended and Restated Existing Hedging Agreements).

5.2                The Company shall not amend or waive any provision of any Hedging Agreement where to do so would conflict with the terms of this Agreement and without the prior written consent of the Relevant Finance Parties who hold Security over any Vessel which is also secured in favour of the relevant Hedge Counterparty, where such amendment or waiver is or would be restricted under paragraphs 4 and 5 of Schedule 8 (Intercreditor Voting Schedule).

5.3                Notwithstanding paragraph 6.1(c) above any Hedging Agreements entered into after the date of the Restructuring Agreement must be entered into in accordance with, and having regard to, the provisions set out in clause 6.2 (Most Favoured Lender) of the Agreement.

6                        Review of Hedging Policy

6.1                At each interval referred to in connection with the presentations and briefings provided by the Company in accordance with clause 22.21 (Presentations and briefings) of the Restructuring Agreement, the Relevant Finance Parties may (but are not obliged to) review the overall hedged position of the Company to determine the impact that it is having on the overall financial position of the Company and the Group. After carrying out such a review, the Relevant Finance Parties may make recommendations for approval by the Majority Participating Lenders and the Company for the hedging strategy to be amended to take into consideration:

(a)                       ongoing developments in financial markets;

(b)                      changes in the Group’s own cashflows.

7                        Miscellaneous

7.1                The Company will not enter into any Hedging Arrangements in respect of any shareholder debt.

7.2                The Company shall only enter into Hedging Agreements with Participating Lenders or their Affiliates in accordance with paragraph 5.1 above.  In the event that a Hedge Counterparty ceases to be a Participating Lender (or Affiliate of a Participating Lender), any Hedging Agreements between the Company and the Hedge Counterparties shall continue until their designated maturity but the Company will not enter into any further Hedging Agreements or related transactions with such person.

7.3                The Company acknowledges that no Participating Lender or its Affiliate is obliged to enter into any new Transaction under the terms of this Hedging Strategy.

Schedule 16

Amended and Restated Existing Hedging Agreements

ISDA®

International Swaps and Derivatives Association, Inc.

SCHEDULE

to the

2002 Master Agreement

dated as of

between

[•]	and	Danaos Corporation

(“Party A”)		(“Party B”)

This Agreement (the “New Agreement”) amends and restates the Agreement (the “Original Agreement”) between the parties dated as of [•].  Any Transaction entered into pursuant to the terms of the Original Agreement shall be deemed to be a Transaction for the purposes of this New Agreement and shall be governed by the terms herein from the date of the Restructuring Agreement (defined below).  In addition, any Specified Transaction (whether now existing or hereafter entered into) between the parties, the confirmation of which fails by its language to supplement and form part of any master agreement documentation shall, unless such confirmation expressly excludes application of this Agreement, be governed by and be subject to this Agreement provided that for this purpose Specified Transaction shall not include any repurchase transaction, reverse repurchase transaction, buy/sell-back transaction or securities lending transaction.  Any such confirmation shall be a “Confirmation” and any such Specified Transaction shall be a “Transaction” for all purposes of this Agreement.

For the purposes of the Restructuring Agreement (the “Restructuring Agreement”) between, inter alios, Party A and Party B dated [•], this Agreement (including any Confirmations) shall constitute a Hedging Agreement (as defined therein) and, consequently, a Finance Document (as defined therein).  In the event of any inconsistency between the terms of this Agreement and the Restructuring Agreement, the terms of the Restructuring Agreement shall take precedence.

Part 1.    Termination Provisions.

(a)                                 “Specified Entity” means in relation to Party A for the purpose of:—

Section 5(a)(v),                             Not Applicable

Section 5(a)(vi),                            Not Applicable

Section 5(a)(vii),                           Not Applicable

Section 5(b)(v),                            Not Applicable

and in relation to Party B for the purpose of:—

Section 5(a)(v),                             Not Applicable

Section 5(a)(vi),                            Any Affiliate

Section 5(a)(vii),                           Not Applicable

Section 5(b)(v),                            Not Applicable

(b)                                “Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)                                 The “Cross-Default” provisions of Section 5(a)(vi) will not apply to Party A and will not apply to Party B, except following the termination of the Restructuring Agreement, when the Cross Default provisions of Section 5(a)(vi) will apply to Party B only and, the following provisions shall apply:

“Specified Indebtedness” means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of money borrowed or money otherwise raised, whether by means of the issue of notes, bonds, commercial paper, certificates of deposit or other debt instruments or under financial leases or deferred purchase schemes and obligations of the parties under or with respect to any one or more transactions of the kind referred to in the definition of “Specified Transaction” between either party to this Agreement and any other party (such other transaction(s), “Derivative Transaction”).

For the purposes of Section 5(a)(vi) of this Agreement, any reference in Section 5(a)(vi)(1) to Specified Indebtedness becoming or becoming capable of being declared due and payable before it would otherwise have been due and payable shall, in the case of a Derivative Transaction, be deemed to be a reference to such Derivative Transaction being liquidated or terminated before it otherwise would have been terminated, and any reference in Section 5(a)(vi)(1) to any amount of Specified Indebtedness shall, in the case of a Derivative Transaction, be deemed to mean the amount which becomes, or would become, payable as a result of the liquidation or termination of such Derivative Transaction.

“Threshold Amount” means USD 5,000,000 (including the U.S. Dollar equivalent on the date of any default, event of default or other similar condition or event of any obligation stated in any other currency).

(d)                                The “Credit Event Upon Merger” provisions of Section 5(b)(v) will not apply to Party A and will not apply to Party B

(e)                                 The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B [provided, however, that with respect to a party, where the Event of Default specified in Section 5(a)(vii)(1), (3), (4), (5) or to the extent analogous thereto, (8) is governed by a system of law which does not permit termination to take place after the occurrence of the relevant Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply to such party [to be included at the option of Party A]. [Drafting note: should apply if the counterparty is Citi, Credit Suisse, Deutsche Schiffsbank or NBG]

(f)                                   “Termination Currency” means such currency of any Transaction in respect of which an Early Termination Date has been designated or is deemed to occur as may be selected by the party which is not the Defaulting Party or the Affected Party (as the case may be), or where there are two Affected Parties such currency as may be agreed between them, if such currency is freely available, and otherwise United States Dollars [Euro in the case of HSH].

(g)                       Events of Default.  Section 5 shall be amended by inserting the following as paragraphs (ix) to (xi):

(ix)                                any Event of Default as defined in the Restructuring Agreement has occurred and is continuing;

(x)                                   any Finance Document Event of Default as defined in the Restructuring Agreement has occurred and is continuing and the Enforcement Standstill Period (as defined in the Restructuring Agreement) has elapsed or does not apply in accordance with the provisions of clause 26.5 of the Restructuring Agreement;

(xi)                                          the Restructuring Termination Date (as defined in the Restructuring Agreement) occurs; or

(xii)                                       an Insolvency Event (as defined in the Restructuring Agreement) has occurred and is continuing.

(h)                       Additional Termination Event will apply.  The following will constitute an Additional Termination Event with Party B as the sole Affected Party:-

(i)                                               Party B notifies Party A that it intends to terminate certain Transactions (or any part thereof) due to the fact that the notional amount of all of its outstanding transactions under the Hedging Agreements (as defined in the Restructuring Agreement) exceeds 100% of the aggregate principal amount outstanding under the Facility Agreements (as defined in the Restructuring Agreement).

The Affected Transactions will be the Transactions (if any) (or any part thereof) which Party B elects shall be Affected Transactions.  Party B hereby undertakes to deliver a notice to Party A in advance of the Early Termination Date in respect of the transactions (or any part thereof) to be terminated, providing information of which transactions (or any part thereof) are to be terminated (whether such transactions are Transactions under this Agreement or not), and setting out the commercial rationale of Party B in electing to terminate such Transactions (or any part thereof).

Part 2.    Tax Representations

(a)           Payer Representations.  For the purpose of Section 3(e) of this Agreement,:—

(i)                                  Party A and Party B each make the following representation:—

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)           Payee Representations.  For the purpose of Section 3(f) of this Agreement,:—

[For all parties other than Citi and Deutsche Bank AG: [For the purpose of Section 3(f) of this Agreement, Party A and Party B make no representations.]

[For Citi: [The following representation will apply to Party A:

It is a national banking association organised under the laws of the United States and its U.S. taxpayer identification number is 13-5266470.  It is “exempt” within the meaning of Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

The following representation will apply to Party B:

Each payment received or to be received by it in connection with this Agreement will not be effectively connected with the conduct of a trade or business in the United States ]

[For Deutsche Bank AG: It is (A) a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on 1 January 2001), unless Party B provides written notice to Party A that it is no longer a foreign person,  (B) organised under the laws of the Marshall Islands and (C) treated as a corporation for U.S. federal income tax purposes.  In respect of all Transactions, no payment received or to be received by it in connection with this Agreement is effectively connected with the conduct of a trade or business conducted in the United States.]

Part 3.    Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and 4(a)(ii) of this Agreement, each party agrees to deliver the following documents, as applicable:—

(a)           Tax forms, documents or certificates to be delivered are: [For all parties except Citi and Deutsche: [none]

[For Citi and Deutsche:

Party required to deliver document	Form / Document / Certificate	Date by which to be delivered
Party B	As required under Section 4(a)(i) of the Agreement, IRS Form W-9, IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-8EXP and/or IRS Form W-8IMY, whichever is relevant	Promptly upon execution of this Agreement; and promptly upon learning that any form previously provided by Party B has become obsolete or incorrect.

(b)           Other documents to be delivered are:-

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B

Appropriate evidence, to the satisfaction of the other party, of its legal capacity (in the case of Party B only), and the authority of its signatory or signatories to enter into this Agreement and/or each Transaction on its behalf.

		On execution of this Agreement, and in relation to each Transaction, promptly upon request of the other party.	Yes
Party B	A copy of the most recent Annual Report containing consolidated financial statements of Party B	On demand unless publicly available	Yes, subject to Part 5(i)
Party B	A copy of Party B’s constitutional documents	On execution of this Agreement	Yes
Party B	The Credit Support Documents referred to in Part 4(f) of this Agreement duly executed by the parties thereto	On execution of this Agreement	Yes

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party B	A legal opinion with respect to Party B and any Credit Support Providers of Party B in a form satisfactory to Party A	On execution of this Agreement	Yes
Party B	A copy of the written acceptance by Party B’s process agent of its appointment to receive for Party B and on its behalf service of process in any Proceedings under this Agreement	On execution of this Agreement	Yes
Party B	Such information in relation to Party B’s condition, financial or otherwise, as Party A may reasonably request from time to time	On demand	Yes

Part 4.    Miscellaneous.

(a)           Addresses for Notices.  For the purpose of Section 12(a) of this Agreement:-

Address for notices or communications to Party A:-

Address:

Attention:

Telex No.:	Answerback:
Facsimile No.:	Telephone No.:

E-mail:

Electronic Messaging System Details:

Specific Instructions:

Address for notices or communications to Party B:-

Address:	Danaos Corporation
Akti Kondyli 14
185 45 Piraeus
Greece
Attention:	[•]
Facsimile No.:	+30 210 419 6489	Telephone No.: [•]
E-mail: [•]

(b)          Process Agent.  For the purpose of Section 13(c) of this Agreement:-

Party A appoints as its Process Agent: [•]

Party B appoints as its Process Agent:

Danaos Management Consultants

4 Staple Inn, Holborn

London WC1V 7QU

England

(c)           Offices.  The provisions of Section 10(a) will apply to this Agreement.

(d)           Multibranch Party.  For the purpose of Section 10(c) of this Agreement:-

Party A is [not] a Multibranch Party. [Citi: New York and London][EFG: London and Athens][HSH: Hamburg, Kiel, (Head Offices), London (branch)][Deutsche: London, Tokyo, Paris, Singapore, Brussels, Sydney, Amsterdam, Vienna, Toronto, New Zealand (Auckland), Zurich and Frankfurt]

Party B is not a Multibranch Party.

(e)           Calculation Agent.  The Calculation Agent is Party A.

(f)            Credit Support Document.  Details of any Credit Support Document in respect of Party A:- none. Details of any Credit Support Document in respect of Party B:- the Finance Documents (as defined in the Restructuring Agreement).

(g)           Credit Support Provider.  Credit Support Provider means in relation to Party A: none.  Credit Support Provider means in relation to Party B: any person or company who may be or become liable for, or provide security for, any amount payable by Party B to Party A under the Finance Documents.

(h)           Governing Law.  This Agreement, and any non-contractual obligations arising out of it, will be governed by and construed in accordance with English law.

(i)            Netting of Payments. “Multiple Transaction Payment Netting” will not apply for the purpose of Section 2(c) of this Agreement.  Nevertheless, to reduce settlement risk and operational costs, the parties agree that they will endeavour to net across as many Transactions as practicable wherever the parties can administratively do so.

(j)            “Affiliate” will have the meaning specified in Section 14 of this Agreement

(k)           Absence of Litigation.  For the purpose of Section 3(c):-

“Specified Entity” means in relation to Party A, None.

“Specified Entity” means in relation to Party B, all Affiliates.

(l)            No Agency.  The provisions of Section 3(g) will apply to this Agreement.

(m)          Additional Representation will apply.  For the purpose of Section 3 of this Agreement, the following will constitute an Additional Representation:-

(i)            Relationship between Parties.  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):—

(1)          Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(2)          Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

(3)          Status of Parties.  The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(4)          Risk Management. Party B alone will be deemed to represent to the other party on the date on which it enters into a Transaction that this Agreement has been, and each Transaction hereunder has been or will be, as the case may be, entered into for the purpose of managing its borrowing or investments, hedging its underlying assets or liabilities or in connection with its line of business (including financial intermediation services) and not for the purpose of speculation.

[(5)        Eligible Contract Participant. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (a) it is an “eligible contract participant” within the meaning of Section 1(a)(12) of the Commodity Exchange Act, as amended (the “CEA”), (b) this Agreement and each Transaction is subject to individual negotiation by each party, and (c) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the CEA.

(6)          ERISA. Each party will be deemed to represent to the other party one the date on which it enters into a Transaction that the assets that are used in connection with the execution, delivery and performance of this Agreement and the Transactions entered into pursuant hereto are not the assets of an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” by reason of Department of Labor regulation section 2501.3-101, or a governmental plan that is subject to any federal, state, or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.]

[Note: (5)-(6) to be included for US hedging banks only]

(n)           Recording of Conversations.  Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

Part 5.    Other Provisions.

(a)        ISDA Definitions.

The definitions and provisions contained in the 2006 ISDA Definitions (the “ISDA Definitions”) as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) and any other relevant definitions booklet published by or in conjunction with ISDA, as may be amended, supplemented or updated from time to time (together, the “Definitions”) are incorporated into this Agreement, each Transaction and each Confirmation. All terms appearing in a Confirmation with initial capital letters shall have the meaning set forth in the Definitions, unless otherwise defined in such Confirmation. Any amendments, supplements or updates to the Definitions shall be deemed to apply to Transactions entered into after the relevant publication date and the prior Definitions will be deemed superseded thereby, unless otherwise stated in the relevant Confirmation.

(b)        FX Definitions.

The provisions of the 1998 FX and Currency Option Definitions published by ISDA, the Emerging Markets Traders Association and the Foreign Exchange Committee (the “FX Definitions”) are hereby incorporated by reference and shall apply to FX Transactions and Currency Option Transactions entered into by the Offices of the Parties specified in Part 4 (a).  FX Transactions and Currency Option Transactions are each deemed to be Transactions pursuant to the Agreement.  In the event of any inconsistency between the 2006 Definitions and the FX Definitions, the FX Definitions shall prevail with respect to an FX Transaction or a Currency Option Transaction.  In the event of any inconsistency between the provisions of this Agreement and the 2006 Definitions or the FX Definitions, the provisions of this Agreement shall prevail.  All confirmations howsoever described and whether by means of electronic messaging system, letter, telex, facsimile or otherwise in respect of FX Transactions and Currency Option Transactions shall constitute “Confirmations” as referred to in this Agreement even where not so specified in such confirmation.

(c)        Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Third Party Rights) Act 1999 to enforce any term of this Agreement.

(d)        Disapplication of Events of Default and Termination Event

With respect to Party B, the following Events of Default and Termination Event shall not apply whilst the Restructuring Agreement is in full force and effect:

Section 5(a)(iii) (Credit Support Default)

Section 5(a)(iv) (Misrepresentation)

Section 5(a)(v) (Default under Specified Transaction)

Section 5(a)(vi) (Cross Default) (subject to Part 1(c) above)

Section 5(a)(viii) (Merger Without Assumption)

Section 5(b)(v) (Credit Event Upon Merger)

(e)        Disclosure

Each party consents to the communication or disclosure by the other party of information in respect of or relating to this Agreement and any Transactions hereunder to such other party’s branches, subsidiaries and Affiliates and, to the extent required by law or regulation, any government or regulatory authority.

(f)         2002 Master Agreement Protocol

The parties agree that the provisions of the 2002 Master Agreement Protocol including Annexes 1-18 inclusive published by ISDA on 15 July 2003 (the “Protocol”) are incorporated into and apply to this Agreement.  In this respect, references in the Protocol to an “ISDA 2002 Master Agreement” will be deemed to be references to this Agreement and the term “the parties”, as used in the Protocol shall be construed as referring to Party A and Party B.

(g)        Change of Account

Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(h)        Escrow Payments

If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payment hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow.  In this case deposit of the payment due earlier on the date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow.  The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(i)         Modified Representation

For the purposes of Section 3(d) of this Agreement, the following shall be added to the end thereof:

“; provided, however, that in the case of financial statements delivered by either party, the only representation being made by either party is that such financial statements give a fair view of the state of affairs of the relevant entity to which they relate as at the date of such financial statements.”

(j)         Amendments

Section 9(b) is modified by the deletion of the words “or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system”.

(k)       Counterparts and Confirmations

Section 9(e)(i) is modified by the deletion of the words “and by electronic messaging system”.

[(j)       2010 HIRE Act Protocol

The parties agree that the definitions and provisions contained in the Attachment to the 2010 HIRE Act Protocol published by the International Swaps and Derivatives Association, Inc. on August 23, 2010 are incorporated into and apply to this Agreement as if set forth in full herein.] [To be included for Citi only]

(k)       Limitation of Liability

Without prejudice to the definition of “Close-out Amount” and payments calculated by reference to the provisions in Section 6(e), no party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits (whether arising from its negligence or breach of contract or otherwise), save only that nothing shall exclude liability for fraud.

(i)         Further Information

Party B agrees that it shall provide Party A with reports on a [monthly][quarterly] basis showing all relevant details of (i) any transactions entered into by Party B under any Hedging Agreement in the previous [month][quarter]; and (ii) any transactions terminated under any Hedging Agreement in the previous [month][quarter].  Such reports may be used by Party A to confirm Party A’s compliance or otherwise with the Hedging Strategy.

(j)         Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, in relation to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affected the validity or enforceability of such provision in any other jurisdiction.  The parties shall endeavour in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(k)           Original Version of the Master Agreement

The parties confirm that the wording set out on pages 1 to 28 of this Agreement (except for the date of the Agreement and the name of the parties to the Agreement) is identical to the original wording set out on pages 1 to 28 of the ISDA 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc. (the “Original Version”). In the event of any inconsistency between the Original Version and this Agreement, the Original Version shall prevail.

Signed for and on behalf of	Signed for and on behalf of
[•]	Danaos Corporation

By:	By:

Name:	Name:

Title:	Title:

By:	By:

Name:	Name:

Title:	Title:

Schedule 17

Sinosure

EXECUTION

Original Group Companies

SIGNED by		)
for and on behalf of		)
DANAOS CORPORATION		)
pursuant to a power of attorney		)
dated		)	/s/ Iraklis Prokopakis

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
APPLETON NAVIGATION S.A.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
AUCKLAND MARINE INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BAKER INTERNATIONAL S.A.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BALTICSEA MARINE INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BAYARD MARITIME LTD.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BAYVIEW SHIPPING INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BLACKSEA MARINE INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BOUNTY INVESTMENT INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BOXCARRIER (NO.1) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BOXCARRIER (NO.2) CORP		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BOXCARRIER (NO.3) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BOXCARRIER (NO.4) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BOXCARRIER (NO. 5) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BOXCARRIER (NO. 6) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BOXCARRIER (NO. 7) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
BOXCARRIER (NO.8) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CELLCONTAINER (NO.1) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CELLCONTAINER (NO.2) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CELLCONTAINER (NO.3) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CELLCONTAINER (NO.4) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CELLCONTAINER (NO.5) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CELLCONTAINER (NO.6) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CELLCONTAINER (NO.7) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CELLCONTAINER (NO.8) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CHANNELVIEW MARINE INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
COMMODORE MARINE INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CONTAINERS SERVICES INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CONTAINERS LINES INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
CONTINENT MARINE INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
DELEAS SHIPPING LIMITED		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
DUKE MARINE INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
ERATO NAVIGATION INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
EXPRESSCARRIER (NO.1) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
EXPRESSCARRIER (NO.2) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
FASTCARRIER (NO.1) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
FASTCARRIER (NO.2) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
FASTCARRIER (NO.3) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
FASTCARRIER (NO.4) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
FASTCARRIER (NO.5) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
FASTCARRIER (NO.6) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
FEDERAL MARINE INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
GEOFFREY SHIPHOLDING LIMITED		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
INDEPENDENCE NAVIGATION INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
KARLITA SHIPPING COMPANY LTD.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
LACEY NAVIGATION INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
LITO NAVIGATION INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
LYDIA INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
MEDSEA MARINE INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
MEGACARRIER (NO.1) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
MEGACARRIER (NO.2) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
MEGACARRIER (NO.3) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
MEGACARRIER (NO.4) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
MEGACARRIER (NO.5) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
OCEANEW SHIPPING LTD.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
OCEANPRIZE NAVIGATION LIMITED		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
RAMONA MARINE COMPANY LIMITED		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SAPFO NAVIGATION INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SARATOGA TRADING S.A.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SEACARAVEL SHIPPING LIMITED		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SEACARRIERS LINES INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SEACARRIERS SERVICES INC.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SEASENATOR SHIPPING LIMITED		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SPEEDCARRIER (NO.1) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SPEEDCARRIER (NO.2) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SPEEDCARRIER (NO.3) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SPEEDCARRIER (NO.4) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SPEEDCARRIER (NO.5) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SPEEDCARRIER (NO.6) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SPEEDCARRIER (NO.7) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
SPEEDCARRIER (NO.8) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
TEUCARRIER (NO.1) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
TEUCARRIER (NO. 2) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
TEUCARRIER (NO.3) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
TEUCARRIER (NO. 4) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
TEUCARRIER (NO.5) CORP.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
TULLY ENTERPRISES S.A.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by		)
for and on behalf of		)
TYRON ENTERPRISES S.A.		)
pursuant to a power of attorney		)
dated		)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by	)
for and on behalf of	)
VICTORY SHIPHOLDING INC.	)
pursuant to a power of attorney	)
dated	)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by	)
for and on behalf of	)
WELLINGTON MARINE INC.	)
pursuant to a power of attorney	)
dated	)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

SIGNED by	)
for and on behalf of	)
WESTWOOD MARINE S.A.	)
pursuant to a power of attorney	)
dated	)	/s/ Authorised Signatory

Attorney-in-fact

Address:	Akti Kondyli 14
185 45 Piraeus
Greece

Fax:	+30 210 419 6489

Intercreditor Agent

SIGNED by	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	The Royal Bank of Scotland plc
135 Bishopsgate, London, EC2M 3UR
United Kingdom

Fax:	+44 20 7085 4564

Account Bank

SIGNED by	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:

Fax:

Existing Facility Agreements

ABN AMRO Facility Agreement

Lenders

SIGNED by )
for and on behalf of )
	ABN AMRO BANK N.V. )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

Fax:	+31 210 401 5937

SIGNED by )
for and on behalf of )
	LLOYDS TSB BANK plc )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	33 Old Broad Street
London, EC2N 1HZ
United Kingdom

Fax:	+44 20 7158 3271

SIGNED by )
for and on behalf of )
	NATIONAL BANK OF GREECE S.A. )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	2 Bouboulinas Street & Akti Miaouli
185 38 Piraeus
Greece

Fax:	+30 210 41 44120

Lead Arranger

SIGNED by )
for and on behalf of )
	ABN AMRO BANK N.V. )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

Fax:	+31 210 401 5937

Agent

SIGNED by )
for and on behalf of )
	ABN AMRO BANK N.V. )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

Fax:	+312 10 401 5937

Security Trustee

SIGNED by )
for and on behalf of )
	ABN AMRO BANK N.V. )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

Fax:	+312 10 401 5937

Swap Banks

SIGNED by )
for and on behalf of )
	ABN AMRO BANK N.V. )	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

Fax:	+31 210 401 5937

SIGNED by )
for and on behalf of )
	NATIONAL BANK OF GREECE S.A. )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	2 Bouboulinas Street & Akti Miaouli
185 38 Piraeus
Greece

Fax:	+30 210 41 44120

SIGNED by )
for and on behalf of )
	LLOYDS TSB BANK plc )	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	33 Old Broad Street
London, EC2N 1HZ
United Kingdom

Fax:	+44 20 7158 3271

Co-Arrangers

SIGNED by )
for and on behalf of )
	LLOYDS TSB BANK plc )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	33 Old Broad Street
London, EC2N 1HZ
United Kingdom

Fax:	+44 20 7158 3271

SIGNED by )
for and on behalf of )
	NATIONAL BANK OF GREECE S.A. )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	2 Bouboulinas Street & Akti Miaouli
185 38 Piraeus
Greece

Fax:	+30 210 41 44120

Credit Suisse Facility Agreement

Lender

SIGNED by )
for and on behalf of )
	CREDIT SUISSE AG )	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Henric-Petri-Strasse 15
Postfach 2560
CH-4002 Basel
Switzerland

Fax:	+41 61 266 7939

Deutsche Bank Facility Agreement

Lender

SIGNED by )
for and on behalf of )
DEUTSCHE BANK AG FILIALE )
	DEUTSCHLANDGESCHÄFT )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Ludwig-Erhard-Strasse 1
D-20459 Hamburg
Germany

Fax:	+49 40 3701 4649

Agent

SIGNED by )
for and on behalf of )
DEUTSCHE BANK AG )
	FILIALE DEUTSCHLANDGESCHÄFT )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Ludwig-Erhard-Strasse 1
D-20459 Hamburg
Germany

Fax:	+49 40 3701 4649

Security Trustee

SIGNED by )
for and on behalf of )
DEUTSCHE BANK AG )
	FILIALE DEUTSCHLANDGESCHÄFT )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Ludwig-Erhard-Strasse 1
D-20459 Hamburg
Germany

Fax:	+49 40 3701 4649

Swap Bank

SIGNED by )
for and on behalf of )
	DEUTSCHE BANK AG )	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Theodor-Heuss-Allee 70,
60486 Frankfurt am Main
Germany

Fax:	+49 69 910 36097

DSB Facility Agreement

Lenders

SIGNED by )
for and on behalf of )
	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT )	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Domshof 17
D-28195 Bremen
Germany

Fax:	+49 421 360 9329

SIGNED by )
for and on behalf of )
	CREDIT SUISSE AG )	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Henric-Petri-Strasse 15
Postfach 2560
CH-4002 Basel
Switzerland

Fax:	+41 61 266 7939

SIGNED by )
for and on behalf of )
	EMPORIKI BANK OF GREECE S.A. )	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	1 Korai Street
105 64 Athens
Greece

Fax:	+30 210 328 2307

Agent

SIGNED by )
for and on behalf of )
	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT )	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Domshof 17
D-28195 Bremen
Germany

Fax:	+49 421 360 9329

Security Trustee

SIGNED by )
for and on behalf of )
	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT )	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Domshof 17
D-28195 Bremen
Germany

Fax:	+49 421 360 9329

Swap Banks

SIGNED by )
for and on behalf of )
	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT )	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Domshof 17
D-28195 Bremen
Germany

Fax:	+49 421 360 9329

SIGNED by )
for and on behalf of )
	CREDIT SUISSE AG )	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Henric-Petri-Strasse 15
Postfach 2560
CH-4002 Basel
Switzerland

Fax:	+41 61 266 7939

SIGNED by )
for and on behalf of )
	EMPORIKI BANK OF GREECE S.A. )	/s/ Authorised Signatory
Authorised signatory/signatories
Address:	1 Korai Street
105 64 Athens
Greece

Fax:	+30 210 328 2307

Emporiki Facility Agreement

Lender

SIGNED by )
for and on behalf of )
	EMPORIKI BANK OF GREECE S.A. )	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	1 Korai Street
105 64 Athens
Greece

Fax:	+30 210 328 2307

HSH Facility Agreement

Lenders

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Fax:	+49 40 3333 34118

SIGNED by	)
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	217A Kifissias Ave
151 24 Maroussi
Greece

Fax:	+30 210 6234 192 / 193

SIGNED by	)
for and on behalf of	)
PIRAEUS BANK A.E.	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	47-49 Akti Miaouli
185 36 Piraeus
Greece

Fax:	+30 210 4292601

Arrangers

SIGNED by	)
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	217A Kifissias Ave
151 24 Maroussi
Greece

Fax:	+30 210 6234 192 / 193

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Fax:	+49 40 3333 34118

Agent

SIGNED by	)
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	217A Kifissias Ave
151 24 Maroussi
Greece

Fax:	+30 210 6234 192 / 193

Security Trustee

SIGNED by	)
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	217A Kifissias Ave
151 24 Maroussi
Greece

Fax:	+30 210 6234 192 / 193

Swap Bank

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Marternsdamm 6
D-24103 Kiel
Germany

Fax:	+49 431 900 61 40 15

HSH $60 million Facility Agreement

Lenders

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Fax:	+49 40 3333 34118

SIGNED by	)
for and on behalf of	)
COMMERZBANK AG, FILIALE LUXEMBOURG	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	25, Rue Edward Steichen
2540 Luxembourg
Luxembourg

Fax:	+49 40 3683 4068

Agent

SIGNED by	)
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	217A Kifissias Ave
151 24 Maroussi
Greece

Fax:	+30 210 6234 192 / 193

Paying Agent

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Fax:	+49 40 3333 34118

Security Trustee

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Fax:	+49 40 3333 34118

Swap Agent

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Fax:	+49 40 3333 34118

RBS Facility Agreement

Lender

SIGNED by	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Akti Miaouli 45
185 36 Piraeus
Greece

Fax:	+30 210 459 6600

Issuing Bank

SIGNED by	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Akti Miaouli 45
185 36 Piraeus
Greece

Fax:	+30 210 459 6600

Swap Bank

SIGNED by	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Akti Miaouli 45
185 36 Piraeus
Greece

Fax:	+30 210 459 6600

Agent

SIGNED by	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Akti Miaouli 45
185 36 Piraeus
Greece

Fax:	+30 210 459 6600

Security Trustee

SIGNED by	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND plc	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Akti Miaouli 45
185 36 Piraeus
Greece

Fax:	+30 210 459 6600

New Money Facility Agreements

ABN AMRO Club Facility Agreement

Lenders

SIGNED by	)
for and on behalf of	)
ABN AMRO BANK N.V.	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

Fax:	+31 210 401 5937

SIGNED by	)
for and on behalf of	)
LLOYDS TSB BANK plc	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	33 Old Broad Street
London, EC2N 1HZ
United Kingdom

Fax:	+44 20 7158 3271

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)
/s/ Authorised Signatory

Authorised signatory / signatories

Address:	2 Bouboulinas Street & Akti Miaouli
185 38 Piraeus
Greece

Fax:	+30 210 41 44120

Hedge Counterparties

SIGNED by	)
for and on behalf of	)
ABN AMRO BANK N.V.	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

Fax:	+31 210 401 5937

SIGNED by	)
for and on behalf of	)
LLOYDS TSB BANK plc	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	33 Old Broad Street
London, EC2N 1HZ
United Kingdom

Fax:	+44 20 7158 3271

Account Bank

SIGNED by	)
for and on behalf of	)
ABN AMRO BANK N.V.	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

Fax:	+31 210 401 5937

Facility Agent

SIGNED by	)
for and on behalf of	)
ABN AMRO BANK N.V.	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

Fax:	+31 210 401 5937

Security Trustee

SIGNED by	)
for and on behalf of	)
ABN AMRO BANK N.V.	)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands

Fax:	+31 210 401 5937

New RBS Facility Agreement

Lender

SIGNED by		)
for and on behalf of		)
THE ROYAL BANK OF SCOTLAND plc		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Akti Miaouli 45
185 36 Piraeus
Greece

Fax:	+30 210 459 6600

Hedge Counterparties

SIGNED by		)
for and on behalf of		)
THE ROYAL BANK OF SCOTLAND plc		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Akti Miaouli 45
185 36 Piraeus
Greece

Fax:	+30 210 459 6600

Account Bank

SIGNED by		)
for and on behalf of		)
THE ROYAL BANK OF SCOTLAND plc		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Akti Miaouli 45
185 36 Piraeus
Greece

Fax:	+30 210 459 6600

Facility Agent

SIGNED by		)
for and on behalf of		)
THE ROYAL BANK OF SCOTLAND plc		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Akti Miaouli 45
185 36 Piraeus
Greece

Fax:	+30 210 459 6600

Security Trustee

SIGNED by		)
for and on behalf of		)
THE ROYAL BANK OF SCOTLAND plc		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Akti Miaouli 45
185 36 Piraeus
Greece

Fax:	+30 210 459 6600

New Club Facility Agreement

Lenders

SIGNED by		)
for and on behalf of		)
CREDIT SUISSE AG		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Henric-Petri-Strasse 15
Postfach 2560
CH-4002 Basel
Switzerland

Fax:	+41 61 266 7939

SIGNED by		)
for and on behalf of		)
DEUTSCHE BANK AG		)
FILIALE DEUTSCHLANDGESCHÄFT		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Ludwig-Erhard-Strasse 1
D-20459 Hamburg
Germany

Fax:	+49 40 3701 4649

SIGNED by		)
for and on behalf of		)
DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Domshof 17
D-28195 Bremen
Germany

Fax:	+49 421 360 9329

SIGNED by		)
for and on behalf of		)
EMPORIKI BANK OF GREECE S.A.		)	/s/ Authorised Signatory
Authorised signatory / signatories

Address:	1 Korai Street
105 64 Athens
Greece

Fax:	+30 210 328 2307

Hedge Counterparties

SIGNED by		)
for and on behalf of		)
CREDIT SUISSE AG		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Henric-Petri-Strasse 15
Postfach 2560
CH-4002 Basel
Switzerland

Fax:	+41 61 266 7939

SIGNED by		)
for and on behalf of		)
DEUTSCHE BANK AG		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Theodor-Heuss-Allee 70,
60486 Frankfurt am Main
Germany

Fax:	+49 69 910 36097

SIGNED by		)
for and on behalf of		)
DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Domshof 17
D-28195 Bremen
Germany

Fax:	+49 421 360 9329

SIGNED by		)
for and on behalf of		)
EMPORIKI BANK OF GREECE S.A.		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	1 Korai Street
105 64 Athens
Greece

Fax:	+30 210 328 2307

Account Bank

SIGNED by		)
for and on behalf of		)
DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Domshof 17
D-28195 Bremen
Germany

Fax:	+49 421 360 9329

Facility Agent

SIGNED by		)
for and on behalf of		)
DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Domshof 17
D-28195 Bremen
Germany

Fax:	+49 421 360 9329

Security Trustee

SIGNED by		)
for and on behalf of		)
DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Domshof 17
D-28195 Bremen
Germany

Fax:	+49 421 360 9329

New HSH Facility Agreement

Lenders

SIGNED by		)
for and on behalf of		)
AEGEAN BALTIC BANK S.A.		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	217A Kifissias Ave
151 24 Maroussi
Greece

Fax:	+30 210 6234 192 / 193

SIGNED by		)
for and on behalf of		)
HSH NORDBANK AG		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Fax:	+49 40 3333 34118

SIGNED by		)
for and on behalf of		)
PIRAEUS BANK A.E.		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	47-49 Akti Miaouli
185 36 Piraeus
Greece

Fax:	+30 210 4292601

Hedge Counterparties

SIGNED by		)
for and on behalf of		)
AEGEAN BALTIC BANK S.A.		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	217A Kifissias Ave
151 24 Maroussi
Greece

Fax:	+30 210 6234 192 / 193

SIGNED by		)
for and on behalf of		)
HSH NORDBANK AG		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Marternsdamm 6
D-24103 Kiel
Germany

Fax:	+49 431 900 61 40 15

SIGNED by		)
for and on behalf of		)
PIRAEUS BANK A.E.		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	47-49 Akti Miaouli
185 36 Piraeus
Greece

Fax:	+30 210 4292601

Account Bank

SIGNED by		)
for and on behalf of		)
AEGEAN BALTIC BANK S.A.		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	217A Kifissias Ave
151 24 Maroussi
Greece

Fax:	+30 210 6234 192 / 193

Facility Agent

SIGNED by		)
for and on behalf of		)
AEGEAN BALTIC BANK S.A.		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	217A Kifissias Ave
151 24 Maroussi
Greece

Fax:	+30 210 6234 192 / 193

Security Trustee

SIGNED by		)
for and on behalf of		)
AEGEAN BALTIC BANK S.A.		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	217A Kifissias Ave
151 24 Maroussi
Greece

Fax:	+30 210 6234 192 / 193

Citi/Eurobank Facility Agreement

Lenders

SIGNED by		)
for and on behalf of		)
CITIBANK, N.A., LONDON BRANCH		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	33 Canada Square
Canary Wharf
London E14 5LB

Fax:	+44 20 7986 5312

SIGNED by		)
for and on behalf of		)
EFG EUROBANK ERGASIAS S.A.		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	83 Akti Miaouli Str.
18538 Piraeus
Greece

Fax:	30210 4587877

Hedge Counterparties

SIGNED by		)
for and on behalf of		)
CITIBANK, N.A.		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Capital Markets Documentation Unit
388 Greenwich Street
New York, New York, 10013
Attn: Director Derivatives Operations

Fax:	+1 212 657 3992

Address:	Legal Department
388 Greenwich Street
17th Floor
New York, New York 10013
Attn: Senior Deputy General Counsel, Citi Markets and Banking

Fax:	+1 212 816 5550

SIGNED by		)
for and on behalf of		)
EFG EUROBANK ERGASIAS S.A.		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	83 Akti Miaouli Str.
18538 Piraeus
Greece

Fax:	30210 4587877

Account Bank

SIGNED by		)
for and on behalf of		)
CITIBANK, N.A., LONDON BRANCH		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	33 Canada Square
Canary Wharf
London E14 5LB

Fax:	+44 20 7986 5312

Facility Agent

SIGNED by		)
for and on behalf of		)
CITIBANK INTERNATIONAL plc		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	Citigroup Centre
5th Floor CGC2
London E14 5LB

Fax:	+44 208 363 3824

Security Trustee

SIGNED by		)
for and on behalf of		)
CITIBANK N.A., LONDON BRANCH		)	/s/ Authorised Signatory
Authorised signatory / signatories
Address:	14th Floor Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
Attn: Agency and Trust

Fax:	+44 20 7986 4526